EXHIBIT 10.3

EXECUTION VERSION

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

DATED AS OF April 29, 2015

among

CINEDIGM CORP.,

as THE BORROWER,

SOCIÉTÉ GÉNÉRALE,

as ADMINISTRATIVE AGENT

ONEWEST BANK, FSB,
as COLLATERAL AGENT

AND

THE LENDERS PARTY HERETO,

SG AMERICAS SECURITIES, LLC,
as BOOKRUNNER

SG AMERICAS SECURITIES, LLC and ONEWEST BANK FSB,
as JOINT LEAD ARRANGERS

ONEWEST BANK FSB,
as SYNDICATION AGENT

SUNTRUST BANK,
as DOCUMENTATION AGENT

Milbank, Tweed, Hadley & McCloy llp

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SCHEDULES

Schedule I	–	Revolving Commitments and Current Revolving Utilization
Schedule II	–	Addresses for Notices
Schedule III	–	Cinedigm Lockbox Account Details
Schedule 1.1	–	Excess Cash Flow Scheduled Payment Exceptions
Schedule 4.2	–	Governmental Permits
Schedule 4.3	–	Ownership of Group Members and Subsidiaries
Schedule 4.13	–	ERISA
Schedule 4.14	–	Environmental Matters
Schedule 4.16	–	Real Property
Schedule 4.18	–	Material GVE Agreements, Distribution Agreements and OLC Agreements
Schedule 6.13	–	Insurance
Schedule 7.1	–	Existing Indebtedness
Schedule 7.2	–	Existing Liens
Schedule 7.3	–	Existing Investments
Schedule 7.18	–	Bank Accounts
Schedule 8.1(i)	–	Intercompany Agreements

EXHIBITS

Exhibit A	–	Form of Assignment
Exhibit B	–	Form of Revolving Note
Exhibit C	–	Form of Notice of Borrowing
Exhibit D	–	Form of Notice of Conversion or Continuation
Exhibit E	–	Form of Compliance Certificate
Exhibit F	–	Form of Guaranty Agreement
Exhibit G	–	Form of Tax Forms
Exhibit H	–	Form of Revolving Borrowing Base Certificate
Exhibit I	–	Form of Request for Letter of Credit Issuance
Exhibit J	–	Form of Blocked Account Control Agreement
Exhibit K	–	Form of Lockbox Control Agreement
Exhibit L	–	Account Roll-Forward Computations

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SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of April 29, 2015, is entered into among CINEDIGM CORP., a Delaware corporation (the “Borrower”), the Lenders, and SOCIÉTÉ GÉNÉRALE (“SG”), as Administrative Agent and OneWest Bank, FSB, as Collateral Agent.

On the Initial Closing Date, the Borrower, the Administrative Agent, SG as Collateral Agent and certain Lenders entered into the Credit Agreement, dated as of October 17, 2013 (the “Original Credit Agreement”), pursuant to which the Initial Term Loans were made to, and the Revolving Loan Commitments were established for the benefit of, the Borrower for the purposes set forth in Section 4.19 of this Agreement, including the consummation of the acquisition on October 21, 2013, by the Borrower (as buyer) of 100% of the issued and outstanding membership interests of NewCo (the “Acquisition”) pursuant to the Membership Interest Purchase Agreement, dated as October 17, 2013 (the “Purchase Agreement”) with Gaiam Americas, Inc., as seller (the “Seller”)

On the First Amendment and Restatement Effective Date, the Lenders and the Borrower agreed to amend and restate the Original Credit Agreement in its entirety pursuant to that certain Amended and Restated Credit Agreement, dated as of January 8, 2014 (the “First Amended and Restated Credit Agreement”) in order to provide for certain changes since the Initial Closing Date and to add OneWest Bank, FSB as a Lender and Collateral Agent.

The Borrower intends to issue Convertible Notes and to apply a portion of the proceeds thereof to prepay the Initial Term Loans in full.

The Borrower has requested that the First Amended and Restated Credit Agreement (and any associated Loan Documents) be amended and restated (i) to provide for certain changes since the First Amendment and Restatement Effective Date, (ii) to permit the issuance of the Convertible Notes, (iii) to extend the Revolving Maturity Date and (iv) to make certain other changes agreed to by the Lenders.

 Pursuant to an Amendment Letter, dated as of April 22, 2015, by and among the Borrower, the Lenders, the Administrative Agent and the Collateral Agent, the parties to the First Amended and Restated Credit Agreement have agreed to amend and restate the First Amended and Restated Credit Agreement in its entirety to reflect such changes, subject to the conditions set forth herein.

In recognition of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the First Amended and Restated Credit Agreement shall hereby be amended and restated in its entirety as follows upon the Second Amendment and Restatement Effective Date:

ARTICLE I.
DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS

Section 1.1.   Defined Terms.  As used in this Agreement, the following terms have the following meanings:

“Acceptable Appraiser” means FTI Consulting or any other third party appraiser acceptable to the Administrative Agent and (unless during the pendency of a Default) in consultation with the Borrower.

“Accounts Detail Report” means a report setting forth the amount of Receivables of the Loan Parties showing, by Customer, the aggregate amount of Receivables due by aging bucket and including reasonable detail on chargebacks, open credit and returns memoranda, and amounts due and unpaid by 30-day aging categories and showing Receivables unpaid more than 90 days after the original due date (but, in any event, not to exceed 120 days after the original invoice date).

“Accounts Report” means a valuation report detailing the aggregate amount of Eligible Receivables of the Borrower and its Restricted Subsidiaries, after applying the criteria for Eligible Receivables set forth herein to the Receivables set forth on the Accounts Detail Report.

“Acquisition” has the meaning specified in the preamble hereto.

“Additional Amounts” has the meaning specified in Section 2.10(d).

 “Adjusted Gross Margin” means, during the period of any Fiscal Quarter, in respect of any Distributed and Licensed Content or Owned Library Content, the net revenues received by the Loan Parties in respect thereof, less the costs of goods sold, royalties paid, all mandatory payments in respect of licensed content as such term is used in the definition of Distributed and Licensed Content or in respect of Owned Library Content (participations and residuals, corridors, etc.), sales and marketing expenses and freight and fulfillment expenses and an overhead allocation of 8% of net revenues as reasonably determined by the Borrower and confirmed by an Acceptable Appraiser, pursuant to any Distribution Agreements (but only if such Distribution Agreements are pledged to the Collateral Agent pursuant to the Security Documents).

“Administrative Agent” means SG, in its capacity as administrative agent under the Loan Documents.

“Affected Lender” has the meaning specified in Section 2.19(a).

“Affiliate” means, with respect to any Person, each officer, director, general partner or joint-venturer of such Person and any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person; provided, however, that no Secured Party shall be an Affiliate of the Borrower.  For purpose of this definition, “control” means the possession of either (a) the power to vote, or the beneficial ownership of, 10% or more of the

Voting Stock of such Person or (b) the power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agents” means, collectively, the Collateral Agent and the Administrative Agent, and “Agent” means any of them.

“Amended and Restated Security Agreement” means the Security Agreement, dated as October 20, 2013, as amended and restated on the Second Amendment and Restatement Effective Date, among the Borrower, certain Subsidiaries of the Borrower and the Collateral Agent, in form and substance satisfactory to the Administrative Agent.

“Anti-Money Laundering Laws” means any Requirements of Law related to money laundering, including (a) 18 U.S.C. §§ 1956 and 1957; and (b) the Bank Secrecy Act, 31 U.S.C. §§ 5311 et seq., as amended by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “PATRIOT Act”) of 2001 (Title III of Pub. L. 107-56), and its implementing regulations (collectively, the “Bank Secrecy Act”).

“Anti-Terrorism Laws” means any Requirements of Law related to terrorism financing and economic sanctions, including the Trading With the Enemy Act (50 U.S.C. § 1 et seq.), the International Emergency Economic Powers Act (50 U.S.C. §1701 et seq.) and Executive Order 13224 (effective September 24, 2001), and their implementing regulations.

“Applicable Fronting Exposure” means, with respect to any Issuing Bank at any time, the sum of (a) the aggregate amount of all Letters of Credit issued by such Issuing Bank that remains available for drawing at such time and (b) the aggregate amount of all LC Disbursements made by such Issuing Bank that have not yet been reimbursed by or on behalf of the Borrower at such time.

 “Applicable Margin” means (a) in respect of any Revolving Loan that is a Eurodollar Rate Loan, prior to the Second Amendment and Restatement Effective Date, 5.0% per annum, and on and after the Second Amendment and Restatement Effective Date, 4.0% per annum; and (b) in respect of any Revolving Loan that is a Base Rate Loan, prior to the Second Amendment and Restatement Effective Date 4.0% per annum, and on and after the Second Amendment and Restatement Effective Date, 3.0% per annum

“Applicable Percentage” means, with respect to any Lender at any time, the percentage of the Revolving Aggregate Maximum Credit Amount represented by such Lender’s Revolving Maximum Credit Amount at such time.  The Applicable Percentages of the Lenders as of the Second Amendment and Restatement Effective Date are set forth on Annex I.  If the Revolving Loan Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Loan Commitments most recently in effect, giving effect to any assignments pursuant to this Agreement and to any Lender’s status as a Defaulting Lender at the time of determination.

“Approved Fund” means, with respect to any Lender, any Person (other than a natural Person) that (a) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (b) is advised or managed by (i) such Lender, (ii) any Affiliate of such Lender or (iii) any Person (other than an individual) or any Affiliate of any Person (other than an individual) that administers or manages such Lender.

“Assignment” means an assignment agreement entered into by a Lender, as assignor, and any prospective assignee thereof and accepted by the Administrative Agent, in substantially the form of Exhibit A.

 “Base Rate” means, for any day, a rate per annum equal to the highest of (a) the rate last quoted by The Wall Street Journal as the “base rate on corporate loans posted by at least 75% of the nation’s largest banks” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519)(Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent), (b) the sum of 0.50% per annum and the Federal Funds Rate, and (c) the sum of (i) the Eurodollar Rate (based on an Interest Period of one month determined two Business Days prior to such day) plus (ii) 1.00%.  Any change in the Base Rate due to a change in any of the foregoing shall be effective on the effective date of such change in the “base” rate, the Federal Funds Rate or Eurodollar Rate for an interest period of one month, as the case may be.

“Base Rate Loan” means any Revolving Loan that bears interest based on the Base Rate.

“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA (whether governed by the laws of the United States or otherwise) to which any Group Member incurs or otherwise has any obligation or liability, contingent or otherwise.

“Blocked Account Control Agreements” means the blocked account control agreements between the Borrower, the Collateral Agent and the relevant account banks in respect of the Concentration Account, and the Operating Accounts, in each case substantially in the form of Exhibit J.

“Bookrunner” means SG Americas Securities, LLC, in its capacity as bookrunner with respect to the Loan Documents.

“Borrower” has the meaning specified in the preamble hereto.

“Borrowing” means a borrowing of the Revolving Loans.

“Budget” means, with respect to any period, an annual operating budget showing quarterly detail for the Group Members, including an income statement, balance sheet and statement of cash flows (as well as additional revenue details that are provided on a monthly basis to the Board of Directors of the Borrower), including all line item categories, line items and cumulative amounts (with a detailed breakout of Consolidated Capital Expenditures), details and a statement of underlying assumptions and estimates.

“Business Day” means any day of the year that is not a Saturday, Sunday or a day on which banks are required or authorized to close in New York City and, when determined in connection with notices and determinations in respect of any Eurodollar Rate or Eurodollar Rate Loan or any funding, conversion, continuation, Interest Period or payment of any Eurodollar Rate Loan, that is also a day on which dealings in Dollar deposits are carried on in the London interbank market.

“Capital Lease” means, with respect to any Person, any lease of, or other arrangement conveying the right to use, any property (whether real, personal or mixed) by such Person as lessee that has been or is required to be accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP.

“Capitalized Lease Obligations” means, at any time, with respect to any Capital Lease, any lease entered into as part of any Sale and Leaseback Transaction or any synthetic lease of any Person, the amount of all obligations of such Person that is (or that would be required to be, if such synthetic lease or other lease were accounted for as a Capital Lease) capitalized on a balance sheet of such Person prepared in accordance with GAAP.

 “Cash Equivalents” means (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (b) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody’s, (c) any commercial paper rated at least “A-1” by S&P or “P-1” by Moody’s and issued by any Person organized under the laws of any state of the United States, (d) any Dollar-denominated time deposit, certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by any Lender or any commercial bank that is, in each case, rated investment grade by both S&P and Moody’s, (e) interests in any money market fund registered under the Investment Company Act of 1940 that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a), (b), (c) or (d) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States, and (f) other cash equivalents determined by the Administrative Agent to have a risk equivalent to items rated at least “A-1” by S&P or “P-1” by Moody’s and otherwise acceptable from time to time to the Administrative Agent; provided, however, that the maturities of all obligations specified in any of clauses (a) through (d) above shall not exceed 365 days.

“CERCLA” means the United States Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. §§ 9601 et seq.).

“Change of Control” means any event or circumstance, for whatever reason, whereby (a) any Person or group of Persons acting in concert acquires control of the Borrower (whether directly or indirectly); (b) except as otherwise expressly permitted hereunder, the Borrower fails to own or control (whether directly or indirectly) a minimum of 100% of the economic and voting rights associated with ownership of the outstanding Voting Stock of all classes of Voting Stock of any Restricted Subsidiary or (c) the majority of the seats (other than vacant seats) on the Board of Directors of the Borrower cease to be occupied by Persons who either (i) were members of the Board of Directors of the Borrower on the date of the Original Credit Agreement or (ii) were nominated for election by the Board of Directors of the Borrower, a majority of whom were directors on the date of the Original Credit Agreement or whose election or nomination for election was previously approved by a majority of such directors; provided that: a Sale of up to 100% of the Stock of any Excluded Subsidiary shall not be deemed a “Change of Control” so long as it is a Permitted Excluded Subsidiary Disposition.  For the purpose of this definition, “control” of a Person means: (x) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the United States Securities and Exchange Commission thereunder as in effect on the date of the Original Credit Agreement) of Stock representing 35% or more of the aggregate ordinary voting power represented by the issued and outstanding Stock in the Borrower; (y) the power to appoint or remove all or a majority of the members of the board of directors of such Person or (z) otherwise directly or indirectly to direct or have the power to direct the affairs and policies of such Person.

“Cinedigm Lockbox Accounts” means the deposit accounts of the Borrower and any associated lockbox address described on Schedule III attached hereto and such other accounts of the Borrower and any associated lockbox address as may be agreed to in accordance with Section 7.18 to which Customers are directed to make payment.

 “Code” means the U.S. Internal Revenue Code of 1986.

“Collateral” means the “Collateral” as defined in the Amended and Restated Security Agreement and all other property that is subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to any Security Document.

“Collateral Agent” means OneWest Bank, FSB, in its capacity as collateral agent under the Loan Documents.

“Commitment” means any Revolving Loan Commitment.

“Compliance Certificate” means a certificate substantially in the form of Exhibit E.

“Concentration Account” means an account of the Borrower maintained with SG, as account bank and controlled by the Collateral Agent pursuant to a Blocked Account Control Agreement into which funds are deposited from time to time (including funds from the Cinedigm Lockbox Accounts and the Operating Accounts) and any replacement thereof created in accordance with Section 7.18.

“Connection Income Taxes” means with respect to any Secured Party, Taxes imposed on its net income or that are franchise Taxes or branch profits Taxes arising solely as a result of a present or former connection between such Secured Party and the jurisdiction imposing such Taxes (other than connections arising that are related to a Secured Party being a party to any Loan Document).

“Consigned Inventory” means any Inventory of the Borrower or any Loan Party that is in the possession of another Person on a consignment, sale or return, or other basis that does not constitute a final sale and acceptance of such Inventory.

“Consolidated” means, with respect to any Person, the financial results of such Person and its Subsidiaries consolidated in accordance with GAAP.

“Consolidated Adjusted EBITDA” means, with respect to the Borrower and its Restricted Subsidiaries on a Consolidated basis for any period, Consolidated EBITDA; provided, in the case of the first four full Fiscal Quarters following the Initial Closing Date, such calculation shall also include in respect of the Acquisition, the sum of: (i) non-recurring charges and severance charges incurred during the period after the Initial Closing Date through March 31, 2015 not to exceed $2,000,000 in the aggregate, and (ii) “run-rate” cost savings certified by a Responsible Officer and validated by an Acceptable Appraiser that result from (A) actions taken on or prior to such period including cost savings and operating expense reductions related to mergers and other business combinations, acquisitions, divestitures, restructurings, cost-savings initiatives and other similar initiatives, and expected to result in such period (with such cost savings included in this clause (ii)(A) calculated on an annualized basis) and (B) specific identifiable actions expected to be generated prior to the end of the fourth full fiscal quarter after the Initial Closing Date; and in the case of clauses (ii)(A) and (ii)(B), in an aggregate amount not to exceed the lesser of $2,500,000 and 15% of Consolidated Adjusted EBITDA for such period prior to giving effect to this add-back; provided, further, that, solely for purposes of the definition of “Consolidated Debt Service Coverage Ratio” and for purposes of clause (ii)(A) above, Consolidated Adjusted EBITDA shall be increased by the amount of Investments in, start-up expenses related to, and net operating losses incurred during such period with respect to the Borrower’s direct-to-consumer advertising and subscription-based over-the-top video and on-demand services that are delivered over the Internet without the involvement of a multiple-system operator in the control or distribution of the such services and that are so identified in the Borrower’s financial reporting.

“Consolidated Capital Expenditures” means, with respect to the Borrower and its Restricted Subsidiaries on a Consolidated basis for any period, the sum of the aggregate of all expenditures (including that principal portion of Capital Leases that is capitalized on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries and excluding normal replacements and maintenance that are properly charged to current operations) during that period that, in conformity with GAAP, are included in “additions to property, plant or equipment” or comparable items reflected in the Consolidated statement of cash flows of the Borrower and its Restricted Subsidiaries. For purposes of this definition, (a) the purchase price of equipment that is purchased (i) within 30 days of the trade-in of existing equipment, (ii) with the Net Cash Proceeds of any asset disposition or casualty, condemnation or taking or any insurance or the net proceeds of any indemnity payments received from any third party (to the extent permitted hereunder), (iii) with the proceeds of the issuance of Stock or any equity capital contribution (to the extent permitted under Section 2.9(c) and Section 7.4) or (iv) with the proceeds of the issuance of Indebtedness permitted under Section 2.9(b) and Section 7.1 shall be included in Consolidated Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time, the amount of such net proceeds, the amount funded with the proceeds of such equity issuance or equity capital contribution or the amount funded with the proceeds of such issuance of Indebtedness, as the case may be, and (b) acquisition costs in respect of the Acquisition or Permitted Investments permitted under Section 7.3 shall be excluded from Consolidated Capital Expenditures.

“Consolidated Capital Expenditure Allowance” has the meaning specified in Section 7.16.

“Consolidated Cash Interest Expense” means, with respect to the Borrower and its Restricted Subsidiaries on a Consolidated basis for any period, the Consolidated Net Interest Expense for such period less the sum of, in each case to the extent included in the definition of Consolidated Net Interest Expense, (a) the amortized amount of debt discount and debt issuance costs, (b) charges relating to write-ups or write-downs in the book or carrying value of existing Consolidated Total Debt, (c) interest payable in issuances of Indebtedness or by addition to the principal of the related Indebtedness and (d) other non-cash interest expense.

“Consolidated Current Assets” means, with respect to the Borrower and its Restricted Subsidiaries on a Consolidated basis as of any date of determination, all amounts (other than cash, Cash Equivalents and any Indebtedness owing to them by Affiliates) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet at such date.

“Consolidated Current Liabilities” means, with respect to the Borrower and its Restricted Subsidiaries on a Consolidated basis as of any date of determination, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet at such date, but excluding the principal amount of the Revolving Loans then outstanding, to the extent otherwise included therein.

“Consolidated Debt Service” means, with respect to the Borrower and its Restricted Subsidiaries on a Consolidated basis as of any date of determination, the sum of (a) Consolidated Cash Interest Expense and (b) scheduled principal payments on Consolidated Total Debt for the four Fiscal Quarters most recently ended.

“Consolidated Debt Service Coverage Ratio” means, for any period, the ratio of (a) Consolidated Adjusted EBITDA for such period to (b) Consolidated Debt Service paid or payable during such period.

“Consolidated EBITDA” means, with respect to the Borrower and its Restricted Subsidiaries on a Consolidated basis for any period (other than in respect of a Discontinued Operation), (a) the net income before Taxes for the four Fiscal Quarters most recently ended plus (b) the sum of, in each case to the extent included in the calculation of such net income before Taxes but without duplication, (i) Consolidated Cash Interest Expense, amortization of debt discount and commissions and other fees and charges associated with Indebtedness, (ii) any loss from extraordinary items, and (iii) any depreciation, depletion and amortization expense, and (iv) pre-releasing costs incurred for Owned Library Content, minus (c) the sum of, in each case to the extent included in the calculation of such net income before Taxes, (i) any interest income and (ii) any gain from extraordinary items.

“Consolidated Net Content Advances” means, with respect to the Borrower and its Restricted Subsidiaries on a Consolidated Basis as of any date of determination, the sum, without duplication, of (a) production costs capitalized during such period, net of capitalized production costs charged to income during such period, (b) advertising costs deferred during such period, net of deferred advertising costs charged to income during such period, (c) the net cash flow impact of advance payments  made with respect to Distributed and Licensed Content pursuant to Distribution Agreements during such period, (d) advances or purchase consideration made to acquire feature films or other items of content for distribution as Owned Library Content, net of advances amortized and charged to income during such period, in each case as reported in Consolidated cash flow statements in accordance with GAAP and (e) Investments in, start-up expenses related to, and net operating losses incurred with respect to the Borrower’s subscription-based internet distribution services that are so identified in the Borrower’s financial reporting.

“Consolidated Net Outstanding Content Advances” means, with respect to the Borrower and its Restricted Subsidiaries on a Consolidated basis for each Fiscal Quarter, for each of Distributed and Licensed Content and Owned Library Content, the amount shown in the most recent Compliance Certificate.

“Consolidated Net Interest Expense” means, with respect to the Borrower and its Restricted Subsidiaries on a Consolidated basis for any period, (a) Consolidated total interest expense (including that attributable to Capital Lease Obligations) for such period and including, in any event, (i) interest capitalized during such period and net recurring costs under Interest Rate Contracts permitted hereunder for such period including the amortized portion of any premium paid for any such Interest Rate Contract containing a premium payment (but excluding, for avoidance of doubt, all payments that would be required to be made in respect of any Interest Rate Contract in the event of a termination (including an early termination thereof)) and (ii) all fees, charges, commissions, discounts and other similar obligations (other than reimbursement obligations) with respect to letters of credit, bank guarantees, banker’s acceptances, surety bonds and performance bonds (whether or not matured) payable during such period minus (b) the sum of (i) net recurring amounts received under Interest Rate Contracts permitted hereunder for such period (other than amounts that would be received in respect of any Interest Rate Contract in the event of a termination (including an early termination thereof)) and (ii) Consolidated interest income for such period.

“Consolidated Total Debt” means, with respect to the Borrower and its Restricted Subsidiaries on a Consolidated basis as of any date of determination, all Indebtedness of a type described in clause (a), (b), (c)(i), (d) or (f) of the definition thereof (including the Mezzanine Financing and the Convertible Notes and with the Revolving Loans being measured (x) solely for purposes of the definition of “Minimum DSRA Requirement”, assuming for any relevant period that the Revolving Loans are drawn at the higher of (x) the amount then outstanding and (y) the average outstanding amount for the prior twelve months and (y) for all other purposes, utilizing the aggregate principal amount outstanding at the end of any Fiscal Quarter) and, without duplication, all Guaranty Obligations with respect to any such Indebtedness, but excluding: (x) obligations consisting of undrawn letter of credit backing liabilities already reflected on the balance sheet or backing obligations that would be considered an expense item when calculating Consolidated EBITDA or Consolidated Adjusted EBITDA, (y) up to $2,000,000 of Consolidated Working Capital adjustments paid through the collection of the Holdback Accounts Receivables (as defined in the Purchase Agreement) and (z) any payment to Shout Factory set forth on Schedule 1.1.

“Consolidated Working Capital” means, with respect to the Borrower and its Restricted Subsidiaries on a Consolidated basis as of any date of determination, Consolidated Current Assets at such date minus Consolidated Current Liabilities at such date.

“Constituent Documents” means, with respect to any Person, collectively and, in each case, together with any modification of any term thereof, (a) the articles of incorporation, certificate of incorporation, constitution or articles or certificate of organization or formation of such Person, (b) the bylaws, operating agreement, partnership agreement or joint venture agreement of such Person, (c) any other constitutive, organizational or governing document of such Person, whether or not equivalent, and (d) any other document setting forth the manner of election or duties of the directors, officers, managers, managing members or partners of such Person or the designation, amount or relative rights, limitations and preferences of any Stock of such Person.

“Contractual Obligation” means, with respect to any Person, any provision of any Security issued by such Person or of any document or undertaking (other than a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject, including all Distribution Agreements and OLC Agreements.

“Convertible Notes” means the 5.5% Convertible Notes of the Borrower due 2035 issued pursuant to the Convertible Notes Indenture. “Convertible Notes Documents” means the Convertible Notes Indenture and all other instruments, agreements and other documents evidencing the Convertible Notes or providing for any guarantee or other right in respect thereof

“Convertible Notes Indenture” means that certain Indenture, dated April 29, 2015, between the Borrower and U.S. Bank National Association, pursuant to which the Convertible Notes are issued.

“Copyrights” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith.

“Corporate Chart” means a document setting forth, as of a date set forth therein, for each Person that is a Loan Party, that is subject to Section 6.18 or that is a Subsidiary or joint venture of any of them, (a) the full legal name of such Person, (b) the jurisdiction of organization and any organizational number and tax identification number of such Person, (c) the location of such Person’s chief executive office (or, if applicable, sole place of business) and (d) the number of shares of each class of Stock of such Person authorized, the number outstanding and the number and percentage of such outstanding shares for each such class owned, directly or indirectly, by any Loan Party or any Subsidiary of any of them.

“Cumulative Excess Cash Flow” means the cumulative amount of Excess Cash Flow commencing with the Fiscal Quarter ending June 30, 2015 and prior to last day of the Fiscal Quarter most recently ended prior to the applicable date of determination, which shall in no event be earlier than the Fiscal Quarter ended March 31, 2016.

“Current Financial Statements” means (a) the audited Consolidated and consolidating balance sheet of the Group Members for the Fiscal Year ending March 31, 2014 and related Consolidated and consolidating statements of income, stockholders’ equity and cash flow for such Fiscal Year and (b) the Consolidated and consolidating unaudited balance sheet of the Group Members for the Fiscal Quarters ending December 31, 2014 and related Consolidated and consolidating statements of income and cash flow for each such Fiscal Quarter and that portion of the Fiscal Year ending as of the close of each such Fiscal Quarter.

“Current Projections” means the financial forecast for the Group Members prepared by or on behalf of Borrower’s management and dated as of the Second Amendment and Restatement Effective Date demonstrating on a quarterly basis for the first twelve months after the Second Amendment and Restatement Effective Date, and on an annual basis thereafter, compliance with all financial covenants on a pro forma basis.

“Customer” means the account debtor with respect to any Receivable or prospective purchaser of goods, services or both with respect to any contract or contract right, or any party who enters into or proposes to enter into any contract or other arrangement with the Borrower or any other Loan Party, pursuant to which the Borrower or such Loan Party is to deliver any personal property to perform any services.

“Customer Receipts” shall mean any and all payments received from Customers in respect of Receivables.

“Customary Permitted Liens” means, with respect to any Person, any of the following:

(a)           Liens (i) with respect to the payment of taxes, assessments or other governmental charges or (ii) of suppliers, carriers, materialmen, warehousemen, workmen or mechanics and other similar Liens, in each case imposed by law or arising in the ordinary course of business, and, for each of the Liens in clauses (i) and (ii) above, for amounts that are not yet overdue or that are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are maintained on the books of such Person in accordance with GAAP;

(b)           pledges or cash deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance or other types of social security benefits (other than any Lien imposed by ERISA), (ii) to secure the performance of bids, tenders, leases (other than Capital Leases) sales or other trade contracts (other than for the repayment of borrowed money) or (iii) made in lieu of, or to secure the performance of, surety, customs, reclamation or performance bonds (in each case not related to judgments or litigation);

(c)           judgment liens (other than for the payment of taxes, assessments or other governmental charges) securing judgments and other proceedings not constituting a Default under Section 8.1(f) and pledges or cash deposits made in lieu of, or to secure the performance of, judgment or appeal bonds in respect of such judgments and proceedings;

(d)           Liens (i) arising by reason of zoning restrictions, easements, licenses, reservations, restrictions, covenants, rights-of-way, encroachments, minor defects or irregularities in title (including leasehold title) and other similar encumbrances on the use of real property or (ii) consisting of leases, licenses or subleases granted by a lessor, licensor or sublessor on its property (in each case other than Capital Leases) otherwise permitted under Section 7.4 that, for each of the Liens in clauses (i) and (ii) above, do not, in the aggregate, materially impair the value or marketability of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

(e)           Liens of landlords and mortgagees of landlords (i) arising by statute or under any lease or related Contractual Obligation entered into in the ordinary course of business, (ii) on fixtures and movable tangible property located on the real property leased or subleased from such landlord, (iii) for amounts not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and (iv) for which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP; and

(f)           the title and interest of a lessor or sublessor in and to personal property permitted to be leased or subleased under this Agreement (other than through a Capital Lease), in each case extending only to such personal property.

“Debt Service Reserve Account” means an account of the Borrower maintained with the Collateral Agent, as account bank and controlled by the Collateral Agent pursuant to an account control agreement in form satisfactory to the Administrative Agent into which funds in the amount equal to the Minimum DSRA Requirement are deposited from time to time with Section 6.23, which account is subject to the Lien of the Amended and Restated Security Agreement.

“Default” means any Event of Default and any event that, with the passing of time or the giving of notice or both, would become an Event of Default.

“Default Rate” has the meaning specified in Section 2.10(c).

“Defaulting Lender” means, at any time, a Lender as to which the Administrative Agent has notified the Borrower that (a) such Lender has failed for three or more Business Days to comply with its obligations under this Agreement to make a Loan or other payment obligation including in respect of its participations under a Letter of Credit (a “funding obligation”), (b) such Lender has notified the Administrative Agent, or has stated publicly, that it will not comply with a funding obligation hereunder, or has defaulted on its funding obligations under any other loan agreement or credit agreement or other similar/other financing agreement, (c) such Lender has, for three or more Business Days, failed to confirm in writing to the Administrative Agent, in response to a written request of the Administrative Agent, that it will comply with its funding obligations hereunder, or (d) a Lender Insolvency Event has occurred and is continuing with respect to such Lender.  Any determination that a Lender is a Defaulting Lender under clauses (a) through (d) above will be made by the Administrative Agent and shall be conclusive absent manifest error.  The Administrative Agent will promptly send to all parties hereto a copy of any notice to the Borrower provided for in this definition.

“Defaulting Lender Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to an Issuing Bank, such Defaulting Lender’s Applicable Percentage of the outstanding Letter of Credit obligations owed to such Issuing Bank other than such Letter of Credit obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof.

“Disclosure Documents” means, collectively, (a) all confidential information memoranda and related written materials prepared by or on behalf of (and with the consent or at the direction of) a Loan Party in connection with the syndication of the Loans and (b) all other documents filed by any Group Member with the United States Securities and Exchange Commission.

“Discontinued Operation” means any Restricted Subsidiary of the Borrower that is irrevocably designated by the Board of the Directors of the Borrower as discontinued or for Sale, or designated as such on the Borrower’s Financial Statements in accordance with Section 6.1(a) or Section 6.1(b).

“Disqualified Stock” means any Stock that by its terms (or by the terms of any security or other Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Stock which is not otherwise Disqualified Stock), pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof (other than solely for Stock which is not otherwise Disqualified Stock), in whole or in part, (c) provides for the scheduled payments or dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Stock that would constitute Disqualified Stock, in each case, prior to the date that is 91 days after the Revolving Maturity Date.

“Distributed and Licensed Content” means theatrical feature films, television productions and other traditional or non-traditional video content, for which a Group  Member (other than any Foreign Subsidiary) obtains the rights via Distribution Agreements to be exploited in various manners, including one or more of theatrical distribution, DVDs, Blu-Ray, internet or digital distribution, pay-television, cable television and broadcast television.

“Distribution Agreements” means each agreement between a Group Member and a Person other than a Group Member in respect of Distributed and Licensed Content that grants such Group Member a right to distribute or market the Distributed and Licensed Content of such other Person.

“Documentation Agent” means SunTrust Bank.

“Dollars” and the sign “$” each mean the lawful money of the United States.

“Domestic Person” means any “United States person” under and as defined in Section 770l(a)(30) of the Code.

“E-Fax” means any system used to receive or transmit faxes electronically.

“E-Signature” means the process of attaching to or logically associating with an Electronic Transmission an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Electronic Transmission) with the intent to sign, authenticate or accept such Electronic Transmission.

“E-System” means any electronic system, including Intralinks® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent, any of its Related Persons or any other Person, providing for access to data protected by passcodes or another reasonably adequate security system.

 “Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from an E-System or other equivalent service.

“Eligible Assignee” means any commercial bank, institutional investor or other financial institution organized under the laws of the United States or any of the countries parties to the Organization for Economic Cooperation and Development or any political subdivision of any thereof other than the Borrower, any Affiliate of the Borrower, or any other holder of Stock or Stock Equivalents of the Borrower or any Affiliate of the Borrower which Stock constitutes (or, in the case of Stock Equivalents, would constitute if exercised) 5% or more of the Voting Stock of the Borrower or such Affiliate.

“Eligible Inventory” means and includes Inventory, excluding work in process, with respect to each Loan Party (other than any Loan Party that is a Foreign Subsidiary), valued at the lower of cost or market value, determined on a first-in-first-out basis, which is not, in the Administrative Agent’s reasonable opinion, obsolete, slow moving (not reasonably saleable in 90 days or less)  or unmerchantable.  In addition, Inventory shall not be Eligible Inventory if it (a) does not conform in all material respects to all standards imposed by any Governmental Authority that has regulatory authority over such goods or the use or sale thereof, (b) is in-transit, (c) is located outside the continental United States or at a location that is not otherwise in compliance with the Loan Documents, (d) constitutes Consigned Inventory, (e) is the subject of an intellectual property claim, (f) is subject to a license agreement or other agreement that limits, conditions or restricts any Loan Party’s or Secured Party’s right to sell or otherwise dispose of such Inventory, unless such Party is a party to a licensor/agent agreement with the licensor under such license agreement, (g) is situated at a location not owned by a Loan Party unless the owner or occupier of such location has executed in favor of the Agents a lien waiver agreement and a bailee agreement (in form and substance reasonably satisfactory to the Administrative Agent) between the Collateral Agent, the relevant owner or occupier, and the Borrower is in full force and effect, or (h) or if the sale of such Inventory would result in an ineligible Receivable.

“Eligible Library Value” means, as of any date of determination, that portion of the Library Value on such date for which a Group Member (other than any Foreign Subsidiary) is (a) the Copyright owner or (b) a licensee under a Distribution Agreement to the extent the terms of such Distribution Agreement transfer an interest in the asset licensed under such Distribution Agreement to such Group Member for a period of time (reasonably satisfactory to the Administrative Agent) that survives or is assumable in bankruptcy.

“Eligible Receivables” means with respect to each Loan Party (other than any Loan Party that is a Foreign Subsidiary), each of its Receivables owing by a Customer shown on the most recently issued reports of Universal Studios Home Entertainment LLC (“Universal”) delivered to the Borrower, provided that a Receivable shall not be deemed eligible unless such Receivable is subject to the Secured Parties’ first priority perfected security interest and no other Lien (other than Customary Permitted Liens), and is evidenced by an invoice or other documentary evidence and provided, further that (x) in no event shall the Holdback Accounts Receivable (as defined in the Purchase Agreement) be considered an Eligible Receivable while such Receivable is encumbered by any Lien that is in favor of the Seller or while such Receivable is not subject to Secured Parties’ first priority perfected security interest and (y) if the Receivables of any Customers are subject to a Lien permitted by the Loan Documents, in order for any Receivables of such Customer to meet the eligibility requirements under this definition and be designated an “Eligible Receivable”, the Borrower must ensure that any such Receivables of such Customer that are subject to a Lien or otherwise similarly encumbered shall have a different customer number or other customer designation from any such Receivables of such Customer that are not subject to a Lien. In addition, no Receivable shall be an Eligible Receivable if:

(a)           such Receivable arises out of a sale made by a Loan Party to an Affiliate of such Loan Party or to a Person controlled by an Affiliate of such Loan Party;

(b)           such Receivable is due or unpaid more than 90 days after the original due date (not to exceed 120 days after the original invoice date);

(c)           the amount with respect to such Receivable for any Customer is attributable to the excess of chargebacks for returned or rejected items, bona fide requests for credit, adjustments, disputes or liability, over the amount of credit memoranda or return credits previously issued in connection therewith (but only to the extent of such excess);

(d)           any covenant, representation or warranty contained in the Loan Documents with respect to such Receivable has been breached;

(e)           any Customer with respect to such Receivable shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case or proceeding under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

(f)           such Receivable is sold to a Customer outside the continental United States of America or Canada, to the extent all such Receivables sold to Customers outside of the continental United States of America or Canada exceed $500,000 in the aggregate, except for any sale on letter of credit, guaranty or acceptance terms, in each case reasonably acceptable to the Administrative Agent;

(g)           such Receivable is sold to a Customer (other than VMI accounts) on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

(h)           the Customer of such Receivable is the United States of America, any state or any department, agency or instrumentality of any of them, unless the Loan Party assigns its right to payment of such Receivable to the Administrative Agent pursuant to the Assignment of Claims Act of 1940 (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances;

(i)           the goods giving rise to such Receivable have not been delivered to and accepted by the Customer or the services giving rise to such Receivable have not been performed by the Loan Party and accepted by the Customer or the Receivable otherwise does not represent a final sale;

(j)           such Receivable is subject to any offset, deduction, defense, dispute, or counterclaim (but only to the extent of such offset, deduction, defense or counterclaim) or the Receivable is contingent in any respect or for any reason;

(k)           a Loan Party has made any agreement with any Customer for any deduction from such Receivable (but only to the extent of such deduction), except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

(l)           such Receivable is not payable to a Loan Party;

(m)           such Receivable is in connection with a Discontinued Operation that is no longer a going concern (it being understood that any such Receivable, so long as it meets the other requirements of this definition, shall be an Eligible Receivable for so long as it is connection with a Discontinued Operation that is currently a going concern); or

(n)           the Administrative Agent reasonably believes that collection of such Receivable could be in doubt either by reason of increased returns by a Customer (to the extent of such increase) or by reason of the Customer’s financial inability to pay.

“Embargoed Person” means any party that (a) is publicly identified on the most current list of “Specially Designated Nationals and Blocked Persons” published by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), is a “designated national” pursuant to OFAC's Cuban Assets Control Regulations (31 C.F.R. 515.305), or resides, is organized or chartered, or has a place of business in a country or territory that is prohibited pursuant to the OFAC sanctions programs or (b) is publicly identified as prohibited from doing business with the United States under the International Emergency Economic Powers Act, the Trading With the Enemy Act, or any other Requirements of Law.

“Environmental Laws” means all Requirements of Law and Permits imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources or hazardous material, transportation, reuse, recycling, potential resale or disposal of the Digital Systems, including CERCLA, the SWDA, the Hazardous Materials Transportation Act (49 U.S.C. §§ 5101 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §§ 136 et seq.), the Toxic Substances Control Act (15 U.S.C. §§ 2601 et seq.), the Clean Air Act (42 U.S.C. §§ 7401 et seq.), the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.), the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.), the Safe Drinking Water Act (42 U.S.C. §§ 300(f) et seq.), Basel Convention on the control of Transboundary Movements of Hazardous Wastes and their Disposal (BASEL), the Waste Electrical and Electronic Equipment (WEEE), Directive 2002/96/EC of the European Parliament and the Council of 27 January 2003, and any other similar federal, state or local laws relating to the foregoing, all regulations promulgated under any of the foregoing, all analogous Requirements of Law and Permits and any environmental transfer of ownership notification or approval statutes.

“Environmental Liabilities” means all Liabilities (including costs of Remedial Actions, natural resource damages and costs and expenses of investigation and feasibility studies), contingent or otherwise, imposed on, incurred by or asserted against any Group Member as a result of, or related to, any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law or otherwise, arising under any Environmental Law or in connection with any environmental, health or safety condition or with any Release and (a) arising out of the use, transportation, sale, recycling or disposal of any property of a Group Member or (b) resulting from the ownership, lease, sublease or other operation or occupation of property by any Group Member, whether on, prior or after the date of the Original Credit Agreement.

“Equity Raise Notice” means a notice from the Borrower to the Administrative Agent pursuant to Section 2.9(d) setting forth in reasonable detail the Borrower’s plan for selling common equity securities of the Borrower in an amount sufficient to cover the applicable Revolving Loan Excess.

“ERISA” means the United States Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, collectively, any Group Member, and any Person under common control, or treated as a single employer, with any Group Member, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means any of the following: (a) a reportable event described in Section 4043 of ERISA (other than those events with respect to which the 30-day notice requirement has been duly waived under the applicable regulations) with respect to a Title IV Plan, (b) the withdrawal of any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (c) the complete or partial withdrawal of any ERISA Affiliate from any Multiemployer Plan, (d) with respect to any Multiemployer Plan, the filing of a notice of reorganization, insolvency or termination (or treatment of a plan amendment as termination) under Section 4041A of ERISA, (e) the filing of a notice of intent to terminate a Title IV Plan (or treatment of a plan amendment as termination) under Section 4041(c) of ERISA, (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC, (g) the failure to make any required contribution to any Title IV Plan or Multiemployer Plan when due, (h) the imposition of a lien under Section 412 of the Code or Section 303 or 4068 of ERISA on any property (or rights to property, whether real or personal) of any ERISA Affiliate, (i) the failure of a Benefit Plan or any trust thereunder intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law to qualify thereunder or (j) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for a distress or involuntary termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of any liability upon any ERISA Affiliate under Title IV of ERISA other than for PBGC premiums due but not delinquent.

 “Eurodollar Base Rate” means, with respect to any Interest Period for any Eurodollar Rate Loan, the greater of (a) the offered rate per annum for deposits of Dollars for such Interest Period that appears on Reuters Screen LIBOR01 Page as of 11:00 A.M. (London, England time) two Business Days prior to the first day of such Interest Period and (b) 1.00%.  If no such offered rate exists, such rate will be the rate of interest per annum as determined by the Administrative Agent (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits of Dollars in immediately available funds are offered at 11:00 A.M. (London, England time) two Business Days prior to the first day of such Interest Period by major financial institutions satisfactory to the Administrative Agent in the London interbank market for such Interest Period and for an amount equal or comparable to the principal amount of the Revolving Loans borrowed, converted or continued as Eurodollar Rate loans on such date of determination.

“Eurodollar Rate” means, with respect to any Interest Period and for any Eurodollar Rate Loan, an interest rate per annum determined as the ratio of (a) the Eurodollar Base Rate with respect to such Interest Period for such Eurodollar Rate Loan to (b) the difference between the number one and the Eurodollar Reserve Requirements with respect to such Interest Period and for such Eurodollar Rate Loan.

“Eurodollar Rate Loan” means any Loan that bears interest based on the Eurodollar Rate.

“Eurodollar Reserve Requirements” means, with respect to any Interest Period and for any Eurodollar Rate Loan, a rate per annum equal to the aggregate, without duplication, of the maximum rates (expressed as a decimal number) of reserve requirements in effect two Business Days prior to the first day of such Interest Period (including basic, supplemental, marginal and emergency reserves) under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “eurocurrency liabilities” in Regulation D of the Federal Reserve Board) maintained by a member bank of the United States Federal Reserve System; provided, that if no Lender is a member bank at the time of determination, the Eurodollar Reserve Requirement shall be deemed to be zero.

“Event of Default” has the meaning specified in Section 8.1.

“Excess Cash Flow” means, with respect to the Borrower and its Restricted Subsidiaries on a Consolidated basis for any period, (a) Consolidated EBITDA for such period, minus (b)

without duplication, (i) any scheduled cash principal payment on the Revolving Loans during such period (but only to the extent that the Revolving Loan Commitments are permanently reduced by the amount of such payment), (ii) up to $2,000,000 of Consolidated Working Capital adjustments paid through the collection of the Holdback Accounts Receivables (as defined in the Purchase Agreement) or any payment to Shout Factory that has not yet been made as of the First Amendment and Restatement Effective Date pursuant to clause (y) of the definition of Consolidated Total Debt (it being understood that this shall not limit any other adjustments in Consolidated Working Capital otherwise set forth in this definition), (iii) any scheduled or other mandatory cash principal payment made by a Loan Party during such period on any Capitalized Lease Obligation or other Indebtedness (but only, if such Indebtedness may be reborrowed, to the extent such payment results in a permanent reduction in commitments thereof), (iv) any Consolidated Capital Expenditures and Consolidated Net Content Advances (to the extent positive), during such period to the extent permitted by this Agreement, excluding any such Capital Expenditure to the extent financed through the incurrence of Capitalized Lease Obligations or any long-term Indebtedness other than the Obligations and any Capitalized Lease Obligations and any scheduled payments set forth on Schedule 1.1, (v) the Consolidated Cash Interest Expense for such period, (vi) any cash losses from extraordinary items, (vii) any cash payment made during such period to satisfy obligations for United States federal income taxes or other taxes measured by net income, (viii) any increase in the Consolidated Working Capital during such period (measured as the excess of such Consolidated Working Capital at the end of such period over such Consolidated Working Capital at the beginning of such period), (ix) Restricted Payments made in cash to the extent permitted to be made under Section 7.5 and financed with internally generated cash flow of the Loan Parties (other than Restricted Payments only among Loan Parties as permitted hereunder), (x) cash costs in connection with the Acquisition incurred and not paid with the proceeds of the Loans, (xi) cash used to consummate an Investment permitted pursuant to Section 7.3(d), (e) and (f) to the extent not financed with the proceeds of long term Indebtedness, equity issuances or other proceeds from a financing transaction that would not be included in Consolidated EBITDA or resulting from Net Cash Proceeds from any Sale, and (xii) cash expenses to the extent added back in the calculation of Consolidated Adjusted EBITDA for such period; and plus (c) without duplication, (i) to the extent included in the calculation of Consolidated EBITDA, any provision for United States federal income taxes or other taxes measured by net income, (ii) any interest income and (iii) any decrease in Consolidated Working Capital during such period (measured as the excess of such Consolidated Working Capital at the beginning of such period over such Consolidated Working Capital at the end thereof).

“Excluded Subsidiaries” means Cinedigm DC Holdings, LLC; Access Digital Media, Inc.; Christie/AIX, Inc.; Cinedigm Digital Funding I, LLC; Access Digital Cinema Phase 2 Corp.; Access Digital Cinema Phase 2 B/AIX Corp.; CDF2 Holdings, LLC; Cinedigm Digital Funding 2, LLC; Cinedigm Digital Cinema Australia Pty Ltd; and their respective Subsidiaries.

 “Excluded Taxes” means with respect to any Secured Party, (a) Taxes imposed on or measured by net income or profits (including branch profits Taxes) and franchise Taxes imposed in lieu of net income Taxes, in each case imposed on any Secured Party as a result of a present or former connection between such Secured Party and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or taxing authority thereof or therein (other than such connection arising solely from any Secured Party having executed, delivered or performed its obligations or received a payment under, or enforced, any Loan Document); (b) in the case of a Lender or Issuing Bank, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment, Letter of Credit or unreimbursed LC Disbursement pursuant to a law in effect on the date on which (i) such Lender or Issuing Bank acquires such interest in the Loan or Commitment or unreimbursed LC Disbursement or participation in a Letter of Credit (other than pursuant to a substitution under Section 2.19) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.18, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office; (c) Taxes that are directly attributable to the failure by any Secured Party to deliver the documentation required to be delivered pursuant to Section 2.18(f) or (d) if this Agreement (as it may be modified) is not treated as a Grandfathered Obligation, any U.S. federal withholding Taxes imposed under FATCA.

“Existing Liens” means the Liens set forth on Schedule 7.2.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of the Original Credit Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FCPA” means the Foreign Corrupt Practices Act of 1977 (15 U.S.C. §§ 78dd-1, et seq.).

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as determined by the Administrative Agent in its sole discretion.

“Federal Reserve Board” means the Board of Governors of the United States Federal Reserve System and any successor thereto.

“Fee Letters” means (a) the Fee Letter dated October 17, 2013, (b) the Collateral Agent fee letter, dated on or about the First Amendment and Restatement Effective Date, and (c) any other fee letter agreements that may be entered into on or about the Second Amendment and Restatement Effective Date.

“Fifth Waiver Letter” means the Amended and Restated Waiver Letter, dated as of November 12, 2014, by and among the Borrower, the Lenders, the Administrative Agent and the Collateral Agent.

“Financial Statement” means the Initial Financial Statements, the Current Financial Statements and each financial statement delivered pursuant to Sections 6.1(a), (b) or (c).

“First Amended and Restated Credit Agreement” has the meaning specified in the recitals hereto.

“First Amendment and Restatement Effective Date” means January 8, 2014, the date the conditions precedent set forth in Section 3.1 of the First Amended and Restated Credit Agreement were satisfied or waived in accordance therewith.

 “Fiscal Quarter” means each three-month fiscal period ending on March 31, June 30, September 30 or December 31.

“Fiscal Year” means each twelve month period ending on March 31.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Person.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and pronouncements of the Financial Accounting Standards Board and in such other statements by such other Person as may be in general use by significant segments of the accounting profession in the United States that are applicable to the circumstances as of the date of determination.  Subject to Section 1.3, all references to “GAAP” shall be to GAAP applied consistently with the principles used in the preparation of the audited Initial Financial Statements referred to in clause (a) of the definition of Initial Financial Statements.

“Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, including any central bank, stock exchange, regulatory body, arbitrator, public sector entity, supra-national entity (including the European Union and the European Central Bank) and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Grandfathered Obligation” has the meaning provided to it under Treasury Regulations Section 1.1471-2(b)(2)(i)(A)(1).

“Group Members” means, collectively, the Loan Parties.

“Group Members’ Accountants” means Eisner LLP or any nationally-recognized independent registered certified public accountants reasonably acceptable to the Administrative Agent.

“Guaranty Agreement” means the Guaranty Agreement, dated as of October 17, 2013, among the Administrative Agent, the Borrower and other Subsidiary Guarantors from time to time party thereto.

“Guaranty Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person for any Indebtedness, lease, dividend or other obligation (the “primary obligation”) of another Person (the “primary obligor”), if the purpose or intent of such Person in incurring such liability, or the economic effect thereof, is to guarantee such primary obligation or provide support, assurance or comfort to the holder of such primary obligation or to protect or indemnify such holder against loss with respect to such primary obligation, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of any primary obligation, (b) the incurrence of reimbursement obligations with respect to any letter of credit or bank guarantee in support of any primary obligation, (c) the existence of any Lien, or any right, contingent or otherwise, to receive a Lien, on the property of such Person securing any part of any primary obligation or (d) any liability of such Person for a primary obligation through any Contractual Obligation (contingent or otherwise) or other arrangement (i) to purchase, repurchase or otherwise acquire such primary obligation or any security therefor or to provide funds for the payment or discharge of such primary obligation (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency, working capital, equity capital or any balance sheet item, level of income or cash flow, liquidity or financial condition of any primary obligor, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party to any Contractual Obligation, (iv) to purchase, sell or lease (as lessor or lessee) any property, or to purchase or sell services, primarily for the purpose of enabling the primary obligor to satisfy such primary obligation or to protect the holder of such primary obligation against loss or (v) to supply funds to or in any other manner invest in, such primary obligor (including to pay for property or services irrespective of whether such property is received or such services are rendered); provided, however, that “Guaranty Obligations” shall not include endorsements for collection or deposit in the ordinary course of business or product warranties given in the ordinary course of business.  The outstanding amount of any Guaranty Obligation shall equal the outstanding amount of the primary obligation so guaranteed or otherwise supported or, if lower, the stated maximum amount for which such Person may be liable under such Guaranty Obligation.

“GVE” means Gaiam Vivendi Entertainment, Inc.

“GVE Agreements” means the agreements set forth on Schedule 4.18.

“Hazardous Material” means (a) any substance, material or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including petroleum or any fraction thereof, asbestos, polychlorinated biphenyls and radioactive substances or (b) electronic waste and parts or materials destined for recycling or disposal but not for direct reuse that consists of lead or beryllium containing circuit boards, cathode ray tubes (CRTs), CRT glass (processed and unprocessed), as well as computers, monitors, peripherals and other electronics containing such circuit boards and/or CRTs.

“Hedging Agreement” means any Interest Rate Contract, foreign exchange, swap, option or forward contract, spot, cap, floor or collar transaction, any other derivative instrument, and any other similar transaction and any other similar agreement or arrangement designed to provide protection against fluctuations in any interest rate.

 “Indebtedness” of any Person means, without duplication, any of the following, whether or not matured: (a) all indebtedness for borrowed money, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all reimbursement and other obligations with respect to (i) letters of credit (whether drawn or undrawn), bank guarantees or bankers’

acceptances or (ii) surety, customs, reclamation or performance bonds (in each case not related to judgments or litigation) other than those entered into in the ordinary course of business, (d) all obligations to pay the deferred purchase price of property or services, other than trade payables incurred in the ordinary course of business, (e) all obligations created or arising under any conditional sale or other title retention agreement, regardless of whether the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property, (f) all Capitalized Lease Obligations, (g) all obligations, whether or not contingent, to purchase, redeem, retire, defease or otherwise acquire for value any of its own Stock or Stock Equivalents (or any Stock or Stock Equivalent of a direct or indirect parent entity thereof) prior to the date that is 180 days after the Revolving Maturity Date, valued at, in the case of redeemable preferred Stock, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such Stock plus accrued and unpaid dividends, (h) all payments that would be required to be made in respect of any Hedging Agreement in the event of a termination (including an early termination) on the date of determination, or (i) all Guaranty Obligations for obligations of any other Person constituting Indebtedness of such other Person; provided, however, that the items in each of clauses (a) through (i) above shall constitute “Indebtedness” of such Person solely to the extent, directly or indirectly, (x) such Person is liable for any part of any such item, (y) any such item is secured by a Lien on such Person’s property or (z) any other Person has a right, contingent or otherwise, to cause such Person to become liable for any part of any such item or to grant such a Lien.

“Indemnified Matter” has the meaning specified in Section 10.4.

“Indemnified Taxes” means Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any other Loan Party under any Loan Document.

“Indemnitee” has the meaning specified in Section 10.4.

“Initial Closing Date” means October 21, 2013.

“Initial Financial Statements” means (a) the audited Consolidated and consolidating balance sheet of the Group Members for the Fiscal Year ending March 31, 2013 and related Consolidated and consolidating statements of income, stockholders’ equity and cash flow for such Fiscal Year and (b) the Consolidated and consolidating unaudited balance sheet of the Group Members for the three Fiscal Quarters ending June 30, 2013 and related Consolidated and consolidating statements of income and cash flow for each such Fiscal Quarter and that portion of the Fiscal Year ending as of the close of each such Fiscal Quarter.

“Initial Library Value Report” means the report from the Acceptable Appraiser delivered on the Initial Closing Date setting forth the aggregate value of the Distributed and Licensed Content and Owned Library Content (based on five-year discounted cash flow criteria and five-year ultimate value of Adjusted Gross Margin) as of June 30, 2013.

 “Initial Operating Account” means the following account of the Borrower: Bank Name: OneWest Bank N.A., Bank Address: 888 East Walnut Street, Pasadena, CA 91101, ABA (Routing) Number: 322270288, Account Number:                    , Swift Code: OWBKUS6L.

“Initial Projections” means the financial forecast for the Group Members prepared by or on behalf of Borrower’s management and dated as of the date of the Original Credit Agreement demonstrating on a quarterly basis for the first twelve months after the date of the Original Credit Agreement, and on an annual basis thereafter, compliance with all financial covenants on a pro forma basis.

“Initial Term Loans” means the term loans disbursed to the Borrower on the Initial Closing Date pursuant to the Original Credit Agreement in the amount of $25,000,000.

“Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under the United States Bankruptcy Code with respect to any Loan Party, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Loan Party or with respect to a material portion of its respective assets, (c) any liquidation, dissolution, reorganization or winding up of any Loan Party whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any general assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Loan Party.

“Intellectual Property” means all rights, title and interests in or relating to intellectual property and industrial property arising under any Requirement of Law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Trademarks, Internet Domain Names, Trade Secrets and IP Licenses.

“Intercompany Agreements” means all agreements among the Borrower, any Loan Party or any Excluded Subsidiary evidencing indebtedness or obligations in excess of $500,000 in the aggregate and including the Amended and Restated Management Services Agreement, dated as of February 28, 2013, between the Borrower, as administrative servicer, and Cinedigm Digital Cinema Holdings, Inc..

“Interest Period” means, with respect to any Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is made or converted to a Eurodollar Rate Loan or, if such loan is continued, on the last day of the immediately preceding Interest Period therefor and, in each case, ending one, two or three months thereafter, as selected by the Borrower pursuant hereto; provided, however, that (v) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (w) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month, (x) the Borrower may not select any Interest Period for Eurodollar Rate Loans ending after the Revolving Maturity Date, (y) the Borrower may not select any Interest Period in respect of Loans having an aggregate principal amount of less than $1,000,000 and (z) there shall be outstanding at any one time no more than six Interest Periods for Eurodollar Rate Loans.

“Interest Rate Contracts” means any interest rate swap agreement, interest rate cap agreement, agreement for the repurchase of the imbedded Eurodollar floor, interest rate collar agreement and interest rate insurance entered into with a Secured Hedging Counterparty or otherwise acceptable to the Administrative Agent that protects against increases in the Eurodollar Rate or the Base Rate, as the case may be, as such rates would reasonably impact the Revolving Loans.

“Internet Domain Names” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to Internet domain names.

“Inventory” means all of any Loan Party’s now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description that are or might be used or consumed in such Loan Party’s business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

“Inventory Log” means a valuation report of the Eligible Inventory of the Borrower and its Restricted Subsidiaries.

“Investment” means, with respect to any Person, directly or indirectly, (a) the ownership, purchase or other acquisition, in each case whether beneficially or otherwise, of any investment in, including any interest in, any Security of any other Person (other than any evidence of any Obligation), (b) the purchase or other acquisition, whether in one transaction or in a series of transactions, of all or a significant part of the property of any other Person or a business conducted by any other Person or all or substantially all of the assets constituting the business of a division, branch, brand or other unit operation of any other Person, (c) to incur, or to remain liable under, any Guaranty Obligation for Indebtedness of any other Person, to assume the Indebtedness of any other Person or to make, hold, purchase or otherwise acquire, in each case directly or indirectly, any deposit, loan, advance, commitment to lend or advance, or other extension of credit (including by deferring or extending the date of, in each case outside the ordinary course of business, the payment of the purchase price for Sales of property or services to any other Person, to the extent such payment obligation constitutes Indebtedness of such other Person), excluding deposits with financial institutions available for withdrawal on demand and prepaid expenses, accounts receivable and similar items created in the ordinary course of business, (d) to make, directly or indirectly, any contribution to the capital of any other Person or (e) to Sell any property for less than fair market value (including a disposition of cash or Cash Equivalents in exchange for consideration of lesser value); provided, however, that such Investment shall be valued at the difference between the value of the consideration for such Sale and the fair market value of the property Sold.  The outstanding amount of any Investment shall be calculated as the excess of (x) the initial cost of such Investment plus the cost of all additions thereto (without any adjustments for increases or decreases in value, or write ups, write downs or write offs with respect to such Investment) over (y) the sum of (A) any amount paid, repaid, returned, distributed or otherwise received in cash or Cash Equivalents from such Investment and (B) all liabilities of the investing Person constituting all or a portion of the initial cost of such Investment expressly transferred prior to such time in connection with the Sale of such Investment, but only to the extent that the investing Person is fully released from such liability by such transfer.

“IP Ancillary Rights” means, with respect to any other Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and Liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.

 “IP License” means all Contractual Obligations (and all related IP Ancillary Rights), whether written or oral, granting any right, title and interest in or relating to any Intellectual Property.

“IRS” means the Internal Revenue Service of the United States.

“Issuing Bank” means SG and each Lender that shall have become an Issuing Bank hereunder as provided in Section 2.4(k) (other than any Person that shall have ceased to be an Issuing Bank as provided in Section 2.4(l)), each in its capacity as an issuer of Letters of Credit hereunder.  Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Joint Lead Arrangers” means SG Americas Securities, LLC and OneWest Bank, FSB, in their capacities as joint lead arrangers with respect to the Loan Documents.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate amount of all outstanding Letters of Credit that remains available for drawing at such time and (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.  The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the International Standby Practices (ISP98), such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

“Lender” or “Lenders” means, collectively, any Person that (a) is listed on the signature pages hereof as a “Lender” or (b) from time to time becomes a party hereto by execution of an Assignment.

“Lender Insolvency Event” means that (a) a Lender or its Lender Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (b) such Lender or its Lender Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its Lender Parent Company, or such Lender or its Lender Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment.

“Lender Parent Company” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Letter of Credit” means any letter of credit or bank guarantee issued pursuant to this Agreement.

“Letter of Credit Sublimit” means an amount equal to $10,000,000.  The Letter of Credit Sublimit is part of and not in addition to the aggregate Revolving Loan Commitments.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“Library Value” shall mean, as of any date of determination, the amount shown as the “Library Value” in the Initial Library Value Report.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest or other security arrangement and any other preference, priority or preferential arrangement of any kind or nature whatsoever with respect to any asset, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Loan” means, collectively, the Initial Term Loans and the Revolving Loans.

“Loan Documents” means, collectively, this Agreement, the Fee Letters, any Notes, any Letter of Credit, the Guaranty Agreement, the Security Documents, the Escrow Agreement, and, when executed, each document executed by a Loan Party (including any certificate or instrument delivered by or on behalf of a Loan Party in connection with or pursuant to any Loan Document) and delivered to the Administrative Agent, the Collateral Agent or any Lender in connection with or pursuant to any of the foregoing or the Obligations (other than any Secured Hedging Document), together with any modification of any term, or any waiver with respect to, any of the foregoing.

“Loan Party” means the Borrower and each Subsidiary Guarantor.

“Lockbox Control Agreements” means the account control agreements between the Borrower, the Collateral Agent and the relevant account banks, in respect of the Cinedigm Lockbox Accounts, substantially in the form of Exhibit K.

“Management Report” means the management report delivered pursuant to Section 6.1(a)

“Material Adverse Effect” means an effect that results in or causes a material adverse change in any of (a) the condition (financial or otherwise), business, performance, prospects, operations or property of the Loan Parties, taken as a whole, or the Group Members, taken as a whole, (b) the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party or (c) the validity or enforceability of any Loan Document or the rights and remedies of any Agent, the Lenders or any other Secured Party under any Loan Document.

“Material DL OLC Agreement” means any Distribution Agreement, OLC Agreement or GVE Agreement that has generated in excess of $250,000 in net cash revenues in the preceding 12-month period or is reasonably expected to generate in excess of $250,000 in net cash revenues in the immediately following 12-month period.

“Material Environmental Liabilities” means Environmental Liabilities exceeding $500,000 in the aggregate.

“Mezzanine Financing” means unsecured Indebtedness of the Borrower pursuant to the Subordinated Note (subordinated on terms and conditions reasonably satisfactory to the Administrative Agent), dated the Initial Closing Date in an aggregate principal amount of up to $5,000,000 with an interest coupon of 9.0% per annum and a five year maturity.

“Minimum DSRA Requirement” means an amount equal to the aggregate amount of Consolidated Cash Interest Expense and scheduled principal payments on Consolidated Total Debt of the Borrower and its Restricted Subsidiaries, in each case, over the following 6 months.

“Minimum Liquidity” means, at any date of determination, an amount equal to (x) the Borrower’s Unrestricted Cash, plus (y) the difference between the Revolving Borrowing Base and the then-current utilizations of the Revolving Loan Commitments (counting as utilized amounts requested in any then-effective Notice of Borrowing or request of a Letter of Credit under Section 2.4(b).

“Multiemployer Plan” means any multiemployer plan, as defined in Section 400l(a)(3) of ERISA, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“Net Cash Proceeds” means proceeds received in cash from any Sale of property net of (i) the customary out-of-pocket cash costs, fees and expenses paid or required to be paid in connection therewith, (ii) taxes paid or reasonably estimated to be payable as a result thereof and (iii) any amount required to be paid or prepaid on Indebtedness (other than the Obligations and Indebtedness owing to any Group Member) secured by such property; provided, however, that any such proceeds received by any Loan Party that is not a Wholly Owned Subsidiary of the Borrower shall constitute “Net Cash Proceeds” only to the extent of the aggregate direct and indirect beneficial ownership interest of the Borrower therein.

“NewCo” means Cinedigm Home Entertainment, LLC, a Delaware limited liability company, formed to hold assets that were acquired pursuant to the Purchase Agreement, which includes the entertainment division of Gaiam, Inc., known as “Gaiam Vivendi Entertainment”.

“Non-U.S. Lender Party” means each of the Agents, each Lender, each SPV and each participant, in each case that is not a Domestic Person.

“Note” means: (a) any promissory notes issued to Lenders on the Initial Closing Date; and (b) any promissory notes issued pursuant to Section 2.2(c).

“Notice of Borrowing” has the meaning specified in Section 2.3.

“Notice of Conversion or Continuation” has the meaning specified in Section 2.11.

“Obligations” means (a) all amounts, obligations, liabilities, covenants and duties of every type and description owing by any Loan Party to the Agents, any Lender, any Issuing Bank, any Secured Party, any other Indemnitee, any participant or any SPV, in each case arising out of, under, or in connection with, any Loan Document, whether direct or indirect (regardless of whether acquired by assignment), absolute or contingent, due or to become due, whether liquidated or not, now existing or hereafter arising and however acquired, and whether or not evidenced by any instrument or for the payment of money, including, without duplication, (i) if such Loan Party is the Borrower, all Loans, amounts due in respect of Letters of Credit and unreimbursed participations in LC Disbursements, (ii) all interest, whether or not accruing after the filing of any petition in bankruptcy or after the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding, and (iii) all other fees, expenses (including fees, charges and disbursement of counsel), interest, commissions, charges, costs, disbursements, indemnities and reimbursement of amounts paid and other sums chargeable to such Loan Party under any Loan Document and (b) all Secured Hedging Obligations owing to a Secured Hedging Counterparty.

“OLC Agreement” means an agreement entered into by a Loan Party providing for the rights to release Owned Library Content for a time-period greater than or equal to ten years in the United States or the United States and other international jurisdictions.

“Operating Accounts” means the Initial Operating Account and the Secondary Operating Account.

“Original Credit Agreement” has the meaning specified in the preamble.

“Other Taxes” has the meaning specified in Section 2.18(b).

 “Owned Library Content” means theatrical feature films, television productions and other traditional or non-traditional video content, owned by a Group  Member (other than a Foreign Subsidiary) and either (a) exploited by such Group Member in various manners, including one or more of theatrical distribution, DVDs, Blu-Ray, internet or digital distribution, pay-television, cable television and broadcast television or otherwise or (b) licensed by the applicable Group Member to a third party pursuant to OLC Agreements.

“Participant Register” has the meaning specified in Section 2.15(a).

“Patents” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to letters patent and applications therefor.

“PBGC” means the United States Pension Benefit Guaranty Corporation and any successor thereto.

“Permit” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other Contractual Obligations with, any Governmental Authority and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Permitted Excluded Subsidiary Disposition” means any sale, transfer or series of related sale or transfer transactions of 50.1% or more of the Stock of an Excluded Subsidiary or substantially all of the assets of an Excluded Subsidiary, for which at least 75% of the proceeds received are in cash.

“Permitted Indebtedness” means any Indebtedness of any Group Member that is permitted by Section 7.1.

“Permitted Investment” means any Investment of any Group Member that is permitted by Section 7.3.

“Permitted Lien” means any Lien on or with respect to the property of any Group Member that is permitted by Section 7.2.

“Permitted Refinancing” means Indebtedness constituting a refinancing or extension of Permitted Indebtedness that (a) has an aggregate outstanding principal amount not greater than the aggregate principal amount of such Permitted Indebtedness outstanding at the time of such refinancing or extension, (b) has a weighted average maturity (measured as of the date of such refinancing or extension) and maturity no shorter than that of such Permitted Indebtedness, (c) is not entered into as part of a Sale and Leaseback transaction, (d) is not secured by any property or any Lien other than those securing such Permitted Indebtedness and (e) is otherwise on terms no less favorable to the Group Members, taken as a whole, than those of such Permitted Indebtedness; provided, however, that, notwithstanding the foregoing, no Guaranty Obligation for such Indebtedness shall constitute part of such Permitted Refinancing unless similar Guaranty Obligations with respect to such Permitted Indebtedness existed and constituted Permitted Indebtedness prior to such refinancing or extension.

“Permitted Reinvestment” means, with respect to the Net Cash Proceeds of any Sale, to acquire (or make Consolidated Capital Expenditures to finance the acquisition, repair, improvement or construction of), to the extent otherwise permitted hereunder, property useful in the business of the Borrower or any of its Restricted Subsidiaries (including through a Permitted Investment).

 “Person” means any individual, partnership, corporation (including a business trust and a public benefit corporation), joint stock company, estate, association, firm, enterprise, trust,

limited liability company, unincorporated association, joint venture, successors and assigns and any other entity or Governmental Authority.

“Potential Defaulting Lender” means, at any time, a Lender (a) as to which the Administrative Agent has notified the Borrower that an event of the kind referred to in the definition of “Lender Insolvency Event” has occurred and is continuing in respect of any Subsidiary or financial institution Affiliate of such Lender, (b) as to which the Administrative Agent has in good faith determined and notified the Borrower that such Lender or its Lender Parent Company or a Subsidiary or financial institution Affiliate thereof has notified the Administrative Agent, or has stated publicly, that it will not comply with its funding obligations under any other loan agreement or credit agreement or other similar/other financing agreement or (c) that has, or whose Lender Parent Company has, a non-investment grade rating from a nationally recognized rating agency.  Any determination that a Lender is a Potential Defaulting Lender under either of clause (b) or (c) above will be made by the Administrative Agent and shall be conclusive absent manifest error.  The Administrative Agent will promptly send to all parties hereto a copy of any notice to the Borrower provided for in this definition.

 “Projections” means, collectively, the Initial Projections, the Current Projections and any additional forecasts delivered pursuant to Section 6.1(f).

 “Purchase Agreement” has the meaning specified in the preamble hereto.

“Receivable” means all of any Loan Party’s (other than any Loan Party that is a Foreign Subsidiary) “accounts”, as such term is defined in Section 9-102(a)(2) of the UCC, contract rights, instruments (including those evidencing indebtedness owed to such Loan Party by its Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, drafts and acceptances, credit card receivables and all other forms of obligations owing to such Loan Party arising out of or in connection with the sale or lease of Inventory or the rendition of services, all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to a Secured Party hereunder.

“Register” has the meaning specified in Section 2.15(b).

“Reinvestment Prepayment Amount” means, with respect to any Net Cash Proceeds on the Reinvestment Prepayment Date therefor, the amount of such Net Cash Proceeds less any amount paid or required to be paid by any Group Member to make Permitted Reinvestments with such Net Cash Proceeds pursuant to a Contractual Obligation entered into prior to such Reinvestment Prepayment Date with any Person that is not an Affiliate of the Borrower.

“Reinvestment Prepayment Date” means, with respect to any portion of any Net Cash Proceeds of any Sale, the earliest of (a) the date that is 270 days after receipt of such Net Cash Proceeds and, if so committed to be reinvested, the 180th day after the date of the relevant commitment, (b) the date that is five Business Days after the date on which the Borrower shall have notified the Administrative Agent of the Borrower’s determination not to make Permitted Reinvestments with such Net Cash Proceeds, (c) the occurrence of any Event of Default set forth in Section 8.1(e)(ii) and (d) five Business Days after the delivery of a notice by the

Administrative Agent or the Required Lenders to the Borrower during the continuance of any other Event of Default.

“Related Person” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article III) and other consultants and agents of or to such Person or any of its Affiliates, together with, if such Person is the Administrative Agent, each other Person or individual designated, nominated or otherwise mandated by or helping the Administrative Agent pursuant to and in accordance with Section 9.4 or any comparable provision of any Loan Document.

“Release” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material into or through the environment.

“Remedial Action” means all actions required under applicable Environmental Laws to (a) clean up, remove, treat or in any other way address any Hazardous Material in the indoor or outdoor environment, (b) prevent or minimize any Release so that a Hazardous Material does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care with respect to any Hazardous Material.

“Required Lenders” means, at any time, Lenders whose aggregate outstanding Revolving Exposures and unused Revolving Loan Commitments represent more than 50% of the aggregate Revolving Exposures and unused Revolving Loan Commitments at such time; provided that whenever there are one or more Defaulting Lenders, the Revolving Exposures of, and the unused Revolving Loan Commitments of, each Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders in accordance with the provisions of Section 10.1(c).

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means, with respect to any Person, any of the president, chief executive officer, treasurer, assistant treasurer, controller, managing member or general partner of such Person but, in any event (a) with respect to financial matters, any such officer that is responsible for preparing the Financial Statements delivered hereunder and (b) with respect to the Corporate Chart, other documents delivered pursuant to Section 6.1(e), documents delivered on the Initial Closing Date and documents delivered pursuant to Section 6.18, the secretary or assistant secretary of such Person or any other officer responsible for maintaining the corporate and similar records of such Person.

“Restricted Payment” means (a) any dividend, return of capital or any other payment or Sale of property for materially less than fair market value, whether direct or indirect (including through the use of Hedging Agreements, the making, repayment, cancellation or forgiveness of Indebtedness and similar Contractual Obligations) and whether in cash, Securities or other property, on account of any Stock or Stock Equivalent of the Borrower or any of its Restricted Subsidiaries, in each case now or hereafter outstanding, including with respect to a claim for rescission of a Sale of such Stock or Stock Equivalent and (b) any redemption, retirement, termination, defeasance, cancellation, purchase or other acquisition for value, whether direct or indirect (including through the use of Hedging Agreements, the making, repayment, cancellation or forgiveness of Indebtedness and similar Contractual Obligations), of any Stock or Stock Equivalent of any Group Member or of any direct or indirect parent entity of the Borrower, now or hereafter outstanding, and any payment or other transfer setting aside funds for any such redemption, retirement, termination, cancellation, purchase or other acquisition, whether directly or indirectly and whether to a sinking fund, a similar fund or otherwise.

“Restricted Subsidiaries” means each Loan Party other than the Borrower and each of their respective Subsidiaries, excluding for the avoidance of doubt any Excluded Subsidiary.

“Revolving Aggregate Maximum Credit Amount” at any time shall equal the sum of the Revolving Maximum Credit Amountsas the same may be reduced or terminated pursuant to Section 2.6, or otherwise modified in accordance with this Agreement.

“Revolving Availability Period” means the period from and including the Initial Closing Date to but excluding the Revolving Termination Date.

“Revolving Borrowing Base” has meaning specified in Section 2.7.

“Revolving Borrowing Base Certificate” has the meaning specified in Section 6.1(k).

“Revolving Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure at such time.

 “Revolving Loan” has meaning specified in Section 2.1(b).

“Revolving Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans to the Borrower and to acquire participations in Letters of Credit, as such commitment may be (a) modified from time to time pursuant to Section 2.6, (b) modified from time to time pursuant to assignments by or to such Lender pursuant to Section 10.2(b) or (c) otherwise modified in accordance with this Agreement.  The aggregate amount of the Revolving Loan Commitments (as well as any current utilizations of such Revolving Loan Commitment as of the date hereof) is set forth on Schedule I.

“Revolving Maturity Date” means the earlier to occur of (a) March 31, 2018 and (b) the date the Revolving Loan Commitments are sooner terminated pursuant to Section 2.6 or Section 8.2; provided that if such date is not a Business Day, the Revolving Maturity Date shall be the immediately preceding Business Day.

“Revolving Maximum Credit Amount” means, as to each Lender, the amount set forth opposite such Lender’s name on Schedule I under the caption “Revolving Maximum Credit Amount”, as the same may be (a) reduced or terminated from time to time in connection with a reduction or termination of the Revolving Aggregate Maximum Credit Amount pursuant to Section 2.6 or (b) modified from time to time pursuant to any assignment permitted by Section 10.2(b).

“Revolving Measurement Date” means the last Business Day of each calendar month and the 15th day of each calendar month (or if such day is not a Business Day, the immediately preceding Business Day), commencing with the first such date that is at least 15 days after the Initial Closing Date.

“Revolving Termination Date” means the earlier of the Revolving Maturity Date and the date of termination of the Revolving Loan Commitments pursuant to Section 2.6.

“Revolving Utilization” has the meaning specified in Section 2.12(a).

“Sale and Leaseback Transaction” means, with respect to any Person (the “obligor”), any Contractual Obligation or other arrangement with any other Person (the “counterparty”) consisting of a lease by such obligor of any property that, directly or indirectly, has been or is to be Sold by the obligor to such counterparty or to any other Person to whom funds have been advanced by such counterparty based on a Lien on, or an assignment of, such property or any obligations of such obligor under such lease.

 “Second Amendment and Restatement Effective Date” means the date as of which the Administrative Agent notifies the Borrower that the conditions to effectiveness set forth in Section 3.1 have been satisfied or waived.

 “Secondary Operating Account” means the following account of Cinedigm Entertainment Corp: Bank Name: OneWest Bank N.A., Bank Address: 888 East Walnut Street, Pasadena, CA 91101, ABA (Routing) Number: 322270288, Account Number:                    , Swift Code: OWBKUS6L.

“Secured Hedging Counterparty” means (a) any Agent or an Affiliate thereof or (b) any other Person (other than any Group Member) that entered into a Hedging Agreement with the Borrower at a time when such Person was a Lender or an Affiliate of a Lender.

“Secured Hedging Documents” means, collectively, any Hedging Agreement that (a) is entered into by the Borrower and any Secured Hedging Counterparty therefor, (b) in the case of any Secured Hedging Counterparty that is not (i) an Agent or (ii) an Affiliate of an Agent, is expressly identified as being a “Secured Hedging Document” hereunder in a joint notice from the Borrower and such Secured Hedging Counterparty delivered to the Administrative Agent reasonably promptly after the execution of such Hedging Agreement and (c) meets the requirements of Section 6.20.

“Secured Hedging Obligation” means any obligation of the Borrower to make payments to any Secured Hedging Counterparty under any Secured Hedging Documents to which such Secured Hedging Counterparty is a party.

“Secured Parties” means, at any time, the Lenders, the Issuing Banks, the Agents, the Secured Hedging Counterparties, each other Indemnitee and any other holder at the time of any Obligation of any Loan Party.

“Security” means all Stock, Stock Equivalents, voting trust certificates, bonds, debentures, instruments and other evidence of Indebtedness, whether or not secured, convertible or subordinated, all certificates of interest, share or participation in, all certificates for the acquisition of, and all warrants, options and other rights to acquire, any Security.

 “Security Documents” means the (a) the Amended and Restated Security Agreement, (b) the Blocked Account Control Agreement, (c) the Lockbox Control Agreements, and (d) any other agreement that creates or purports to create a Lien in favor of the Collateral Agent to secure the Obligations for the benefit of the underlying secured parties.

“Sell” means, with respect to any property of any Person, to sell, convey, transfer, assign, license, lease or otherwise dispose of, any interest therein or to permit any other Person to acquire any such interest, including, in each case, through an operating lease, Capital Lease, Sale and Leaseback Transaction or through a sale, factoring at maturity, collection of or other disposal, with or without recourse, of any notes or accounts receivable.  Conjugated forms thereof and the noun “Sale” have correlative meanings.

“Seller” has the meaning specified in the preamble hereto.

“SG” has the meaning specified in the preamble hereto.

“Sixth Waiver Letter” means the Sixth Waiver Letter, dated as of February 10, 2015, by and among the Borrower, the Lenders, the Administrative Agent and the Collateral Agent.

“Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital.  In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Event of Default” means any Event of Default pursuant to Section 8.1(a), (e) or (g) hereof.

“SPV” means any special purpose funding vehicle identified as such in writing by any Lender to the Administrative Agent.

“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not currently convertible, exchangeable or exercisable.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company, association or other entity, the management of which is, directly or indirectly, controlled by, or of which an aggregate of more than 50% of the outstanding Voting Stock is, at the time, owned or controlled directly or indirectly by, such Person or one or more Subsidiaries of such Person.

“Subsidiary Guarantor” means, except for any Excluded Subsidiary: ADM Cinema Corporation (d/b/a the Pavilion Theatre); Vistachiara Productions Inc. (d/b/a The Bigger Picture); Vistachiara Entertainment, Inc.; Cinedigm Entertainment Corp.; Cinedigm Entertainment Holdings, LLC; NewCo; and each other Person that enters into any Guaranty Obligation with respect to any Obligation of any Loan Party.

“Substitute Lender” has the meaning specified in Section 2.19(a).

“Supermajority Lenders” means, at any time, at least two Lenders whose aggregate outstanding Revolving Exposures and unused Revolving Loan Commitments represent more than 66-2/3% of the aggregate Revolving Exposures and unused Revolving Loan Commitments at such time; provided that whenever there are one or more Defaulting Lenders, the total Revolving Exposures of, and the unused Revolving Loan Commitments of, each Defaulting Lender shall be excluded for purposes of making a determination of Supermajority Lenders in accordance with the provisions of Section 10.1(c).

“SWDA” means the Solid Waste Disposal Act (42 U.S.C. §§ 6901 et seq.).

“Syndication Agent” means OneWest Bank FSB.

 “Tax Affiliate” means (a) the Borrower and its Restricted Subsidiaries and (b) any Affiliate of the Borrower with which the Borrower files or is eligible to file consolidated, combined or unitary tax returns.

“Tax Return” has the meaning specified in Section 4.8.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Test Period” has the meaning specified in Section 6.1(m).

“Title IV Plan” means a pension plan subject to Title IV of ERISA, other than a Multiemployer Plan, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“Trade Secrets” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trade secrets.

“Trademarks” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.

“2017 Budget” has the meaning specified in Section 3.1(a)(vii).

“2016 Budget” has the meaning specified in Section 3.1(a)(vii).

“UCC” means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect in the State of New York.

“United States” means the United States of America.

“Universal Receivables” means, in respect of Receivables owing by Customers to the Loan Parties that have been collected by Universal, the net amount (whether positive or negative) equal to (a) collections by Universal of amounts owing by the Customers of the Loan Parties, plus (b) amounts retained by Universal from such collections referred to in clause (a) as reserves for potential future returns of home entertainment product, minus (c) amounts advanced by Universal to Cinedigm prior to the final settlement report date for such content, as shown on the most recently issued report from Universal delivered to the Borrower.

“Unrestricted Cash” means cash (other than cash on deposit in the Debt Service Reserve Account) that is not subject to any Lien (other than the Liens granted pursuant to the Security Documents) and that is on deposit in a demand deposit account with the Collateral Agent in the United States, which account is subject to the Lien of the Amended and Restated Security Agreement and in respect of which the Borrower has entered into an account control agreement in form satisfactory to the Administrative Agent.

“U.S. Lender Party” means each of the Agents, each Lender, each SPV and each participant, in each case that is a Domestic Person.

“VMI Account” shall mean, as of any date of determination, a Receivable owing from an account debtor of a Loan Party arising from the sale of inventory on a “sale or return” basis to such account debtor under such Loan Party’s “vendor managed inventory” program so long as (a) such sale was originated from an order placed by such account debtor or by such Loan Party in good faith on behalf of such account debtor under the authority provided to such Loan Party by such account debtor under such Loan Party’s “vendor managed inventory” program and (b) such Loan Party has in good faith established an adequate return reserve in respect of such VMI Account; provided that Receivables otherwise described above in this definition shall not be VMI Accounts to the extent the Inventory giving rise to such Receivables is Inventory that is more than six-months old and such Inventory constitutes more than 10% of all inventory giving rise to Receivables that would otherwise qualify as VMI Accounts as of the date of the determination thereof.

“Voting Stock” means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the occurrence of any contingency).

 “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(a)           the sum of the products each obtained by computing the (i) the amount of each then remaining installment, sinking fund, serial maturity for other required payments of principal, including payment at final maturity, in respect thereof by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by

(b)           the then outstanding principal amount of such Indebtedness.

 “Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person, all of the Stock of which (other than nominal holdings and director’s qualifying shares) is owned by such Person, either directly or through one or more Wholly Owned Subsidiaries of such Person.

“Withdrawal Liability” means, at any time, any liability incurred (whether or not assessed) by any ERISA Affiliate and not yet satisfied or paid in full at such time with respect to any Multiemployer Plan pursuant to Section 4201 of ERISA.

Section 1.2.   UCC Terms.  The following terms have the meanings given to them in the applicable UCC: “deposit account,” “equipment,” “general intangible,” “goods,” “instruments,” “inventory,” and “securities account”.

Section 1.3.           Accounting Terms and Principles.  All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP.  No change in the accounting principles used in the preparation of any Financial Statement hereafter adopted by the Borrower shall be given effect if such change would affect a calculation that measures compliance with any provision of Article V or VII unless the Administrative Agent and the Required Lenders agree to modify such provisions to reflect such change in GAAP and, unless such provisions are modified, all Financial Statements, Compliance Certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP.

Section 1.4.           Payments.  The Administrative Agent may set up commercially reasonable standards and procedures to determine or redetermine the equivalent in Dollars of any amount expressed in any currency other than Dollars and otherwise may, but shall not be obligated to, rely on any determination made by any Loan Party.  Any such determination or redetermination by the Administrative Agent shall be conclusive and binding for all purposes, absent manifest error.  No determination or redetermination by any Secured Party or Loan Party and no other currency conversion shall change or release any obligation of any Loan Party or of any Secured Party (other than any Agent and its Related Persons) under any Loan Document, each of which agrees to pay separately for any shortfall remaining after any conversion and payment of the amount as converted.  The Administrative Agent may round up or down, and may set up appropriate mechanisms to round up or down, any amount hereunder to nearest higher or lower amounts and may determine commercially reasonable de minimis payment thresholds.

Section 1.5.           Interpretation.  (a) Certain Terms.  Except as otherwise expressly set forth in any Loan Document, all accounting terms not specifically defined herein shall be construed in accordance with GAAP (except for the term “property,” which shall be interpreted as broadly as possible, including, in any case, cash, Securities, other assets, rights under Contractual Obligations and Permits and any right or interest in any property).  The terms “herein,” “hereof” and similar terms refer to this Agreement as a whole. The term “documents” when used in any Loan Document means all writings, however evidenced and whether in physical or electronic form, including all documents, instruments, agreements, notices, demands, certificates, forms, financial statements, opinions and reports.  The term “incur” when used in any Loan Document means incur, create, make, issue, assume or otherwise become directly or indirectly liable in respect of or responsible for, in each case whether directly or indirectly, and the terms “incurrence” and “incurred” and similar derivatives shall have correlative meanings.  The terms “payment in full” or “paid in full” or “satisfied”, in each case, as used with respect to any Obligation means the receipt of immediately available funds equal to the full amount of such Obligation.

(b)           Certain References.  Unless otherwise expressly indicated, references (i) in this Agreement to an Exhibit, Schedule, Article, Section or clause refer to the appropriate Exhibit or Schedule to, or Article, Section or clause in, this Agreement and (ii) in any Loan Document, to (A) any agreement shall include all exhibits, schedules, appendixes and annexes to such agreement and, unless the prior consent of any Secured Party required therefor is not obtained, any amendment, restatement, amendment and restatement, supplement or other modification to any term of such agreement, (B) any statute shall be to such statute as modified from time to time and to any successor legislation thereto, in each case as in effect at the time any such reference is operative, (C) any reference herein to any Person shall be construed to include such Person’s successors and assigns and in the case of a specified Governmental Authority, any entity assuming the functions of such Governmental Authority and (D) any time of day shall be a reference to New York time.  Titles of articles, sections, clauses, exhibits, schedules and annexes contained in any Loan Document are without substantive meaning or content of any kind whatsoever and are not a part of the agreement among the parties hereto.  Unless otherwise expressly indicated, the meaning of any term defined (including by reference) in any Loan Document shall be equally applicable to both the singular and plural forms of such term.

(c)           Documents to be Satisfactory.  All documents (including certificates, charts, reports, appraisals, legal opinions, budgets and projections, but excluding only Financial Statements and documents expressly exempted herein from this clause (c)) required by the terms of any Loan Document to be delivered to the Administrative Agent by any Loan Party shall be prepared and submitted in good faith and shall be in form and substance reasonably satisfactory to the Administrative Agent.

ARTICLE II.
THE CREDIT

Section 2.1.   Commitments.

(a)           [Reserved]

(b)           Revolving Loan Commitments.  Subject to the terms and conditions set forth herein, each Lender severally, but not jointly, agrees to make revolving loans (each a “Revolving Loan”) to the Borrower during the Revolving Availability Period in an aggregate principal amount that will not result in (a) such Lender’s aggregate outstanding principal amount of the Revolving Loans exceeding the lesser of such Lender’s Applicable Percentage of the Revolving Borrowing Base and such Lender’s Revolving Maximum Credit Amount or (b) the aggregate outstanding principal amount of the Revolving Loans exceeding the lesser of the Revolving Borrowing Base and the Revolving Aggregate Maximum Credit Amount.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow the Revolving Loans and for the avoidance of doubt, the amount of Revolving Loans outstanding and Letters of Credit issued as of the Second Amendment and Restatement Effective Date are set forth on Schedule I.

Section 2.2.   Loans and Borrowings.

(a)           Borrowings; Several Obligations.  Each Revolving Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments.  The failure of any Lender to make any Revolving Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)           Types of Loans.  Revolving Loans shall be made as Base Rate Loans unless the Notice of Borrowing specifies that all or a portion thereof shall be Eurodollar Rate Loans; provided that the Borrower cannot request Eurodollar Loans (i) during a suspension period pursuant to Section 2.16 or (ii) if more than six Eurodollar Loans would be outstanding immediately after giving effect to the requested Borrowing.

(c)           Certain Note Provisions.  After the effectiveness of an assignment made pursuant to Section 10.2(b) and upon the request the applicable assignee, the Borrower shall promptly execute and deliver to the applicable assignee, in exchange for any existing Notes evidencing the Revolving Loans so assigned theretofore delivered to the assigning Lender, new Notes in substantially the form of Exhibit B, as applicable, payable to such assignee, dated the relevant Borrowing date of such Loans so assigned, in a principal amount equal to the aggregate principal amount of such Loans so assigned and otherwise duly completed.  In the case of an assignment whereby the assigning Lender retains a portion of its Loans and upon the request of such assigning Lender, the Borrower shall also promptly execute and deliver to such assigning Lender in exchange for any existing Notes theretofore delivered to such Lender new Notes in substantially the form of Exhibit B, payable to such assigning Lender, dated the relevant Borrowing date of such assigning Lender’s Loans, in a principal amount equal to the aggregate principal amount of such assigning Lender’s Loans remaining after the effectiveness of such assignment.  Any and all costs and expenses that arise from this exchange of Notes shall be borne by the Assignee or the assigning Lender.

Section 2.3.   Borrowing Procedures.  (a) Requests for Borrowings.  Each Borrowing shall be made on notice given by the Borrower to the Administrative Agent not later than 11:00 A.M. on (i) the first Business Day, in the case of a Borrowing of Base Rate Loans and (ii) the third Business Day, in the case of a Borrowing of Eurodollar Rate Loans, prior to the date of the proposed Borrowing.  Such notice may be made in a writing substantially in the form of Exhibit C (a “Notice of Borrowing”) duly completed or by telephone if confirmed promptly, but in any event at least one Business Day prior to such Borrowing, with such a Notice of Borrowing.    Each such telephonic and written Notice of Borrowing shall specify the following information in compliance with Section 2.2 or 2.3, as applicable:

(1)	the aggregate amount of the requested Borrowing;

(2)	[reserved];

(3)	the date of such Borrowing, which shall be a Business Day;

(4)
in the case of a Borrowing of Eurodollar Rate Loans, the initial Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term “Interest Period”;

(5)
the amount of the then effective Revolving Borrowing Base, the current aggregate outstanding principal amount of the Revolving Loans (without regard to the requested Borrowing) and the pro forma aggregate outstanding principal amount of the Revolving Loans (giving effect to the requested Borrowing); and

(6)	the location and number of the Borrower’s account to which funds are to be disbursed.

Each Revolving Loan Borrowing shall be in an amount that is an integral multiple of $50,000 and not less than $250,000.

(b)           Notice to Each Lender.  The Administrative Agent shall give to each Lender prompt notice of the Administrative Agent’s receipt of a Notice of Borrowing and, if Eurodollar Rate Loans are properly requested in such Notice of Borrowing, prompt notice of the applicable interest rate.  Each Lender shall, before 11:00 A.M. on the date of the proposed Borrowing, make available to the Administrative Agent at its address referred to in Section 10.11, such Lender’s pro rata share of such proposed Borrowing.  Upon fulfillment or due waiver on or prior to the date of the proposed Borrowing of the applicable conditions set forth in Article III, the Administrative Agent shall make such funds available to the Borrower.

(c)           Defaulting Lenders.  (i) Unless the Administrative Agent shall have received notice from any Lender prior to the date of the proposed Borrowing that such Lender will not make a payment in the amount of such Lender’s Revolving Loan Commitment (or any portion thereof) available to the Administrative Agent on the date of the proposed Borrowing, the Administrative Agent may assume that such Lender has made such payment available to the Administrative Agent on the date of the proposed Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on the date of the proposed Borrowing a corresponding amount.  The Borrower agrees to repay to the Administrative Agent on demand such deficient amount (until repaid by such Lender) with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the interest rate applicable to the Obligations that would have been created when the Administrative Agent made available such amount to the Borrower had such Lender made a corresponding payment available; provided, however, that such payment by the Borrower shall not relieve such Lender of any obligation it may have to the Borrower.  In addition, any Lender that shall not have made available to the Administrative Agent any portion of any payment described above shall be deemed a Defaulting Lender and agrees to pay such amount to the Administrative Agent on demand together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate for the first Business Day and thereafter in the case of a payment in respect of any Revolving Loan, at the interest rate applicable at the time to such Loan and otherwise, at the interest rate applicable to Base Rate Loans (and such default interest payable by such Lender shall be distributed to the Borrower by the Administrative Agent).  Such repayment shall then constitute the funding of the corresponding Loan (including any Revolving Loan deemed to have been made hereunder with such payment) or participation, and promptly paid to the Borrower.  The existence of any Defaulting Lender shall not relieve any other Lender of its obligations under any Loan Document, but no other Lender shall be responsible for the failure of any Defaulting Lender to make any payment required under any Loan Document.

(i)           Reallocation of Payments.  With respect to any Defaulting Lender which has failed to make payments when due under this Agreement or any other Loan Document, any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the ratable payment of any amounts owing by such Defaulting Lender to the Agents; second, to the payment of any amounts owing to the Agents as a result of any judgment of a court of competent jurisdiction obtained by any Agent against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and third, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction.

(ii)           Reallocation of Applicable Percentages to Reduce Fronting Exposure.  During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit pursuant to Sections 2.4 and the payments of participation fees pursuant to Section 2.12(b), the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Revolving

Loan Commitment of that Defaulting Lender; provided that the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit shall not exceed the positive difference, if any, of (a) the Revolving Loan Commitment of that non-Defaulting Lender minus (b) the aggregate principal amount of the Revolving Loans of that non-Defaulting Lender.

(d)           Defaulting Lender – Right to Cure.  If the Borrower and the Administrative Agent agree in writing that a Lender that is a Defaulting Lender or a Potential Defaulting Lender should no longer be deemed to be a Defaulting Lender or Potential Defaulting Lender, as the case may be, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will cease to be a Defaulting Lender or Potential Defaulting Lender; provided, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender or Potential Defaulting Lender to non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender or Potential Defaulting Lender.

Section 2.4.   Letters of Credit.

(a)           General.  Subject to the terms and conditions set forth herein (including Section 2.3(c) and (d)), each Issuing Bank agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.4, to issue Letters of Credit denominated in Dollars for the Borrower’s own account, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, which shall reflect the standard operating procedures of such Issuing Bank, at any time and from time to time during the Revolving Availability Period and before the fifth Business Day prior to the Revolving Maturity Date.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit or bank guarantee application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b)           Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall provide to the applicable Issuing Bank and the Administrative Agent (at least five Business Days before the requested date of issuance, amendment, renewal or extension or such shorter period as the applicable Issuing Bank and the Administrative Agent may agree) a notice requesting the issuance of a Letter of Credit substantially in the form of Exhibit I, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with clause (d) of this Section 2.4), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of any Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) subject to Section 10.2(b), the Applicable Fronting Exposure of each Issuing Bank shall not exceed the lesser of its Applicable Percentage of the Revolving Borrowing Base and its Revolving Maximum Credit Amount, (ii) the aggregate outstanding principal amount of the Revolving Loans shall not exceed the lesser of the Revolving Borrowing Base and the Revolving Aggregate Maximum Credit Amount, and (iii) the aggregate LC Exposure shall not exceed the Letter of Credit Sublimit.  No Issuing Bank shall be under any obligation to issue any Letter of Credit if (x) any order, judgment or decree of any Governmental Authority or arbitrator shall enjoin or restrain such Issuing Bank from issuing the Letter of Credit, or any law applicable to such Issuing Bank any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such Issuing Bank with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Initial Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Initial Closing Date and which such Issuing Bank in good faith deems material to it, (y) except as otherwise agreed by the Administrative Agent and the such Issuing Bank, the Letter of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit or (z) any Lender is at that time a Defaulting Lender, if after giving effect to Section 2.3(c)(iii), any Defaulting Lender Fronting Exposure remains outstanding, unless such Issuing Bank has entered into arrangements, including the delivery of cash collateral, reasonably satisfactory to such Issuing Bank with the Borrower or such Lender to eliminate such Issuing Bank’s Defaulting Lender Fronting Exposure arising from either the Letter of Credit then proposed to be issued or such Letter of Credit and all other LC Exposure as to which such Issuing Bank has Defaulting Lender Fronting Exposure.

(c)           Notice.  Each Issuing Bank agrees that it shall not permit any issuance, amendment, renewal or extension of a Letter of Credit to occur unless it shall have given to the Administrative Agent written notice thereof required under clause (m) of this Section 2.4.

(d)           Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) or such longer period as the Issuing Bank may reasonably agree and (ii) the date that is five Business Days prior to the Revolving Maturity Date; provided that if such expiry date is not a Business Day, such Letter of Credit shall expire at or prior to the close of business on the next succeeding Business Day; provided, further, that any Letter of Credit may, upon the request of the Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of one year or less (but not beyond the date that is five Business Days prior to the Revolving Maturity Date) unless the applicable Issuing Bank notifies the beneficiary thereof within the time period specified in such Letter of Credit or, if no such time period is specified, at least 30 days prior to the then-applicable expiration date, that such Letter of Credit will not be renewed; provided, further, that such Letter of Credit shall not expire on such expiry date if cash collateralized or backstopped, in each case pursuant to arrangements acceptable to the applicable Issuing Bank.

(e)           Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank that is the issuer thereof or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in clause (f) of this Section 2.4 of such LC Disbursement, or of any reimbursement payment required to be refunded to the Borrower for any reason.  Each Lender acknowledges and agrees that its obligation to acquire participations and make payment pursuant to this clause (e)  and clause (f) below in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or any reduction or termination of the Revolving Loan Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(f)           Reimbursement.  If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 4:00 P.M., on the Business Day immediately following the day that the Borrower receives notice of such LC Disbursement.  If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof.  Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in Dollars and in the same manner as provided in Section 2.2(a) and Section 2.3(a)-(d) and  with respect to Loans made by such Lender (and Section 2.2(a) and Section 2.3(a)-(d) shall apply, mutatis mutandis, to the payment obligations of the Lenders pursuant to this clause (f)), and the Administrative Agent shall promptly remit to the applicable Issuing Bank the amounts so received by it from the Lenders.  Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this clause (f), the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this clause (f) to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear.  Any payment made by a Lender pursuant to this clause (f) to reimburse any Issuing Bank for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(g)           Obligations Absolute.  The Borrower’s obligation to reimburse LC Disbursements as provided in clause (f) of this Section 2.4 is absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any actual or purported lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.4, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder.  None of the Agents, the Lenders, the Issuing Banks or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Banks; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any Issuing Bank (as determined by a court of competent jurisdiction in a final, nonappealable judgment), such Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit, and any such acceptance or refusal shall be deemed not to constitute gross negligence or willful misconduct.

(h)           Disbursement Procedures.  Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  Each Issuing Bank shall promptly notify the Administrative Agent and the Borrower of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement in accordance with clause (f) of this Section 2.4.

(i)           Interim Interest.  If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Base Rate Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to clause (f) of this Section 2.4, then the rate per annum then applicable to Eurodollar Rate Loans shall apply.  Interest accrued pursuant to this clause (i) shall be paid to the Administrative Agent, for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to clause (f) of this Section 2.4 to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment and shall be payable on demand or, if no demand has been made, on the date on which the Borrower reimburses the applicable LC Disbursement in full.

(j)           Cash Collateralization.  If any Event of Default under Section 8.1(a), (d) or (e) shall occur and be continuing, on the Business Day on which the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Revolving Loans has been accelerated, Lenders with LC Exposure representing more than 50% of the aggregate LC Exposure of all Lenders) demanding the deposit of cash collateral pursuant to this clause (j), the Borrower shall deposit in an account with the Collateral Agent, in the name of the Collateral Agent and for the benefit of the relevant Secured Parties, an amount of cash in Dollars equal to the portions of the LC Exposure attributable to Letters of Credit, as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in Section 8.1(d) or (e).  The Borrower also shall deposit cash collateral pursuant to this clause (j) as and to the extent required by Section 2.9(d).  Each such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations under the Loan Documents.  At any time that there shall exist a Defaulting Lender, if any Defaulting Lender Fronting Exposure remains outstanding (after giving effect to Section 2.3(c)(iii)), then promptly upon the request of the Administrative Agent or the Issuing Bank, the Borrower shall deliver to the Collateral Agent cash collateral in an amount sufficient to cover such Defaulting Lender Fronting Exposure (after giving effect to any cash collateral provided by the Defaulting Lender).  The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Collateral Agent in Permitted Investments and at the Borrower’s risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Collateral Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Revolving Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing more than 50% of the aggregate LC Exposure of all the Lenders), be applied to satisfy other Obligations under the Loan Documents.  If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default or the existence of a Defaulting Lender, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Defaults have been cured or waived or after the termination of Defaulting Lender status, as applicable.  If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.9(d), such amount (to the extent not applied as aforesaid) shall be promptly returned to the Borrower as and to the extent that, after giving effect to such return, the Borrower would remain in compliance with Section 2.9(d) and no Default shall have occurred and be continuing.

(k)           Designation of Additional Issuing Banks.  The Borrower may, at any time and from time to time, designate as additional Issuing Banks one or more Lenders that agree to serve in such capacity as provided below.  The acceptance by a Lender of an appointment as an Issuing Bank hereunder shall be evidenced by an agreement, which shall be in form and substance satisfactory to the Administrative Agent and the Borrower, executed by the Borrower, the Administrative Agent and such designated Lender and, from and after the effective date of such agreement, (i) such Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and (ii) references herein to the term “Issuing Bank” shall be deemed to include such Lender in its capacity as an issuer of Letters of Credit hereunder.

(l)           Termination of an Issuing Bank.  The Borrower may terminate the appointment of any Issuing Bank as an “Issuing Bank” hereunder by providing notice thereof to such Issuing Bank, with a copy to the Administrative Agent.  Any such termination shall become effective upon the earlier of (i) such Issuing Bank’s acknowledging receipt of such notice and (ii) the fifth Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (or its Affiliates) shall have been reduced to zero.  At the time any such termination shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the terminated Issuing Bank pursuant to Section 2.12(b).  Notwithstanding the effectiveness of any such termination, the terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination, but shall not issue any additional Letters of Credit or be deemed an Issuing Bank for any other purpose.

(m)           Issuing Bank Reports to the Administrative Agent.  Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section 2.4, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (ii) within five Business Days following the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the face amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount of such LC Disbursement, (iv) on any Business Day on which the Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

Section 2.5.   Repayment of Obligations.

The Borrower promises to pay to the Administrative Agent for the account of the Lenders the full outstanding principal amount of the Revolving Loans (together with all accrued but unpaid interest) on the Revolving Maturity Date.

Section 2.6.            Termination and Reduction of Revolving Aggregate Maximum Credit Amount.

(a)           The Borrower may at any time terminate in its entirety, or from time to time reduce, the Revolving Aggregate Maximum Credit Amount; provided that (i) each reduction of the Revolving Aggregate Maximum Credit Amount shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Aggregate Maximum Credit Amount if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.9(d), the aggregate outstanding principal amount of the Revolving Loans would exceed the Revolving Loan Commitments.

(b)           The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Aggregate Maximum Credit Amount under Section 2.6(a) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section 2.6(b) shall be irrevocable.  Any termination or reduction of the Revolving Aggregate Maximum Credit Amount shall be permanent and may not be reinstated.  Each reduction of the Revolving Aggregate Maximum Credit Amount shall be made ratably among the Lenders in accordance with each Lender’s Applicable Percentage.

Section 2.7.            Revolving Borrowing Base.

(a)           Calculation of Revolving Borrowing Base. For any purpose of this Agreement, the term “Revolving Borrowing Base” shall be equal, as at any date, to the sum of (a)(i) the product of 90% multiplied by the applicable Revolving Borrowing Base Sum for any Eligible Receivables that are Universal Receivables, plus (ii) the product of 80% multiplied by the applicable Revolving Borrowing Base Sum for all Eligible Receivables except for any Universal Receivables. (b) For purposes of calculating the Revolving Borrowing Base, the “Revolving Borrowing Base Sum” means the sum of, as applicable:

(i)           the aggregate amount of Eligible Receivables at such date as set forth on the most recently delivered Accounts Report delivered pursuant to Section 6.1(n); plus

(ii)           the aggregate amount of accrued Receivables meeting the criteria set forth in the definition of “Eligible Receivables” due from Netflix or Amazon within 120 days of the date of determination and not included on the Accounts Report; plus

(iii)           30% of the aggregate value of Eligible Inventory at such date as set forth on the most recently delivered Inventory Log delivered pursuant to Section 6.1(o), but not more than $2,500,000 in any event; less

(iv)           a reserve for all mandatory payments on licensed content pursuant to the definition of Distributed and Licensed Content or Owned Library Content, including accrued royalties payable, participations and residuals payable, and financing corridors payable, calculated by multiplying (w) the aggregate amount of Eligible

Receivables set forth in clause (i) above by (x) the Applicable Reserve Percentage, (y) the percentage of the Group Members’ revenues represented by revenues received from Distributed and Licensed Content and Owned Library Content and (z) 75%; less

(v)           a reserve for expected returns of entertainment content sales by the Loan Parties (other than any Loan Party that is a Foreign Subsidiary) equal to the Applicable Reserve Percentage of the amount shown as Eligible Receivables on the Accounts Report from sale of entertainment content at such date of determination. For purposes of this Section 2.7, “Applicable Reserve Percentage” means (1) 35%, from March 31, 2015 to June 30, 2015 and (2) thereafter a percentage, determined by the Administrative Agent (which shall provide notice of such percentage to the Borrower) on a quarterly basis for the next succeeding Fiscal Quarter that is supported by computations reasonably acceptable to the Lenders, equal to the quotient obtained by dividing (x) the average actual returns of entertainment content sales by (y) gross sales, in each case during the 12 months immediately preceding such computation.

(b)           The Revolving Borrowing Base shall be computed on each Revolving Measurement Date pursuant to Section 6.1(k).

Section 2.8.   Voluntary Prepayments.  The Borrower may prepay the outstanding principal amount of any Revolving Loan in whole or in part at any time; provided, however, that each partial prepayment of principal shall be in an aggregate amount that is an integral multiple of $250,000.  Any prepayments under this Section 2.8 shall be accompanied by (a) any amounts due and payable pursuant to Section 2.17(a) and (b) all accrued and unpaid interest on the amount prepaid and applied in accordance with Section 2.13.

Section 2.9.            Mandatory Prepayments.

(a)           [Reserved].

(b)           Debt Issuances.  Within one Business Day of receipt by any Loan Party of Net Cash Proceeds arising from the incurrence by any Group Member of Indebtedness of the type specified in clause (a) or (b) of the definition thereof (other than any such Indebtedness permitted hereunder in reliance upon any of clauses (a) through (h) of Section 7.1), the Borrower shall in each case pay or cause to be paid to the Administrative Agent a prepayment in an amount equal to 100% of such Net Cash Proceeds in accordance with Section 2.13 below.

(c)           Asset Sales. Within ten calendar days of receipt on or after the Second Amendment and Restatement Effective Date by any Group Member of Net Cash Proceeds arising from any Sale by any Group Member of any of Collateral included in the Borrowing Base (other than Sales of property permitted under clauses (a), (c)(i) and (d) of Section 7.4 but provided that a sale of Stock of any Subsidiary shall be deemed a Sale of any such Collateral owned or held by such Subsidiary), the Borrower shall pay or cause to be paid to the Administrative Agent a prepayment in an amount equal to 100% of such Net Cash Proceeds in accordance with Section 2.13 below; provided, however, that within ten calendar days of any such receipt, as long as no Default shall be continuing, any Group Member may make Permitted Reinvestments with such Net Cash Proceeds and the Borrower shall not be required to make or cause such payment to the extent (x) such Net Cash Proceeds are intended to be used to make Permitted Reinvestments and (y) on each Reinvestment Prepayment Date for such Net Cash Proceeds, the Borrower shall pay or cause to be paid to the Administrative Agent an amount equal to the Reinvestment Prepayment Amount applicable to such Reinvestment Prepayment Date and such Net Cash Proceeds.  Upon the occurrence and during the continuation of a Default, the Group Members’ right to make Permitted Reinvestments shall be suspended and all Net Cash Proceeds described above shall, at the direction of the Administrative Agent or the Required Lenders (and automatically upon any Event of Default under Section 8.1(e)) be used to prepay the outstanding principal amount of the Revolving Loans in accordance with Section 2.13 below.

(d)           Reduction of Revolving Loan Commitments.  If, at any time, the aggregate outstanding principal amount of the Revolving Loans exceeds the lesser of (i) the Revolving Aggregate Maximum Credit Amount, and (ii) the Revolving Borrowing Base (as most recently determined) (any such date, an “Excess Date” and the amount of any such excess, the “Revolving Loan Excess”), the Borrower shall, as promptly as possible (but in no event later than three days following the Excess Date), either: (x) make a prepayment in respect of the outstanding amount of the Revolving Loans in the amount of the Revolving Loan Excess or (y) deliver an Equity Raise Notice in respect of any portion of the Revolving Loan Excess for which it does not have sufficient cash on hand.  If the Borrower delivers an Equity Raise Notice in accordance with the foregoing, it shall have an additional six days from delivery of such Equity Raise Notice to make a prepayment in respect of the outstanding amount of the Revolving Loans in the amount of the Revolving Loan Excess solely from the proceeds of common equity securities of the Borrower.

(e)           [Reserved].

(f)           Change of Control. In the event that a Change of Control shall occur, not later than the Business Day next following such Change of Control, the Borrower shall immediately prepay the Revolving Loans as set forth in Section 2.13 below and the Commitments of each Lender shall be reduced to zero.

Section 2.10.   Interest.  (a) Rate.  All Loans shall bear interest on the unpaid principal amount thereof from the date of the such Borrowing until paid in full, except as otherwise provided in clause (c) below, as follows: (i) in the case of Base Rate Loans, at a rate per annum equal to the sum of the Base Rate as in effect from time to time and the Applicable Margin, and (ii) in the case of Eurodollar Rate Loans, at a rate per annum equal to the sum of the Eurodollar Rate as in effect for the applicable Interest Period and the Applicable Margin.

(b)           Payments.  Interest accrued shall be payable in arrears (i) if accrued on the principal amount of any Revolving Loan, (A) in the case of a Base Rate Loan, on the last Business Day of each Fiscal Quarter, (B) in the case of a Eurodollar Rate Loan, on the last day of each Interest Period therefor; (C) at maturity (whether by acceleration or otherwise), and (D) upon the payment or prepayment of the principal amount on which such interest has accrued, and (ii) if accrued on any other Obligation, on demand from and after the time such Obligation is due and payable (whether by acceleration or otherwise).

(c)           Default Interest.  Upon the occurrence and during the continuation of any Specified Event of Default or upon request from the Required Lenders after the occurrence of any other Event of Default, for as long as such Event of Default shall be continuing, the Borrower shall pay interest on the aggregate, outstanding principal amount of all Obligations hereunder (i) with respect to Base Rate Loans, at a per annum rate equal to the interest rate otherwise applicable to Base Rate Loans plus two percent (2.00%), (ii) with respect to any Eurodollar Rate Loan, (A) on and before the last day of the then current Interest Period for such Eurodollar Rate Loan at a per annum rate equal to the interest rate otherwise applicable to such LIBOR Loan plus two percent (2.00%) and (B) thereafter at a per annum rate equal to the Base Rate plus two percent (2.00%) (and from and after the end of such Interest Period at the interest rate described in clause (i) above) and (iii) if no such per annum rate is applicable to any such Obligations, at a per annum rate equal to the Base Rate, plus the Applicable Margin for Base Rate Loans, plus two percent (2.00%) (the “Default Rate”), payable on demand.

Section 2.11.            Conversion and Continuation Options.  (a)  Option.  The Borrower may elect (i) in the case of any Eurodollar Rate Loan, (A) to continue such Eurodollar Rate Loan or any portion thereof for an additional Interest Period on the last day of the Interest Period applicable thereto and (B) to convert such Eurodollar Rate Loan or any portion thereof into a Base Rate Loan at any time on any Business Day, subject to the payment of any breakage costs required by Section 2.17(a), and (ii) in the case of Base Rate Loans, to convert such Base Rate Loans or any portion thereof into Eurodollar Rate Loans at any time on any Business Day upon three Business Days’ prior notice; provided, however, that, (x) for each Interest Period, the aggregate amount of Eurodollar Rate Loans having such Interest Period must be an integral multiple of $1,000,000 and (y) no conversion in whole or in part of Base Rate Loans to Eurodollar Rate Loans and no continuation in whole or in part of Eurodollar Rate Loans shall be permitted at any time during which (1) a Default has occurred and is continuing or (2) such continuation or conversion would be made during a suspension imposed by Section 2.16.

(b)           Procedure.  Each such election shall be made by giving the Administrative Agent at least three Business Days’ prior notice in substantially the form of Exhibit D (a “Notice of Conversion or Continuation”) duly completed.  The Administrative Agent shall promptly notify each Lender of its receipt of a Notice of Conversion or Continuation and of the options selected therein.  If the Administrative Agent does not receive a timely Notice of Conversion or Continuation from the Borrower containing a permitted election to continue or convert any Eurodollar Rate Loan, then, upon the expiration of the applicable Interest Period, such Loan shall be automatically converted to a Base Rate Loan.  Each partial conversion or continuation shall be allocated ratably among the Lenders in accordance with their pro rata share.

Section 2.12.   Fees.

(a)           Commitment Fees.  The Borrower promises to pay to the Administrative Agent for the account of each Lender a commitment fee on the daily average unused amount of the Revolving Loan Commitment of such Lender, for each day during the period from the date of the Original Credit Agreement until the Revolving Termination Date, in each case at an annual percentage rate equal to: (i) 1.0% for any day during which the percentage determined by dividing (x) the aggregate outstanding principal amount of all Revolving Loans and LC Exposures by (y) the Revolving Aggregate Maximum Credit Amount (such percentage, the

“Revolving Utilization”) is equal to or less than 33.3%, (ii) 0.75% for any day during which the Revolving Utilization is more than 33.3% but less than 66.7% and (iii) 0.50% for any day during which the Revolving Utilization is equal to or more than 66.7%.  Accrued commitment fees are payable on the last Business Day of each Fiscal Quarter and upon termination or expiry of the applicable Revolving Loan Commitments.  For purposes of computing commitment fees, a Revolving Loan Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender.

(b)           LC Fees.  The Borrower agrees to pay (i) to the Administrative Agent in Dollars for the account of each Lender (other than any Defaulting Lender) a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Margin for Eurodollar Rate Loans on the daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Initial Closing Date to and including the later of the date on which such Lender’s Revolving Loan Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank in Dollars a fronting fee, which shall accrue at a rate equal to 0.125% per annum (or such lower rate as agreed between the Borrower and the relevant Issuing Bank) on the daily amount of the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Initial Closing Date to and including the later of the date of termination of the Revolving Loan Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  Participation fees and fronting fees shall be payable on the last Business Day of each Fiscal Quarter of each year, commencing on the first such date to occur after the Initial Closing Date; provided that all such fees shall be payable on the date on which the Revolving Loan Commitments terminate and any such fees accruing after the date on which the Revolving Loan  Commitments terminate shall be payable on demand.  Any other fees payable to an Issuing Bank pursuant to this clause (b) shall be payable within 10 days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)           Fee Letters.  The Borrower shall pay all fees described in the Fee Letters in the amount, at the times and to the Persons specified therein.

Section 2.13.   Application of Payments.  (a) Application of Voluntary Prepayments.  Subject to the provisions of clause (c) below, all voluntary prepayments of principal received by the Administrative Agent from the Borrower pursuant to Section 2.8 shall be applied to the Revolving Loans.

(b)           Application of Mandatory Prepayments.  Subject to the provisions of clause (c) below, (i) in the case of a mandatory prepayment consisting of the proceeds of a Sale of Collateral in accordance with Section 2.9(c), such proceeds shall be applied to the ratable payment of the outstanding principal amount of the Revolving Loans in an amount equal to the outstanding advances supported by the amount of Eligible Receivables that consist of such Collateral as of the date of such Sale and permanent reduction of commitments in an equivalent amount and (ii) to the extent not applied pursuant to clause (i) above, any mandatory prepayments made by the Borrower to the Administrative Agent pursuant to Section 2.9 shall be applied (A) first, to the ratable payment of the outstanding principal amounts of the Revolving Loans and permanent reduction of commitments in an equivalent amount and all amounts then owing with respect to corresponding termination of Secured Hedging Documents and (B) second, to the ratable payment of all other Obligations.

(c)           Application of Payments During an Event of Default.  The Borrower hereby irrevocably waives, and agrees to cause each Loan Party and each other Group Member to waive, the right to direct the application during the continuance of an Event of Default of any and all payments in respect of any Obligation and any proceeds of Collateral and agrees that, notwithstanding the provisions of clauses (a) and (b) above, the Administrative Agent, with the consent of the Collateral Agent, may, and, upon either (i) the direction of the Required Lenders or (ii) the acceleration of any Obligations pursuant to Section 8.2, shall, apply or cause the application of all payments in respect of any Obligation, all proceeds of Collateral (A) first, to pay Obligations in respect of any cost or expense reimbursements, fees or indemnities then due to the Administrative Agent, (B) second, to pay Obligations in respect of any cost or expense reimbursements, fees or indemnities then due to the other Agents, (C) third, to pay Obligations in respect of any cost or expense reimbursements, fees or indemnities then due to the Lenders and the Issuing Banks, (D) fourth, to pay interest then due and payable hereunder, (E) fifth, to the ratable payment of the outstanding principal amounts of the Revolving Loans, unreimbursed LC Disbursements and all amounts then owing with respect to Secured Hedging Documents and (F) sixth, to the ratable payment of all other Obligations.

(d)           Application of Payments Generally.  All payments that would otherwise be allocated to the Lenders pursuant to this Section 2.13 shall instead be allocated first, to repay interest on any portion of the Revolving Loans that the Administrative Agent may have advanced on behalf of any Lender and on any unreimbursed LC Disbursement, in each case for which the Administrative Agent or, as the case may be, the Issuing Bank has not then been reimbursed by such Lender or the Borrower, second to pay the outstanding principal amount of the foregoing obligations, third, to repay the Revolving Loans.  All repayments of any Revolving Loans shall be applied first, to repay the Revolving Loans outstanding as Base Rate Loans and then, to repay the Revolving Loans outstanding as Eurodollar Rate Loans, with those Eurodollar Rate Loans having earlier expiring Interest Periods being repaid prior to those having later expiring Interest Periods.  All repayments of Revolving Loans and amounts owing by the Borrower under Letters of Credit shall be applied to ratably reduce the outstanding principal amounts of the Revolving Loans and unreimbursed LC Disbursements unless otherwise provided in any Loan Document.  If sufficient amounts are not available to repay all outstanding Obligations described in any priority level set forth in this Section 2.13, the available amounts shall be applied, unless otherwise expressly specified herein, to such Obligations ratably based on the proportion of the Secured Parties’ interest in such Obligations.  Any priority level set forth in this Section 2.13 that includes interest shall include all such interest, whether or not accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding.

(e)           Except to the extent otherwise expressly provided herein, (i) the Revolving Loans shall be made and any reduction of the Revolving Loan Commitments shall be made, pro rata according to the respective amounts of the Revolving Loan Commitments; (ii) each payment or prepayment of principal of the Revolving Loans shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Revolving Loans held by them; and (iii) each payment of interest hereunder shall be made for account of the Lenders pro rata in accordance with the respective amounts of interest on the Revolving Loans then due and payable to them.

Section 2.14.   Payments and Computations.  (a)  Procedure.  Unless otherwise specified under the Loan Documents, the Borrower shall make each payment under any Loan Document (including fees or reimbursement of LC Disbursements) not later than 12:00 noon on the day when due to the Administrative Agent by wire transfer to such account or by such other means to such other address as the Administrative Agent shall have notified the Borrower in writing within a reasonable time prior to such payment in immediately available Dollars and without setoff or counterclaim.  The Administrative Agent shall promptly thereafter cause to be distributed immediately available funds relating to the payment of principal, interest or fees to the Lenders or Issuing Bank or participant in a Letter of Credit, in accordance with the application of payments set forth in Section 2.13.  The Lenders and Issuing Banks shall make any payment under any Loan Document in immediately available Dollars and without setoff or counterclaim.  Payments received by the Administrative Agent after 12:00 noon shall be deemed to be received on the next Business Day.  Payments to be made directly to any Issuing Bank shall be made as expressly provided herein.

(b)           Computations of Interests and Fees.  All computations of interest and of fees shall be made by the Administrative Agent on the basis of a year of 360 days (or, in the case of Base Rate Loans whose interest rate is calculated based on the rate set forth in clause (a) of the definition of “Base Rate”, 365/366 days), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable.  Each determination of an interest rate or the amount of a fee hereunder shall be made by the Administrative Agent (including determinations of a Eurodollar Rate or Base Rate in accordance with the definitions of “Eurodollar Rate” and “Base Rate”, respectively) and shall be conclusive, binding and final for all purposes, absent manifest error.

(c)           Payment Dates.  Unless otherwise specified herein, whenever any payment hereunder shall be stated to be due on a day other than a Business Day, the due date for such payment shall be extended to the next succeeding Business Day without any increase in such payment as a result of additional interest or fees; provided, however, that such interest and fees shall continue accruing as a result of such extension of time.

(d)           Advancing Payments.  Unless the Administrative Agent shall have received notice from the Borrower to the Lenders or the Issuing Banks prior to the date on which any payment is due hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender or Issuing Bank on such due date an amount equal to the amount then due such Lender or Issuing Bank.  If and to the extent that the Borrower shall not have made such payment in full to the Administrative Agent, each applicable Lender and Issuing Bank shall severally repay to the Administrative Agent on demand such amount distributed to such Lender or Issuing Bank together with interest thereon (at the Federal Funds Rate for the first Business Day and thereafter, at the rate applicable to Base Rate Loans) for each day from the date such amount is distributed to such Lender or Issuing until the date such Lender or Issuing Bank repays such amount to the Administrative Agent.

Section 2.15.             Evidence of Debt.  (a)  Records of Lenders.  Each Lender shall maintain in accordance with its usual practice accounts evidencing Indebtedness of the Borrower to such Lender resulting from each Revolving Loan of such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.  In addition, each Lender having sold a participation in any of its Obligations or having identified an SPV as such to the Administrative Agent, acting as agent of the Borrower solely for this purpose and solely for tax purposes, shall establish and maintain at its address referred to in Section 10.11 (or at such other address as such Lender shall notify the Borrower) a record of ownership, in which such Lender shall register by book entry (i) the name and address of each such participant and SPV (and each change thereto, whether by assignment or otherwise) and (ii) the rights, interest or obligation of each such participant and SPV in any Obligation, in any Commitment and in any right to receive any payment hereunder (such records, the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant's interest in any commitments, loans, letters of credit or its other Obligations) to any Person except to the extent that such disclosure is necessary to establish that the an Indebtedness of the Borrower is in “registered form” for tax purposes.

(b)           Records of Administrative Agent.  The Administrative Agent, acting as agent of the Borrower solely for tax purposes and solely with respect to the actions described in this Section 2.15, shall establish and maintain at its address referred to in Section 10.11 (or at such other address as the Administrative Agent may notify the Borrower) a record of ownership (the “Register”) in which the Administrative Agent agrees to record (i) the names and addresses of the Lenders (and each change thereto pursuant to Section 2.19 and Section 10.2), (ii) the Revolving Loan Commitment of each Lender, (iii) the amount of each Revolving Loan, any LC Disbursements and each funding of any participation described in clause (b)(i) above and for Eurodollar Rate Loans, the Interest Period applicable thereto, (iv) the amount of any principal or interest due and payable or paid, (v) information received from the Issuing Banks pursuant to Section 2.4(m) and (vi) any other payment received by the Administrative Agent from the Borrower and its application to the Obligations.

(c)           Registered Obligations.  This Section 2.15 and Section 10.2 shall be construed so that the Revolving Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (and any successor provisions).

(d)           Prima Facie Evidence.  The entries made in the Register and in the accounts maintained pursuant to clauses (a) and (b) above shall, to the extent permitted by applicable Requirements of Law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that no error in such account and no failure of any Lender or the Administrative Agent to maintain any such account, which in either case shall be promptly corrected, shall affect the obligations of any Loan Party to repay the Revolving

Loans in accordance with their actual terms.  In addition, the Loan Parties, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement.  Information contained in the Register with respect to any Lender shall be available for access by the Borrower, the Administrative Agent or such Lender at any reasonable time and from time to time upon reasonable prior notice.  No Lender shall, in such capacity, have access to or be otherwise permitted to review any information in the Register other than information with respect to such Lender unless otherwise agreed by the Administrative Agent.

Section 2.16.   Suspension of Eurodollar Rate Option.  Notwithstanding any provision to the contrary in this Article II, the following shall apply:

(a)           Interest Rate Unascertainable, Inadequate or Unfair.  In the event that (i) the Administrative Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate is determined or (ii) the Required Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period will not adequately reflect the cost to the Lenders of making or maintaining any Revolving Eurodollar Rate Loans for such Interest Period, the Administrative Agent shall promptly so notify the Borrower and the Lenders, whereupon the obligation of each Lender to make or to continue Eurodollar Rate Loans shall be suspended as provided in clause (c) below until the Administrative Agent shall notify the Borrower that the Required Lenders have determined that the circumstances causing such suspension no longer exist.  The Administrative Agent and the Lenders shall promptly so notify the Borrower once such circumstances no longer exist; provided that the Administrative Agent shall not be liable for any failure to give such notice.

(b)           Illegality.  If any Lender determines that the introduction of, or any change in or in the interpretation of, any Requirement of Law after the date of this Agreement shall make it unlawful, or any Governmental Authority shall assert that it is unlawful, for any Lender or its applicable lending office to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, the obligation of such Lender to make or to continue Eurodollar Rate Loans shall be suspended as provided in clause (c) below until such Lender shall, through the Administrative Agent, notify the Borrower that it has determined that it may lawfully make Eurodollar Rate Loans.  The Administrative Agent and each such Lender shall promptly so notify the Borrower once such circumstances no longer exist; provided that the Administrative Agent shall not be liable for any failure to give such notice.

(c)           Effect of Suspension.  If the obligation of any Lender to make or to continue Eurodollar Rate Loans is suspended, (i) the obligation of such Lender to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended, (ii) such Lender shall make a Base Rate Loan at any time such Lender would otherwise be obligated to make a Eurodollar Rate Loan, (iii) the Borrower may revoke any pending Notice of Borrowing or Notice of Conversion or Continuation to make or continue any Eurodollar Rate Loan or to convert any Base Rate Loan into a Eurodollar Rate Loan and (iv) each Eurodollar Rate Loan of such Lender shall automatically and immediately (or, in the case of any suspension pursuant to clause (a) above, on the last day of the current Interest Period thereof) be converted into a Base Rate Loan.

Section 2.17.   Breakage Costs; Increased Costs; Capital Requirements.  (a)  Breakage Costs.  The Borrower shall compensate each Lender, upon demand from such Lender to such Borrower (with copy to the Administrative Agent), for all Liabilities (including, in each case, those incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to prepare to fund, to fund or to maintain the Eurodollar Rate Loans of such Lender to the Borrower but excluding any loss of the Applicable Margin on the relevant Eurodollar Rate Loans) that such Lender incurs (i) to the extent, for any reason other than solely by reason of such Lender being a Defaulting Lender, a Borrowing, conversion into or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion or Continuation or in a similar request made by telephone by the Borrower, (ii) to the extent any Eurodollar Rate Loan is paid (whether through a scheduled, optional or mandatory prepayment) or converted to a Base Rate Loan (including because of Section 2.16) on a date that is not the last day of the applicable Interest Period or (iii) as a consequence of any failure by the Borrower to repay Eurodollar Rate Loans when required by the terms hereof.  For purposes of this clause (a), each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it using a matching deposit or other borrowing in the London interbank market.

(b)           Increased Costs.  If at any time any Lender or Issuing Bank determines that the adoption of, after the date of the Original Credit Agreement, or any change, after the date of the Original Credit Agreement, in or in the interpretation, application or administration of any Requirement of Law (other than any imposition or increase of Eurodollar Reserve Requirements) from any Governmental Authority, or compliance with any such adoption of or any change in, or in the interpretation, application or administration of, any such Requirement of Law shall have the effect of (i) increasing the cost to such Lender or Issuing Bank of making, funding or maintaining any Eurodollar Rate Loan or participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or issue any Letter of Credit)  or to agree to do so or of participating, or agreeing to participate, in extensions of credit, (ii) imposing any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b)-(d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit or participations therein, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto or (iii) imposing any other cost to such Lender or Issuing Bank with respect to compliance with its obligations, in each case, related to any Loan Document, then, upon demand by such Lender or Issuing Bank (with copy to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender or Issuing Bank amounts sufficient to compensate such Lender or Issuing Bank for such increased cost.

(c)           Increased Capital Requirements.  If at any time any Lender or Issuing Bank determines that the adoption of, after the date of the Original Credit Agreement, or any change, after the date of the Original Credit Agreement, in or in the interpretation, application or administration of any Requirement of Law (other than any imposition or increase of Eurodollar Reserve Requirements) from any Governmental Authority, or compliance with any such adoption of or any change in, or in the interpretation, application or administration of, any such Requirement of Law, in each case, regarding capital adequacy, reserves, special deposits, compulsory loans, insurance charges against property of, deposits with or for the account of, Obligations owing to, or other credit extended or participated in by, any Lender or Issuing Bank or any similar requirement (in each case other than any imposition or increase of Eurodollar Reserve Requirements) shall have the effect of reducing the rate of return on the capital of such Lender or Issuing Bank as a consequence of its obligations under or with respect to any Loan Document to a level below that which, taking into account the capital adequacy policies of such Lender or Issuing Bank, such Lender or Issuing Bank could have achieved but for such adoption or change, then, upon demand from time to time by such Lender or Issuing Bank (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender or Issuing Bank amounts sufficient to compensate such Lender or Issuing Bank for such reduction.

(c)           Compensation Certificate.  Each demand for compensation under this Section 2.17 shall be accompanied by a certificate of the Lender or Issuing Bank claiming such compensation, setting forth the amounts to be paid hereunder and stating that it is seeking such compensation from its similarly situated borrowers generally, which certificate shall be conclusive, binding and final for all purposes, absent manifest error.  In determining such amount, such Lender or Issuing Bank may use any reasonable averaging and attribution methods.

(d)           Additional Costs.  Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith are deemed to have been introduced or adopted after the date of the Original Credit Agreement, regardless of the date enacted or adopted and shall constitute a change in Requirement of Law and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to “Basel III”, are deemed to have been introduced or adopted after the date of the Original Credit Agreement, regardless of the date enacted or adopted and shall constitute a change in Requirement of Law.

Section 2.18.   Taxes. (a)  Payments Free and Clear of Taxes.  Except as otherwise provided in this Section 2.18, each payment by any Loan Party under any Loan Document shall be made free and clear of Taxes except as required by a Requirement of Law.  If any Requirement of Law requires the deduction or withholding of any Tax from any such payment by a Loan Party, then the applicable Loan Party shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Requirements of Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Secured Party receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)           Other Taxes.  In addition, the Borrower agrees to pay, and authorizes the Administrative Agent to pay in its name, any stamp, documentary, excise or property Tax, charges or similar levies imposed by any applicable Requirement of Law or Governmental Authority and all Liabilities with respect thereto (including by reason of any delay in payment thereof), in each case arising from the execution, delivery or registration of, or otherwise with respect to, any Loan Document or any transaction contemplated therein (collectively, “Other

Taxes”).  Within 30 days after the date of any payment of Taxes or Other Taxes by any Loan Party pursuant to this Section 2.18, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 10.11, the original or a certified copy of a receipt evidencing or other evidence reasonably satisfactory to the Administrative Agent of payment thereof.

(c)           Indemnification.  The Borrower shall reimburse and indemnify, within 30 days after receipt of demand therefor (with copy to the Administrative Agent), each Secured Party for all Indemnified Taxes and Other Taxes (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.18) paid by such Secured Party and any Liabilities arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted.  A certificate of the Secured Party (or of the Administrative Agent on behalf of such Secured Party) claiming any compensation under this clause (c), setting forth the amounts to be paid thereunder and delivered to the Borrower with copy to the Administrative Agent, shall be conclusive, binding and final for all purposes, absent manifest error.

(d)           Administrative Agent’s Tax Indemnity.  Each Lender shall severally indemnify the Administrative Agent, within 30 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 2.15(a) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (d).

(e)           Mitigation.  Any Lender claiming any additional amounts payable pursuant to this Section 2.18 shall use its reasonable efforts (consistent with its internal policies and Requirements of Law) to change the jurisdiction of its lending office if such a change would reduce any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the sole determination of such Lender, be otherwise materially disadvantageous to such Lender or impose any costs (which the Borrower has declined to reimburse) on such Lender.

(f)           Tax Forms.  (i) Each Non-U.S. Lender Party shall (w) on or prior to the date such Non-U.S. Lender Party becomes a “Non-U.S. Lender Party” hereunder, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (f) and (z) from time to time if requested by the Borrower or the Administrative Agent (or, in the case of a participant or SPV, by the relevant Lender), provide the Administrative Agent and the Borrower (or, in the case of a participant or SPV, the relevant Lender) with two completed originals of each of the following, as applicable: (A) Forms W-8ECI (claiming complete exemption from U.S. withholding tax because the income is effectively connected with a U.S. trade or business), W-8BEN (claiming complete or partial exemption from U.S. withholding tax under an income tax treaty) or any successor forms; (B) in the case of a Non-U.S. Lender Party claiming exemption under Sections 871(h) or 881(c) of the Code, Form W-8BEN (claiming exemption from U.S. withholding tax under the portfolio interest exemption) or any successor form and a certificate substantially in the form of Exhibit G attached hereto that such Non-U.S. Lender Party is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code; (C) to the extent a Non-U.S. Lender Party is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a certificate substantially in the form of Exhibit G, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable, provided that if the Non-U.S. Lender Party is a partnership and one or more direct or indirect partners of such Non-Lender Party are claiming the portfolio interest exemption, such Non-U.S. Lender Party may provide a U.S. certificate substantially in the form of Exhibit G on behalf of each such direct and indirect partner, or (D) to the extent the Non-U.S. Lender Party is legally entitled to do so, any other applicable document prescribed by the IRS certifying as to the entitlement of such Non-U.S. Lender Party to such exemption from United States withholding tax with respect to all payments to be made to such Non-U.S. Lender Party under the Loan Documents.  Each Non-U.S. Lender Party agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(ii)          Each U.S. Lender Party shall (A) on or prior to the date such U.S. Lender Party becomes a “U.S. Lender Party” hereunder, (B) on or prior to the date on which any such form or certification expires or becomes obsolete, (C) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (f) and (D) from time to time if requested by the Borrower or the Administrative Agent (or, in the case of a participant or SPV, the relevant Lender), provide the Administrative Agent and the Borrower (or, in the case of a participant or SPV, the relevant Lender) with two completed originals of Form W-9 (certifying that such U.S. Lender Party is entitled to an exemption from U.S. backup withholding tax) or any successor form.

(iii)         If this Agreement (as it may be modified) is not treated as a Grandfathered Obligation and if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g)           Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.18 (including by the payment of additional amounts pursuant to this Section 2.18), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.18 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this clause (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (g) the payment of which would place the indemnified party in a less favorable net after-tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This clause (g) shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)           Each party’s obligations under this Section 2.18 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments, the expiration of a Letter of Credit and the repayment, satisfaction or discharge of all Obligations.

(i)           For purposes of this Section 2.18, the term “Lender” shall include any Issuing Bank.

Section 2.19.   Substitution of Lenders.  (a)  Substitution Right.  Unless a Default has occurred and is continuing, in the event that any Lender (an “Affected Lender”), (i) makes a claim under clause (b) or (c) of Section 2.17, (ii) notifies the Administrative Agent pursuant to Section 2.17(b) that it becomes illegal for such Lender to continue to fund or make any Eurodollar Rate Loan, (iii) makes a claim for payment pursuant to Section 2.18(a) or (c), (iv) becomes a Defaulting Lender or (v) does not consent to any amendment, waiver or consent to any Loan Document for which the consent of the Required Lenders is obtained but that requires the consent of other Lenders, the Borrower may either pay in full such Affected Lender with respect to amounts due with the consent of the Administrative Agent or substitute for such Affected Lender any Lender or any Affiliate or Approved Fund of any Lender or any other Person acceptable (which acceptance shall not be unreasonably withheld, conditioned or delayed) to the Administrative Agent (in each case, a “Substitute Lender”).

(b)           Procedure.  To substitute such Affected Lender or pay in full the Obligations owed to such Affected Lender, the Borrower shall deliver a notice to the Administrative Agent and such Affected Lender.  The effectiveness of such payment or substitution shall be subject to the delivery to the Administrative Agent by the Borrower (or, as may be applicable in the case of a substitution, by the Substitute Lender) of (i) payment for the account of such Affected Lender, of, to the extent accrued through, and outstanding on, the effective date for such payment or substitution, all Obligations owing to such Affected Lender (including those that will be owed because of such payment and all Obligations that would be owed to such Lender if it was solely a Lender) and (ii) in the case of a substitution, (A) payment of the assignment fee set forth in Section 10.2(c) and (B) an Assignment whereby the Substitute Lender shall, among other things, agrees to be bound by the terms of the Loan Documents and assume the Revolving Loans of the Affected Lender.

(c)           Effectiveness.  Upon satisfaction of the conditions set forth in clause (b) above, the Administrative Agent shall record such substitution or payment in the Register, whereupon (i) the Affected Lender shall sell and be relieved of, and the Substitute Lender shall purchase and assume, all rights and claims of such Affected Lender under the Loan Documents, except that the Affected Lender shall retain such rights expressly providing that they survive the repayment of the Obligations, (ii) the Substitute Lender shall become a “Lender” hereunder holding the outstanding Loans of such Affected Lender and (iii) the Affected Lender shall execute and deliver to the Administrative Agent an Assignment to evidence such substitution and deliver any Note in its possession; provided, however, that the failure of any Affected Lender to execute any such Assignment or deliver any such Note shall not render such sale and purchase (or the corresponding assignment) invalid.

ARTICLE III.
CONDITIONS TO AMENDMENT AND RESTATEMENT AND REVOLVING LOANS

Section 3.1.   Conditions Precedent to Effectiveness.  This Agreement shall become effective subject to the satisfaction or waiver of each of the following conditions precedent on or prior to May 15, 2015:

(a)           Certain Documents.  The Administrative Agent shall have received on or prior to the Second Amendment and Restatement Effective Date each of the following, each dated the Second Amendment and Restatement Effective Date (or such other date as may be indicated below) unless otherwise agreed by the Administrative Agent, in form and substance satisfactory to the Administrative Agent and each Lender:

(i)           This Agreement, duly executed and delivered by the Borrower and each of the other parties intended to be signatory hereto and thereto.

(ii)           The Amended and Restated Security Agreement, duly executed by the relevant grantors thereunder.

(iii)           a certificate of the President, Chief Executive Officer or Chief Financial Officer of the Borrower certifying that as of the Second Amendment and Restatement Effective Date: (A) the representations and warranties of the Loan Parties set forth in any Loan Document shall be true and correct on and as of such date, (B) no Default has occurred and is continuing, (C) since March 31, 2014, there has been no Material Adverse Effect, (D) the Convertible Notes have been issued and the proceeds thereof have been, or contemporaneously with the Second Amendment and Restatement Effective Date, will be applied to repay the Initial Term Loans in full, and (E) the net cash proceeds of the Convertible Notes, after giving effect to the repayment in full of the Initial Term Loans, are equal to at least $7,000,000.

(iv)           To the extent requested by the Lenders, duly executed opinions of counsel to the Loan Parties, each addressed to the Joint Lead Arrangers, the Collateral Agent, the Administrative Agent, the Issuing Banks and the Lenders and addressing such matters as the Administrative Agent or Lenders may request, substantially in the form of the opinions rendered on the Initial Closing Date.

(v)           To the extent requested by the Lenders, a copy of each Constituent Document of each Loan Party that is on file with any Governmental Authority in any jurisdiction and certified as of a recent date by such Governmental Authority, together with, if applicable, certificates attesting to the good standing of such Loan Party in its jurisdiction of organization and each other jurisdiction where such Loan Party is qualified to do business as a foreign entity or where such qualification is necessary (and, if appropriate in any such jurisdiction, related tax certificates; provided that such related tax certificates may be provided within thirty (30) days following the Second Amendment and Restatement Effective Date).

(vi)           To the extent requested by the Lenders, a certificate of the secretary or other officer of each Loan Party in charge of maintaining books and records of such Loan Party certifying as to (A) the names and signatures of each officer of such Loan Party authorized to execute and deliver any Loan Document, (B) the Constituent Documents of such Loan Party attached to such certificate are complete and correct copies of such Constituent Documents as in effect on the date of such certification and (C) the resolutions of such Loan Party’s board of directors or other appropriate governing body approving and authorizing the execution, delivery and performance of each Loan Document to which such Loan Party is a party.

(vii)           A certificate from the Chief Financial Officer of the Borrower demonstrating, as of the Second Amendment and Restatement Effective Date, that the Borrower’s Minimum Liquidity, after giving effect to the receipt of the net cash proceeds of the Convertible Notes, is $5,000,000 or greater. Such certificate shall be addressed to the Administrative Agent and accompanied by a Budget for each of the fiscal years ended March 31, 2016 (the “2016 Budget”) and March 31, 2017 (the “2017 Budget”).

(b)           Fees and Expenses.  There shall have been paid to the Administrative Agent, for the account of the applicable Person all fees and all reimbursements of costs or expenses, in each case due and payable under any Loan Document on or before the Second Amendment and Restatement Effective Date.  Notwithstanding anything to the contrary set forth herein or in any Loan Document, the remainder of the fee payable no later than April 30, 2015 pursuant to the Fifth Waiver Letter and the fee payable no later than May 11th, 2015 pursuant to the Sixth Waiver Letter, in each case, shall have been paid in full.

(c)           Business Plan.  The Administrative Agent and the Lenders shall have received and be reasonably satisfied with the Current Projections.

(d)           Consents.  Each Group Member shall have received all consents and authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all Permits of, and effected all notices to and filings with, any Governmental Authority, in each case, as may be necessary in connection with the consummation of the transactions contemplated in this Agreement and the other Loan Documents.

(e)           Additional Matters.  The Administrative Agent shall have received such additional documents and information as any Lender, through the Administrative Agent, may reasonably request.

(f)           KYC Information.  The Administrative Agent shall have received all documentation and other information required by regulatory authorities under the PATRIOT Act and other applicable “know your customer” and anti-money laundering rules and regulations.

(g)           Convertible Notes.  The issuance of the Convertible Notes shall have occurred and the proceeds thereof shall have been applied by the Borrower, or substantially concurrently with the Second Amendment and Restatement Effective Date, shall be applied by the Borrower, to make a voluntary prepayment of all Initial Term Loans outstanding under the First Amended and Restated Credit Agreement immediately prior to the Second Amendment and Restatement Effective Date plus all accrued and unpaid interest thereon. The net cash proceeds of the Convertible Notes, after giving effect to the repayment in full of the Initial Term Loans, shall be equal to at least $10,000,000.

(h)           Representations and Warranties.  On the Second Amendment and Restatement Effective Date, the representations and warranties of the Loan Parties set forth in any Loan Document shall be true and correct on and as of such date.

(i)           Security Interests. Each Security Document will create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral and the proceeds thereof and the Borrower shall have taken all such actions to the extent required to create or perfect (or equivalent under Requirements of Law, to the extent such concept is recognized thereunder) a first-priority security interest, so far as possible under relevant Requirements of Law, in any Collateral.

Section 3.2.   Additional Conditions to Each Borrowing.  The obligation of each Lender to make any Revolving Loan on the occasion of any Borrowing and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit hereunder is also subject to the satisfaction of the following conditions (unless waived pursuant to Section 10.1):

(a)           the representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects (or, in the case of any such representations and warranties qualified as to materiality, in all respects) on and as of the date of each such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as the case may be, as if made on such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

(b)           no  Default shall have occurred and be continuing or would occur after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as the case may be;

(c)           to the extent required under Section 2.3 each Lender shall have received a Notice of Borrowing in the manner and within the time period required by Section 2.3;

(d)           the Administrative Agent shall have received on or prior to the date of the relevant Borrowing,  a certificate (in form and substance satisfactory to the Administrative Agent and each Lender) of the President, Chief Executive Officer or Chief Financial Officer of the Borrower, dated the date of such Borrowing and certifying in reasonable detail as to the calculation of the Revolving Borrowing Base as of the most recent Revolving Measurement Date and certifying that the Revolving Loans requested pursuant to such Borrowing are in accordance with and in pro forma compliance with the drawing requirements in respect of the Revolving Borrowing Base; and

(e)           in the case of any issuance, amendment, renewal, extension or utilization of a Letter of Credit hereunder, any notices required pursuant to Section 2.4(b) and (c).

Each Notice of Borrowing by the Borrower hereunder and each Borrowing, each notice with respect to the issuance of a Letter of Credit pursuant to Section 2.4(b) and (c), and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on and as of the date of such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as the case may be, as to the matters specified in clauses (a) and (b) of this Section 3.2.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES

To induce the Lenders and the Agents to enter into this Agreement, the Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) represents and warrants to each of them each of the following as of the Second Amendment and Restatement Effective Date:

Section 4.1.   Corporate Existence; Compliance with Law.  Each of the Borrower and each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) is duly qualified to do business as a foreign entity and in good standing under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing would not, in the aggregate, have a Material Adverse Effect, (c) has all requisite power and authority and the legal right to own, pledge, mortgage and operate its property, to lease or sublease any property it operates under lease or sublease and to conduct its business as now or currently proposed to be conducted, (d) is in compliance with its Constituent Documents, (e) is in compliance with all applicable

Requirements of Law except where the failure to be in compliance would not have a Material Adverse Effect (except in respect of Anti-Corruption Laws, Anti-Money Laundering Laws and Corrupt Practices Law, in which case the relevant party shall be compliance in all respects) and (f) has all necessary Permits from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, lease, sublease, operation, occupation or conduct of its business, except where the failure to obtain such Permits, make such filings or give such notices would not, in the aggregate, have a Material Adverse Effect.

Section 4.2.            Power and Authority; No Conflicts; Due Execution, Delivery and Enforceability.  (a) Power and Authority; No Conflicts.  The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated therein (i) are within such Loan Party’s corporate or similar powers and, at the time of execution thereof, shall have been duly authorized by all necessary corporate or similar action (including, if applicable, consent of holders of its Securities), (ii) do not (A) contravene such Loan Party’s Constituent Documents, (B) violate any applicable Requirement of Law, (C) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material Contractual Obligation of any Loan Party or any of its Subsidiaries (including other Loan Documents), other than those in the case of clause (B) and clause (C) that (1) would not, in the aggregate, have a Material Adverse Effect and (2) are not created or caused by, or a conflict, breach, default or termination or acceleration event under, any Loan Document or (D) result in the imposition of any Lien (other than in favor of the Collateral Agent) upon any property of any Loan Party or any of its Subsidiaries and (iii) do not require any Permit of, or filing with, any Governmental Authority or any consent of, or notice to, any Person, other than (A) with respect to the Loan Documents, the filings required to perfect the Liens created by the Loan Documents and (B) those listed on Schedule 4.2 and that have been obtained or made, copies of which have been delivered to the Administrative Agent, and each of which is in full force and effect.

(B)           Due Execution, Delivery and Enforceability.  From and after its delivery to the Administrative Agent, each Loan Document (i) has been duly executed and delivered to the other parties thereto by each Loan Party thereto and (ii) is the legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and the effects of general principles of equity.

Section 4.3.   Ownership of Group Members.  Set forth on Schedule 4.3 is a complete and accurate list as of the Second Amendment and Restatement Effective Date showing for each Group Member and each Subsidiary of any Group Member and each joint venture of any of them, its jurisdiction of organization, the number of shares of each class of Stock authorized (if applicable), the number outstanding on the Second Amendment and Restatement Effective Date and the number and percentage of the outstanding shares of each such class owned (directly or indirectly) by the Borrower.  All outstanding Stock of each of them has been validly issued, is fully paid and non-assessable (to the extent applicable) and is owned beneficially and of record by a Group Member free and clear of all Liens other than the security interests created by the Loan Documents and Customary Permitted Liens.  There are no Stock Equivalents with respect to the Stock of any Group Member or any Subsidiary of any Group Member or any joint venture of any of them as of the Second Amendment and Restatement Effective Date, except as set forth on Schedule 4.3.  Except as provided in the Constituent Documents delivered to the Administrative Agent on or prior to the Initial Closing Date, there are no Contractual Obligations or other understandings to which the Borrower, any Group Member, any Subsidiary of any Group Member or any joint venture of any of them is a party with respect to (including any restriction on) the issuance, voting, Sale or pledge of any Stock or Stock Equivalent of any Group Member or any such Subsidiary or joint venture.

Section 4.4.            Financial Statements.  (a) Subject to the absence of footnote disclosure and normal recurring year-end audit adjustments, each of the Current Financial Statements fairly presents in all material respects the Consolidated financial position, results of operations and cash flow of the Borrower and the Group Members, as applicable, as at the date indicated and for the period indicated in accordance with GAAP.

(b)           On the Second Amendment and Restatement Effective Date, (i) no Group Member has any material liability or other obligation (including Indebtedness, Guaranty Obligations, contingent liabilities and liabilities for taxes, long-term leases and unusual forward or long-term commitments) that is not reflected in the Financial Statements referred to in clause (a) above or in the notes thereto and not otherwise permitted by this Agreement and (ii) since the date of the Financial Statements referenced in clause (a) above, there has been no Sale of any material property of the Group Members and no purchase or other acquisition of any material property.

(c)           The Current Projections were prepared by the Borrower, in light of the operations of the business of the Group Members and reflect projections for the period beginning on the Second Amendment and Effective Date and ending March 31, 2018 on a quarterly basis for the first year and on a year-by-year basis thereafter (but without taking into account the availability and use of proceeds from the Convertible Notes offering). As of the Second Amendment and Restatement Effective Date, the Current Projections were based upon estimates and assumptions stated therein, all of which the Borrower believed to be reasonable and fair in light of conditions and facts known to such Persons as of the Initial Closing Date and reflected the good faith, reasonable and fair estimates by such Persons of the future consolidated financial performance of the Group Members and the other information projected therein for the periods set forth therein.

Section 4.5.   Material Adverse Effect.  Since March 31, 2014, there have been no events, circumstances, developments or other changes in facts that would, in the aggregate, have a Material Adverse Effect.

Section 4.6.            Solvency.  Both before and after giving effect to (a) the Loans made on or prior to the date this representation and warranty is made, (b) the disbursement of the proceeds of such Loans and (c) the payment and accrual of all transaction costs in connection with the foregoing, each of the Loan Parties is Solvent.

Section 4.7.            Litigation.  There are no pending (or, to the knowledge of any Group Member, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes affecting any Group Member with, by or before any Governmental Authority other than those that (a) cannot reasonably be expected to affect the Obligations, the Loan Documents, the other transactions contemplated therein, any Distribution Agreement, any OLC Agreement or any GVE Agreement and (b) would not have, individually or in the aggregate, a Material Adverse Effect.

Section 4.8.            Taxes.  All federal and material state, local and foreign income and franchise and other tax returns, reports and statements (collectively, the “Tax Returns”) required to be filed by any Tax Affiliate have been filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions reflected therein or otherwise due and payable have been paid prior to the date due except Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves with respect thereto in accordance with GAAP.  No Tax Return is under audit or examination by any Governmental Authority and no notice of such an audit or examination or any assertion of any claim for taxes has been given or made by any Governmental Authority, except such audit, examination or claim as could not, if adversely determined, reasonably be expected to have a Material Adverse Effect.  Proper and accurate amounts have been withheld by each Tax Affiliate from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities.  No Tax Affiliate has participated in a "reportable transaction" within the meaning of Treasury Regulation Section 1.6011-4(b) or has been a member of an affiliated, combined or unitary group other than the group of which a Tax Affiliate is the common parent.

Section 4.9.            Margin Regulations.  None of the Group Members is engaged in the business of extending credit for the purpose of, and no proceeds of any Revolving Loan or other extensions of credit hereunder will be used for the purpose of, buying or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board) or extending credit to others for the purpose of purchasing or carrying any such margin stock, in each case in contravention of Regulation T, U or X of the Federal Reserve Board.

Section 4.10.   No Burdensome Obligations; No Defaults.  No Group Member is a party to any Contractual Obligation, no Group Member has Constituent Documents containing obligations, and, to the knowledge of any Group Member, there are no applicable Requirements of Law, in each case the compliance with which would have, in the aggregate, a Material Adverse Effect.  No Group Member (and, to the knowledge of each Group Member, no other party thereto) is in default under or with respect to any Contractual Obligation of any Group Member, which Contractual Obligation is material to the operation of the Group Member’s business and which default gives the applicable third party the right to terminate such Contractual Obligation.

Section 4.11.            Investment Company Act.  No Group Member is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940.

Section 4.12.   Labor Matters.  There are no strikes, work stoppages, slowdowns or lockouts existing, pending (or, to the knowledge of any Group Member, threatened) against or involving any Group Member, except, for those that would not, in the aggregate, have a Material Adverse Effect.  As of the Second Amendment and Restatement Effective Date, (a) there is no collective bargaining or similar agreement with any union, labor organization, works council or similar representative covering any employee of any Group Member, (b) no petition for certification or election of any such representative is existing or pending with respect to any employee of any Group Member and (c) no such representative has sought certification or recognition with respect to any employee of any Group Member.

Section 4.13.            ERISA.  Schedule 4.13 sets forth, as of the Second Amendment and Restatement Effective Date, a complete and correct list of, and that separately identifies, (a) all Title IV Plans, (b) all Multiemployer Plans and (c) all material Benefit Plans.  Each Benefit Plan, and each trust thereunder, intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law so qualifies.  Except for those that would not, in the aggregate, have a Material Adverse Effect, (x) each Benefit Plan is in compliance with applicable provisions of ERISA, the Code and other Requirements of Law, (y) there are no existing or pending (or to the knowledge of any Group Member, threatened) claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigation involving any Benefit Plan to which any Group Member incurs or otherwise has or could have an obligation or any Liability and (z) no ERISA Event is reasonably expected to occur.  On the Second Amendment and Restatement Effective Date, no ERISA Event has occurred in connection with which obligations and liabilities (contingent or otherwise) remain outstanding.  No ERISA Affiliate would have any Withdrawal Liability as a result of a complete withdrawal from any Multiemployer Plan on the date this representation is made.  No ERISA Affiliate has incurred any liability under Title IV of ERISA that remains outstanding (other than PBGC premiums due but not delinquent).

Section 4.14.            Environmental Matters.  Except as set forth on Schedule 4.14, (a) the operations of each Group Member are and have been in compliance with all applicable Environmental Laws, including obtaining, maintaining and complying with all Permits required by any applicable Environmental Law, other than non-compliances that, in the aggregate, would not have a reasonable likelihood of resulting in Material Environmental Liabilities, (b) no Group Member is party to, and no Group Member and no real property currently (or to the knowledge of any Group Member previously) owned, leased, subleased, operated or otherwise occupied by or for any Group Member is subject to or the subject of, any Contractual Obligation or any pending (or, to the knowledge of any Group Member, threatened) order, action, investigation, suit, proceeding, audit, claim, demand, dispute or notice of violation or of potential liability or similar notice under or pursuant to any Environmental Law other than those that, in the aggregate, are not reasonably likely to result in Material Environmental Liabilities, (c) no Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities has attached to any property of any Group Member and, to the knowledge of each Group Member, no facts, circumstances or conditions exist that could reasonably be expected to result in any such Lien attaching to any such property, (d) no Group Member has caused or suffered to occur a Release of Hazardous Materials at, to or from any real property of any Group Member and each such real property is free of contamination by any Hazardous Materials except for such Release or contamination that could not reasonably be expected to result, in the aggregate, in Material

Environmental Liabilities, (e) no Group Member (i) is or has been engaged in, or has permitted any current or former tenant to engage in, operations, or (ii) knows of any facts, circumstances or conditions, including receipt of any information request or notice of potential responsibility under CERCLA or other Environmental Laws, that, in the aggregate, would have a reasonable likelihood of resulting in Material Environmental Liabilities and (f) each Group Member has made available to the Administrative Agent copies of all existing environmental reports, reviews and audits and all documents pertaining to actual or potential Environmental Liabilities, in each case to the extent such reports, reviews, audits and documents are in their possession, custody or control.

Section 4.15.            Intellectual Property.  Each Group Member owns or licenses all material Intellectual Property that is necessary for the operations of its business.  To the knowledge of each Group Member, (a) the conduct and operation of the business of each Group Member does not infringe, misappropriate, dilute, violate or otherwise impair any Intellectual Property owned by any other Person and (b) no other Person has contested any right, title or interest of any Group Member in, or relating to, any Intellectual Property, other than, in each case, as would not, in the aggregate, have a Material Adverse Effect.  In addition, (x) there are no pending (or, to the knowledge of any Group Member, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes affecting any Group Member with respect to, (y) no judgment or order regarding any such claim has been rendered by any competent Governmental Authority, no settlement agreement or similar Contractual Obligation has been entered into by any Group Member, with respect to and (z) no Group Member knows or has any reason to know of any valid basis for any claim based on, any such infringement, misappropriation, dilution, violation or impairment or contest, other than, in each case, as would not, in the aggregate, have a Material Adverse Effect.

Section 4.16.            Title; Real Property.  (a) Each Group Member has good and marketable fee simple title to all owned real property and valid leasehold interests in all leased real property, and owns all personal property, in each case that is purported to be owned or leased by it, including those reflected on the most recent Financial Statements delivered by the Borrower, and none of such property is subject to any Lien except Permitted Liens.

(b)           Set forth on Schedule 4.16 are, as of the Second Amendment and Restatement Effective Date, (i) a complete and accurate list of all real property owned in fee simple by any Group Member or in which any Group Member owns a leasehold interest setting forth, for each such real property, the current street address (including, where applicable, county, state and other relevant jurisdictions), the record owner thereof and, where applicable, each lessee and sublessee thereof and (ii) any lease, sublease, license or sublicense of such real property by any Group Member.

Section 4.17.   Full Disclosure.  The written information prepared or furnished by or on behalf of (and with the consent or at the direction of) the Borrower or any Group Member in connection with any Loan Document (including the information contained in any Financial Statement or Disclosure Document) or the consummation of any transaction contemplated therein, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances when made, not misleading in any material respect; provided, however, that projections contained therein are not to be viewed as factual and that actual results during the periods covered thereby may differ from the results set forth in such projections by a material amount.  All projections that are part of such information (including those set forth in any Projections delivered subsequent to the Initial Closing Date) are based upon good faith estimates and stated assumptions believed to be reasonable and fair as of the date made in light of conditions and facts then known and, as of such date, reflect good faith, reasonable and fair estimates of the information projected for the periods set forth therein.  All facts known to the Borrower or any Group Member and material to the financial condition, business, property or prospects of the Borrower or the Group Members taken as one enterprise have been disclosed to the Lenders.

Section 4.18.   Agreements and Other Documents.  Each Group Member has provided to the Administrative Agent accurate and complete copies of all of the following agreements or documents to which it or GVE is subject and each of which is listed on Schedule 4.18: all Material DL OLC Agreements; all material licenses and permits held by the Group Members; instruments and documents evidencing any Indebtedness of such Group Member and any Lien granted by such Group Member with respect thereto; and instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of such Group Member.

Section 4.19.            Use of Proceeds.  The proceeds of the Loans made on the Initial Closing Date were used by the Borrower (and, to the extent distributed to them by the Borrower, each other Group Member) solely (a) to finance the Acquisition and the fees and the expenses incurred in connection with the Loan Documents and the Acquisition, (b) to refinance any portion of existing Indebtedness of GVE that was secured by the property being acquired pursuant to the Purchase Agreement; (c) to issue a Letter of Credit on the Initial Closing Date as required pursuant to the Purchase Agreement, and (d) for working capital needs and general corporate purposes of the Borrower and its Restricted Subsidiaries.  The proceeds of any future Revolving Loans will be used solely for working capital needs, general corporate purposes, and other purposes not prohibited by the Loan Documents, of the Borrower and its Restricted Subsidiaries.

Section 4.20.            Anti-Terrorism; Anti-Money Laundering; Corrupt Practices.

(a)           None of the Borrower, none of its Subsidiaries and, to the knowledge of the Borrower after reasonable due diligence, none of its Affiliates and none of the respective officers, directors, brokers or agents of the Borrower or any Subsidiary or Affiliate thereof (x) has violated or is in violation of Anti-Terrorism Laws or Anti-Money Laundering Laws or (y) has been convicted of, has been charged with, or is under investigation by, a Governmental Authority for violations of Anti-Terrorism Laws or Anti-Money Laundering Laws.

(b)           The funds used by any Loan Party to make payments under the Loan Documents to any Agent, Issuing Bank or Lender, will, to the knowledge of such Loan Party after reasonable due diligence, not be derived from activities that violate Anti-Terrorism Laws or Anti-Money Laundering Laws.  None of the borrowing of the Revolving Loans or the Borrower’s use of the proceeds thereof or the Letters of Credit will violate any Anti-Terrorism Laws or Anti-Money Laundering Laws.

(c)           None of the Borrower, none of its Subsidiaries and, to the knowledge of the Borrower after reasonable due diligence, none of its Affiliates and none of the respective officers, directors, brokers or agents of the Borrower or any Subsidiary or Affiliate thereof acting or benefiting in any capacity in connection with the Revolving Loans or the Letters of Credit is an Embargoed Person or is subject to special measures because of money laundering concerns under Section 311 of the PATRIOT Act and its implementing regulations.

(d)           None of the Borrower, none of its Subsidiaries and, to the knowledge of the Borrower after reasonable due diligence, none of its Affiliates and none of the respective officers, directors, brokers or agents of Borrower or any Subsidiary or Affiliate thereof acting or benefiting in any capacity in connection with the Revolving Loans and the Letters of Credit (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Embargoed Person, (iii) deals in, or otherwise engages in any transaction related to, any property or interests in property blocked pursuant to any Anti-Terrorism Law or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any Anti-Terrorism Law.

(e)           Neither the Borrower nor any of its Subsidiaries, nor any director, officer, or employee, nor, to the Borrower’s knowledge, any agent or representative of the Borrower or any of its Subsidiaries, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Borrower and its Subsidiaries have conducted their businesses in compliance with Corrupt Practices Laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such Corrupt Practices Law and with the representation and warranty contained herein.

ARTICLE V.
FINANCIAL COVENANTS

The Borrower covenants and agrees that, so long as any Obligation remains outstanding (including until all Letters of Credit shall have expired or been terminated and all LC Disbursements shall have been reimbursed), it will, and will cause each Group Member to comply with the following:

Section 5.1.   Minimum Liquidity.  The Borrower shall maintain at all times from and after the Second Amendment and Restatement Effective Date at least $5,000,000 in Minimum Liquidity.

Section 5.2.            Minimum Debt Service Coverage Ratio.  The Borrower shall not permit the Consolidated Debt Service Coverage Ratio as of the end of each Fiscal Quarter set forth below to be less than the minimum ratio set forth opposite such Fiscal Quarter.

FISCAL QUARTER ENDING	Minimum Consolidated Debt Service Ratio
June 30, 2016	1.15:1.00
September 30, 2016	1.20:1.00
December 31, 2016 and each Fiscal Quarter thereafter until the Revolving Maturity Date	1.25:1.00

ARTICLE VI.
AFFIRMATIVE COVENANTS

The Borrower covenants and agrees that, so long as any Obligation remains outstanding (including until all Letters of Credit shall have expired or been terminated and all LC Disbursements shall have been reimbursed), it will, and will cause each Group Member to comply with the following:

Section 6.1.   Reporting.  The Borrower shall deliver to the Administrative Agent (for further distribution to the Lenders in respect of the items listed in clauses (a), (b) and (c) below) each of the following:

(a)           Monthly Reports.  As soon as available, and in any event within 30 days after the end of each fiscal month in each Fiscal Quarter, a management report in form and substance acceptable to the Administrative Agent, setting forth in reasonable detail, among other things (i) the Consolidated EBITDA, revenues and selling, general and administrative expense for such fiscal month and that portion of the Fiscal Year ending as of the close of such fiscal month; (ii) commencing with March 31, 2014, in comparative form the figures for (A) the corresponding period in the Budget and (B) commencing after the fourth Fiscal Quarter after the Initial Closing Date, the corresponding period in the prior Fiscal Year; (iii) any significant variation from the corresponding period in the Budget; (iv) the aggregate amount of cash on hand as of the end of such fiscal month; (v) a reasonably detailed summary of any Distribution Agreement entered into after the date hereof that could reasonably be expected to generate (A) $4,000,000 or more in net cash revenues or (B) $400,000 or more in Adjusted Gross Margin; and (vi) the status of any Consolidated Working Capital adjustments paid through the collection of  the Holdback Accounts Receivables (as defined in the Purchase Agreement), including the calculation and final results thereof, provided that the Borrower shall not be required to disclose any information to the extent it reasonably believes the disclosure of such information would (1) reveal confidential discussions with the Seller or (2) materially and adversely impact any discussions with the Seller in respect of any Consolidated Working Capital adjustments, or any other matter related to the Acquisition.

(b)           Quarterly Reports.  As soon as available, and in any event within 45 days after the end of each Fiscal Quarter of the Fiscal Year ended March 31, 2014 (and within 75 days after December 31, 2013) and 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year thereafter, the Consolidated and consolidating unaudited balance sheet of the

Borrower and its Subsidiaries as of the close of such Fiscal Quarter and related Consolidated and consolidating statements of income and cash flow for such Fiscal Quarter and that portion of the Fiscal Year ending as of the close of such Fiscal Quarter, and setting forth in comparative form the figures for the corresponding period in the prior Fiscal Year and the figures contained in the latest Projections, in each case certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the Consolidated and consolidating financial position, results of operations and cash flow of the Group Members as at the dates indicated and for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments).

(c)           Annual Reports.  Commencing with the Fiscal Year ended March 31, 2014, as soon as available, and in any event within 90 days after the end of each Fiscal Year, (i) the Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and related Consolidated statements of income, stockholders’ equity and cash flow for such Fiscal Year, each prepared in accordance with GAAP, together with a certification by the Group Members’ Accountants that (A) such Consolidated Financial Statements fairly present in all material respects the Consolidated financial position, results of operations and cash flow of the Borrower and its Subsidiaries as at the dates indicated and for the periods indicated therein in accordance with GAAP without qualification as to the scope of the audit or as to going concern and without any other similar qualification and (B) in the course of the regular audit of the businesses of the Group Members, which audit was conducted in accordance with the standards of the United States’ Public Company Accounting Oversight Board (or any successor entity), such Group Members’ Accountants have obtained no knowledge that a Default in respect of any financial covenant contained in Article V has occurred and is continuing or, if in the opinion of the Group Members’ Accountants such a Default has occurred and is continuing, a statement as to the nature thereof (which certification with respect to clause (B) may be limited or omitted to the extent required by accounting rules or guidelines); and (ii) a supplemental consolidating balance sheet as of the end of such Fiscal Year and related consolidating statements of income, and cash flow for such Fiscal Year of the Borrower, together with a certification by a Responsible Officer of the Borrower that such consolidating Financial Statements fairly present in all material respects the Consolidated financial position, results of operations and cash flow of the Borrower and Group Members as at the dates indicated and for the periods indicated therein in accordance with GAAP.

(d)           Compliance Certificate.  Together with each delivery of any Financial Statement pursuant to clause (b) or (c) above, a Compliance Certificate duly executed by a Responsible Officer of the Borrower that, among other things,

(i)           demonstrates compliance with each financial covenant contained in Article V;

(ii)          demonstrates compliance with the Revolving Borrowing Base pursuant to Section 2.7 including the Accounts Report and Inventory Log pursuant to Sections 6.1(n) and (o) respectively;  and

(iii)         states that no Default has occurred and is continuing as of the date of delivery of such Compliance Certificate or, if a Default has occurred and is continuing,

states the nature thereof and the action that the Borrower proposes to take with respect thereto.

The Borrower shall not be required to deliver such Compliance Certificate together with any Financial Statement delivered in connection with the Fiscal Year ended March 31, 2014 pursuant to clause (c) above.

(e)           Corporate Chart and Other Collateral Updates.  As part of the Compliance Certificate delivered pursuant to clause (d) above, a certificate by a Responsible Officer of the Borrower that (i) the Corporate Chart attached thereto (or the last Corporate Chart delivered pursuant to this clause (e)) is correct and complete as of the date of such Compliance Certificate, (ii) the Loan Parties have delivered all documents (including updated schedules as to locations of Collateral and acquisition of Intellectual Property or real property) they are required to deliver pursuant to any Loan Document on or prior to the date of delivery of such Compliance Certificate and (iii) complete and correct copies of all documents modifying any term of any Constituent Document of any Loan Party or joint venture thereof on or prior to the date of delivery of such Compliance Certificate have been delivered to the Administrative Agent or are attached to such certificate.

(f)           Additional Projections.  (i) As soon as available and in any event not later than 30 calendar days following the commencement of each Fiscal Year (beginning March 31, 2014), the annual business plan and the Budget of the Group Members for such Fiscal Year approved by the Borrower’s Board of Directors (or the equivalent thereof) and updated if the Borrower’s Board of Directors approves a changed version and (ii) as soon as available and in any event not later than 30 calendar days following the commencement of each Fiscal Year, forecasts prepared by management of the Borrower (A) for each quarter in such next succeeding Fiscal Year, including in such forecasts (x) a projected year-end Consolidated and consolidating balance sheet, income statement and statement of cash flows for the Group Members, (y) a statement of all of the material assumptions on which such forecasts are based and (z) substantially the same type of financial information as that contained in the Initial Projections and (B) for each other succeeding Fiscal Year through the Fiscal Year containing the Revolving Maturity Date, substantially the same type of financial information as that contained in the Initial Projections.

(g)           Management Discussion and Analysis.  Together with each delivery of any Compliance Certificate pursuant to clause (d) above, a discussion and analysis of the financial condition and results of operations of the Group Members for the quarterly portion of the Fiscal Year then elapsed and discussing the reasons for any significant variations from the Projections for such period and the figures for the corresponding period in the previous Fiscal Year.

(h)           Audit Reports, Management Letters, Etc.  Together with each delivery of any Financial Statement for any Fiscal Year pursuant to clause (c) above, copies of each management letter, audit report or similar letter or report received by any Group Member from any independent registered certified public accountant (including the Group Members’ Accountants) in connection with such Financial Statements or any audit thereof, each certified to be complete and correct copies by a Responsible Officer of the Borrower as part of the Compliance Certificate delivered in connection with such Financial Statements.

(i)           Insurance Certifications.

(i)           At each policy renewal, but not less than annually, a certification from each insurer or by an authorized representative of each insurer identifying the underwriters, the type of insurance, the limits, deductibles, and term thereof, which shall specifically list the provisions delineated in clause (a) of Section 6.13;

(ii)           Concurrently with the furnishing of all certificates referred to in clause (i) above, a statement from an independent insurance broker, reasonably acceptable to the Administrative Agent, stating that (A) all premiums then due have been paid and (B) in the opinion of such broker, the insurance then maintained by the Borrower is in accordance with clause (a) of Section 6.13; and

(iii)          The Borrower shall request such insurance broker, upon its first knowledge, to advise the Administrative Agent promptly in writing of any default in the payment of any premiums or any other act or omission, on the part of any Person, which might invalidate or render unenforceable, in whole or in part, any insurance provided by the Borrower hereunder.

(j)           Reserved.

(k)           Revolving Borrowing Base Certificate.  On each Revolving Measurement Date, a Revolving Borrowing Base Certificate of the president or chief financial officer of the Borrower in substantially the form of Exhibit H (a “Revolving Borrowing Base Certificate”) which sets forth (i) the calculation of the Revolving Borrowing Base as of such Revolving Measurement Date (including Account Reports and Inventory Reports) in accordance with the definition of thereof in Section 2.7, (ii) the calculation of the Revolving Exposure as of such date, (iii) a schedule of the amount and account debtor for each VMI Account and (iv) the Borrower’s Minimum Liquidity as of such Revolving Measurement Date.

(l)           Projected Cash Flows; Liquidity Report.

(i)           On the 15th day of each calendar month (or if such day is not a Business Day, the immediately preceding Business Day) (delivered contemporaneously with the relevant Revolving Borrowing Base Certificate) the Borrower shall provide a forecast of the Group Member’s projected monthly cash flows for the next succeeding three calendar month cash flow forecast (or, at all times when the Borrower’s Minimum Liquidity is less than $10,000,000, a detailed statement of the Group Member’s projected weekly cash flows for the next succeeding 13 weeks), in each case,  as of the end of the immediately preceding month.

(ii)           On the last day of each calendar month (or if such day is not a Business Day, the immediately preceding Business Day) (delivered contemporaneously with the relevant Revolving Borrowing Base Certificate and certified by the president or chief financial officer of the Borrower), a report setting forth actual cash flows for such calendar month and each of the two immediately preceding calendar months (in each case, to the extent a cash flow forecast has been delivered in respect of any such month pursuant to clause (i) of this clause (l)), in each case, setting forth all the variances in excess of $500,000, on a line-item basis, from the amount set forth for such month in the cash flow forecast delivered pursuant to clause (i) of this clause (l), including explanations for all such variances.

(m)           Account Roll-Forward Report.  On the 15th day of each calendar month (or if such day is not a Business Day, the immediately preceding Business Day), commencing with the first such date that is at least 15 days after the Initial Closing Date, a report in reasonable detail (delivered contemporaneously with the relevant Revolving Borrowing Base Certificate and certified by the president or chief financial officer of the Borrower) setting forth for the period beginning on the last day of the month immediately preceding the most recently-ended month through the last day of the most recently-ended month (the “Test Period”) the total cash amount deposited in the Concentration Account during the Test Period, and a detailed breakdown of:  (i) the aggregate amount of: (A) outstanding and unpaid Receivables as of the close of business on the first day of the Test Period, (B) any newly created Receivables during the Test Period as shown in the Accounts Detail Report for such month; (C) any Customer Receipts during the Test Period; and (D) any returns, defective items, and other credits given to retailers in respect of such Receivables during the Test Period; and (ii) the difference between the amounts in clause (i) and the aggregate amount of outstanding and unpaid Receivables as shown in the Accounts Detail Report as of the close of business on the last day of the Test Period; and including the information set forth in Exhibit L.

(n)           Accounts Report.  Twice monthly for each calendar month, and in any event no later than the 15th day of each month (or if such day is not a Business Day, the immediately preceding Business Day) and the last Business Day of each calendar month, the Borrower shall deliver an Accounts Report to the Administrative Agent.

(o)           Inventory Log.  Twice monthly for each calendar month, and in any event no later than the 15th day of each month (or if such day is not a Business Day, the immediately preceding Business Day) and the last Business Day of each calendar month, the Borrower shall deliver an Inventory Log to the Administrative Agent.

(p)           Quarterly Return Percentage.  On the 15th day of the calendar month (or if such day is not a Business Day, the immediately preceding Business Day) immediately following the end of each Fiscal Quarter, a report in reasonable detail setting forth the return percentage (including chargebacks and gross billings) for each Customer.

(q)           Other Agreements.  Promptly after the execution thereof, copies of all Material DL OLC Agreements and any Intercompany Agreements not previously delivered to the Administrative Agent in accordance with this Agreement.

(r)           Consolidated Net Outstanding Content Advances.  Commencing on the last day of the Fiscal Quarter ended September 30, 2015 (or if such day is not a Business Day, the immediately preceding Business Day) and on the last day of each 6-month period thereafter (or if such day is not a Business Day, the immediately preceding Business Day), in each case, delivered contemporaneously with the relevant Revolving Borrowing Base Certificate, a certificate of the president or chief financial officer of the Borrower which sets forth in reasonable detail the current Consolidated Net Outstanding Content Advances, including the amount of such advances since the Initial Closing Date cumulatively and in the immediately preceding two Fiscal Quarters.

(s)           Lender Meeting.  Within thirty (30) days after the Second Amendment and Restatement Effective Date, the Borrower and its senior management team shall hold a meeting (at a mutually agreeable location and time), which may be done by teleconference, with all Lenders who choose to attend such meeting or teleconference, at which meeting or teleconference, as the case may be, shall be reviewed the financial condition, Current Projections and the 2016 Budget and 2017 Budget, together with any variations to such Budgets that would result from additional cash on the balance sheet of the Borrower resulting from the issuance of the Convertible Notes.

Section 6.2.   Other Events.  The Borrower shall give the Administrative Agent notice of each of the following promptly (but, in any event, no later than five days) after any Responsible Officer of any Group Member obtains knowledge of it: (a)(i) any Default and (ii) any event that would reasonably be expected to have a Material Adverse Effect, specifying, in each case, the nature and anticipated effect thereof and any action proposed to be taken in connection therewith, (b) any event reasonably expected to result in a mandatory prepayment of the Obligations pursuant to Section 2.9, stating the material terms and conditions of such transaction and estimating the Net Cash Proceeds thereof, (c) the commencement of, or any material developments in, any action, investigation, suit, proceeding, audit, claim, demand, order or dispute with, by or before any Governmental Authority affecting any Group Member or any property of any Group Member that (i) seeks injunctive or similar relief, (ii) in the reasonable judgment of the Borrower, exposes any Group Member to liability in an aggregate amount in excess of $1,000,000 or (iii) if adversely determined, would reasonably be expected to have a Material Adverse Effect, and (d) the acquisition of any material real property or the entering into any material lease.

Section 6.3.            Copies of Notices and Reports.  The Borrower shall promptly deliver to the Administrative Agent copies of each of the following: (a) all reports that the Borrower transmits to its security holders generally, (b) all documents that any Group Member files with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., any securities exchange or any Governmental Authority exercising similar functions, (c) all press releases issued by any Group Member or, to the extent such press release relates to a Group Member not made available directly to the general public, (d) all material documents, notices or reports transmitted or delivered or received pursuant to, or in connection with, any Distribution Agreements, OLC Agreement, Intercompany Agreement or GVE Agreements, (e) a summary report of Universal Studios Home Entertainment LLC received by any Group Member and (f) any material document transmitted or received pursuant to, or in connection with, any Contractual Obligation governing Indebtedness of any Group Member.

Section 6.4.            Taxes.  The Borrower shall give the Administrative Agent notice of each of the following promptly after any Responsible Officer of any Group Member or a Tax Affiliate obtains knowledge of it: (a) the creation, or filing with the IRS or any other Governmental

Authority, of any Contractual Obligation or other document extending, or having the effect of extending, the period for assessment or collection of any taxes with respect to any Tax Affiliate and (b) the creation of any Contractual Obligation of any Tax Affiliate, or the receipt of any request directed to any Tax Affiliate, to make any adjustment under Section 481(a) of the Code, by reason of a change in accounting method or otherwise, which would reasonably be expected to have a Material Adverse Effect.

Section 6.5.            Labor Matters.  The Borrower shall give the Administrative Agent notice of each of the following, promptly after, and in any event within 30 days after any Responsible Officer of any Group Member knows of it: (a) the commencement of any material labor dispute to which any Group Member is or may reasonably become a party, including any strikes, lockouts or other disputes relating to any of such Person’s plants and other facilities, and (b) the incurrence by any Group Member of liability under the Worker Adjustment and Retraining Notification Act or related or similar liability incurred with respect to the closing of any plant or other facility of any such Person (other than, in the case of this clause (b), those that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect).

Section 6.6.            ERISA Matters.  The Borrower shall give the Administrative Agent (a) on or prior to any filing by any ERISA Affiliate of any notice of intent to terminate any Title IV Plan, a copy of such notice and (b) promptly, and in any event within ten days, after any Responsible Officer of any ERISA Affiliate knows or has reason to know that an ERISA Event has occurred, a notice describing such ERISA Event and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice filed with the PBGC or the IRS pertaining thereto.

Section 6.7.            Environmental Matters.  (a) The Borrower shall provide the Administrative Agent notice of each of the following promptly (but, in any event, no later than five days) after any Responsible Officer of any Group Member obtains knowledge of it (and, upon reasonable request of the Administrative Agent, documents and information in connection therewith): (i)(A) unpermitted Releases, (B) the receipt by any Group Member of any notice of violation of or potential liability or similar notice under, or the existence of any condition that could reasonably be expected to result in violations of or liabilities under, any Environmental Law or (C) the commencement of, or any material change to, any action, investigation, suit, proceeding, audit, claim, demand, dispute alleging a violation of or liability under any Environmental Law, that, for each of clauses (A), (B) and (C) above (and, in the case of clause (C), if adversely determined), in the aggregate for each such clause, could reasonably be expected to result in Environmental Liabilities in excess of $1,000,000, (ii) the receipt by any Group Member of notification that any property of any Group Member is subject to any Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities and (iii) any proposed acquisition or lease of real property if such acquisition or lease would have a reasonable likelihood of resulting in aggregate Environmental Liabilities in excess of $500,000.

(b)           Upon request of the Administrative Agent, the Borrower shall provide the Administrative Agent a report containing an update as to the status of any environmental, health or safety compliance, hazard or liability issue identified in any document delivered to any Secured Party pursuant to any Loan Document or as to any condition reasonably believed by the

Administrative Agent to have a reasonable likelihood of resulting in Material Environmental Liabilities.

Section 6.8.   Other Information.  The Borrower shall provide the Administrative Agent with such other documents and information with respect to the business, property, condition (financial or otherwise), legal, financial or corporate or similar affairs or operations of any Group Member as the Administrative Agent or such Lender through the Administrative Agent may from time to time reasonably request.

Section 6.9.   Maintenance of Corporate Existence.  Each Group Member shall (a) preserve and maintain its legal existence, except in the consummation of transactions expressly permitted by Section 7.7, and (b) preserve and maintain it rights (charter and statutory), privileges franchises and Permits necessary or desirable in the conduct of its business, except, in the case of this clause (b), where the failure to do so would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 6.10.          Compliance with Laws, Etc.  Each Group Member shall comply in all material respects with (a) all applicable Requirements of Law, (b) all Contractual Obligations and (c) all Permits.

Section 6.11.          Payment of Obligations.  Each Group Member shall pay or discharge before they become delinquent (a) all material claims, taxes, assessments, charges and levies imposed by any Governmental Authority and (b) all other lawful claims that if unpaid would, by the operation of applicable Requirements of Law, become a Lien upon any property of any Group Member, except, in the case of clauses (a) and (b), for those (x) whose amount or validity is being contested in good faith by proper proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Group Member in accordance with GAAP or (y) which encumber property that, individually or in the aggregate, has a value of less than $250,000.

Section 6.12.          Maintenance of Property.  Each Group Member shall maintain and preserve (a) in good working order and condition all of its property necessary in the conduct of its business and (b) all rights, permits, licenses, approvals and privileges (including all Permits) necessary, used or useful, whether because of its ownership, lease, sublease or other operation or occupation of property or other conduct of its business, and shall make all necessary or appropriate filings with, and give all required notices to, Government Authorities, except for such failures to maintain and preserve the items set forth in clauses (a) and (b) above that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 6.13.          Maintenance of Insurance.  (a)  Each Group Member shall (i) maintain or cause to be maintained in full force and effect all policies of insurance of any kind with respect to the property and businesses of the Group Members (including policies of life, fire, theft, product liability, public liability, general liability, property damage, other casualty, employee fidelity, workers’ compensation, business interruption and employee health and welfare insurance) with financially sound and reputable insurance companies or associations (in each case that are not Affiliates of the Borrower) of a nature and providing such coverage as is sufficient and as is customarily carried by businesses of the size and character of the business of the Group Members and in any event in form and substance reasonably acceptable to the Collateral Agent; it being agreed that the insurance set forth on Schedule 6.13 is acceptable and (ii) cause all such insurance relating to any property or business of any Group Member to name the Collateral Agent, on behalf of the Secured Parties, as additional insured or loss payee, as appropriate and with any requested endorsements and to provide that no cancellation, material addition in amount or material change in coverage shall be effective until after 30 days (or ten days in the case of a payment default) notice thereof to the Collateral Agent.

(b)           General.  The Agents shall be entitled, upon reasonable advance notice and at any reasonable time during normal business hours (utilizing efforts to minimize the interference with operations), to review the Group Members’ insurance policies carried and maintained pursuant to this Section 6.13. Upon request, the Borrower shall furnish the requesting Agent with copies of all insurance policies, binders, and cover notes or other evidence of such insurance.  Notwithstanding anything to the contrary herein, no provision of this Section 6.13 or any provision of this Agreement shall impose on any Agent any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by the Group Members, nor shall any Agent be responsible for any representations or warranties made by or on behalf of the Group Members to any insurance broker, company or underwriter.  The Collateral Agent, at its sole option, may obtain such insurance if not provided by the Borrower and in such event, the Borrower shall reimburse the Collateral Agent upon demand for the cost thereof together with interest.  The Group Members shall also carry and maintain, should their risk profile change during the term of this Agreement, any other insurance that the Administrative Agent may reasonably require from time to time.

Section 6.14.   Keeping of Books.  The Group Members shall keep proper books of record and account, in which full, true and correct entries shall be made in accordance with GAAP and all other applicable Requirements of Law of all financial transactions and the assets and business of each Group Member.

Section 6.15.            Access to Books and Property; Audit Rights.

(a)           Each Group Member shall permit the Agents, the Lenders, the Issuing Banks and any Related Person of any of them, as often as reasonably requested (utilizing efforts to minimize the interference with operations), at any reasonable time during normal business hours and with reasonable advance notice (except that, during the continuance of an Event of Default, no such notice shall be required) to (a) visit and inspect the property of each Group Member and examine and make copies of and abstracts from, the corporate (and similar), financial, operating and other books and records of each Group Member, (b) discuss the affairs, finances and accounts of each Group Member with any officer or director of any Group Member, (c) communicate directly with any registered certified public accountants (including the Group Members’ Accountants) of any Group Member and (d) conduct such appraisals, audits, reviews, and investigations of the Collateral and any documents, instruments or agreements relating thereto; provided that, so long as no Event of Default has occurred and is continuing, the Agents, the Lenders, the Issuing Banks and any Related Persons shall not, collectively or individually, exercise the rights granted under this Section 6.15 more often than twice in the aggregate in any Fiscal Year.  Each Group Member shall authorize their respective registered certified public accountants (including the Group Members’ Accountants) to communicate directly with the

Agents, the Lenders, the Issuing Banks and their Related Persons and to disclose to the Agents, the Lenders, the Issuing Banks and their Related Persons all financial statements and other documents and information as they might have and any Agent or any Lender reasonably requests with respect to any Group Member.  The Administrative Agent may at the sole expense of the Borrower, not more frequently than every six months (and commencing no sooner than after delivery of audited Financial Statements pursuant to Section 6.1(c) for the period ended March 31, 2014), request a valuation or audit report from an Acceptable Appraiser of that portion of the Collateral consisting of Receivables.

(b)           Promptly after the Second Amendment and Restatement Effective Date, the Borrower shall cause, at its own expense, the completion by an Acceptable Appraiser of a valuation or audit report of the Collateral as of June 30, 2015 or such earlier date as the Borrower and the Administrative Agent may reasonably agree.

Section 6.16.           Environmental.  Each Group Member shall comply with, and maintain its property, whether owned, leased, subleased or otherwise operated or occupied, in compliance with, all applicable Environmental Laws (including by implementing any Remedial Action necessary to achieve such compliance or that is required by orders and directives of any Governmental Authority) except for failures to comply that would not, in the aggregate, have a Material Adverse Effect.  Without limiting the foregoing, if an Event of Default has occurred and is continuing or if the Administrative Agent at any time has a reasonable basis to believe that there exist violations of Environmental Laws by any Group Member or that there exist any Environmental Liabilities, in each case, that would reasonably be expected to have, in the aggregate, a Material Adverse Effect, then each Group Member shall, promptly upon receipt of request from the Administrative Agent, cause the performance of, and allow the Administrative Agent and its Related Persons access to such real property for the purpose of conducting, such environmental audits and assessments, including subsurface sampling of soil and groundwater, and cause the preparation of such reports, in each case as the Administrative Agent may from time to time reasonably request.  Such audits, assessments and reports, to the extent not conducted by the Administrative Agent or any of its Related Persons, shall be conducted and prepared by reputable environmental consulting firms reasonably acceptable to the Administrative Agent and shall be in form and substance reasonably acceptable to the Administrative Agent.

Section 6.17.   Use of Proceeds.  The proceeds of the Revolving Loans made after the Second Amendment and Restatement Effective Date shall be used by the Borrower (and, to the extent distributed to them by the Borrower, each other Group Member) solely for working capital needs, general corporate purposes, and other purposes not prohibited by the Loan Documents, of the Borrower and its Restricted Subsidiaries.

Section 6.18.            Additional Collateral and Guaranties.  In respect of after-acquired property and Persons that become Subsidiaries of any Group Member (excluding Excluded Subsidiaries) after the Initial Closing Date to the extent permitted under Section 7.17), each Group Member shall, promptly, do each of the following, unless otherwise agreed by the Administrative Agent:

(a)           deliver to the Administrative Agent such modifications to the terms of the Loan Documents (or, to the extent applicable as determined by the Administrative Agent or the

Collateral Agent, such other documents), in each case in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent and as the Administrative Agent or the Collateral Agent deems necessary or advisable in order to ensure the following:

(i)           (A) each such Subsidiary shall guaranty, as primary obligor and not as surety, the payment of the Obligations of the Borrower via a joinder to the Guaranty Agreement; and

(ii)          each such Subsidiary shall effectively grant to the Collateral Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in all of the  property of such Subsidiary constituting Collateral as security for the Obligations.

(b)           [reserved];

(c)           [reserved];

(d)           to take all other actions necessary or advisable to ensure the validity or continuing validity of any guaranty for any Obligation or any Lien securing any Obligation, to perfect, maintain, evidence or enforce any Lien securing any Obligation or to ensure such Liens have the same priority as that of the Liens on similar Collateral set forth in the Loan Documents executed on the Initial Closing Date (or, for Collateral located outside the United States, a similar priority acceptable to the Collateral Agent), including the filing of UCC financing statements in such jurisdictions as may be required by the Loan Documents or applicable Requirements of Law or as the Collateral Agent may otherwise reasonably request; and

(e)           deliver to the Administrative Agent such legal opinions, organizational documents, certificates and other documentation relating to the matters described in this Section 6.18, as shall be reasonably required by the Administrative Agent.

Section 6.19.   USA Patriot Act.  Promptly upon the request of any Lender, any Issuing Bank or the Administrative Agent the Borrower shall supply, or procure the supply of, such documentation and other evidence as is requested by such Lender, such Issuing Bank or the Administrative Agent (for itself or on behalf of any Issuing Bank, any Lender or any prospective Lender) in order for such Lender, such Issuing Bank, Administrative Agent, (or any prospective Lender) to carry out and be satisfied with the results of all necessary “know your customer” or other checks in relation to the Borrower under all applicable laws and regulations pursuant to the transactions contemplated under the Loan Documents.

Section 6.20.            [Reserved].

Section 6.21.            Corporate Separateness.  Each Group Member shall take, or refrain from taking, as the case may be, all actions, including, but not limited to the following, that are necessary or advisable to be taken or not to be taken in order to ensure that its existence shall be maintained and respected separate and apart from that of any other Person:

(a)           Each Group Member shall maintain its own deposit, securities or other account or accounts, separate from those of any Affiliate, with commercial banking institutions or broker-dealers.  Each Group Member shall ensure that its funds will not be diverted to any other Person or for other than corporate uses of such Group Member, as the case may be, and such funds will not be commingled with the funds of any other Person.

(b)           To the extent that it shares the same officers or other employees as any of its Affiliates, each Group Member shall ensure that the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, to the extent practicable, on the basis of such entity’s actual share of such costs and to the extent such allocation is not practicable, on a basis reasonably related to such entity’s fair share of the salary and benefit costs associated with all such common officers and employees.

(c)           To the extent that it jointly contracts with any of its Affiliates to do business with vendors or service providers or to share overhead expenses, each Group Member shall ensure that the costs incurred in so doing shall be allocated fairly among such entities, to the extent practicable, on the basis of such entities’ actual share of such costs and to the extent such allocation is not practicable, on a basis reasonably related to such entities’ fair share of such costs.  To the extent that any Group Member contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods or services are provided on the basis of such entities’ actual share of such costs and to the extent such allocation is not practicable, on a basis reasonably related to such entities’ fair share of such costs.  All material transactions between or among a Group Member and any of its respective Affiliates, whether currently existing or hereafter entered into, shall be only on an arm’s-length basis.

(d)           Each Group Member shall maintain a principal executive office at a separate address from the address of each of its Affiliates (other than any Group Member or its respective Subsidiaries); provided that reasonably segregated offices in the same building shall constitute separate addresses for purposes of this clause (d) so long as such office space is leased or subleased to any Group Member under a separate written agreement between such Group Member and such Affiliate on arm’s-length terms.  To the extent that any Group Member or any of its Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses.

(e)           Each Group Member shall maintain and issue separate financial statements prepared not less frequently than annually and prepared in accordance with GAAP.

(f)           Each Group Member shall conduct its affairs in its own name and strictly in accordance with its Constituent Documents and observe all necessary, appropriate and customary corporate formalities, including holding all regular and special officers’ and directors’ meetings appropriate to authorize all corporate action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts.

(g)           None of the Group Members shall, nor shall they permit any of their respective Subsidiaries to, assume or guarantee any of the liabilities of any Affiliate except as expressly permitted herein.

(h)           Each Group Member shall have stationery and other business forms separate and distinct from that of any other Person.

(i)           Each Group Member shall cause its assets to be maintained in a manner that facilitates their identification and segregation from those of any other Person.

(j)           At all times thereafter, the board of directors of the Borrower shall have at least one director who is not an officer, director, employee, material shareholder or material supplier of any Affiliate of the Borrower (other than any Loan Party) and whose vote is required in order for the Borrower to file a voluntary petition for bankruptcy or to commence any other event that would constitute an Event of Default under Section 8.1(e).

Section 6.22.   Cinedigm Lockbox Accounts and Concentration Account.

(a)           [Reserved.]

(b)           [Reserved.]

(c)           The Borrower acknowledges that it has directed and will continue to direct all of its Customers from prior to the Acquisition to make all current and future payments in respect of the Receivables in respect of those Customers to the applicable Cinedigm Lockbox Account and otherwise cause all the related Customer Receipts to be deposited in the applicable Cinedigm Lockbox Account (and the Borrower agrees not to alter such instructions or provide instructions contrary to the foregoing).

(d)           No less frequently than every third Business Day, the Borrower shall cause the amounts in the Cinedigm Lockbox Accounts to be transferred to the Concentration Account.  Unless otherwise specified in or prohibited by the relevant Blocked Account Control Agreement or the other Loan Documents and so long as an Event of Default has not occurred and is continuing, the amounts in the Concentration Account shall be transferred to the applicable Operating Account (pursuant to Section 6.22(e)) no less frequently than weekly.

(e)           The Borrower may use the Secondary Operating Account solely to the extent necessary to separate ordinary course of business deposit transactions of the Borrower from Customer Receipts payable into the Initial Operating Account; provided that: (i) all relevant Customer Receipts that were previously directed to be paid into the Initial Operating Account continue to be paid into the Initial Operating Account; (ii) the Secondary Operating Account is solely for ordinary course deposit activity of the Borrower; (iii) the Secondary Operating Account is subject to the Lien of the Security Agreement and the Borrower (contemporaneously with the creation of such account) enters into an account control agreement in form satisfactory to the Administrative Agent whereby control is granted to the Collateral Agent in respect of the Secondary Operating Account; and (iv) the Initial Operating Account is and continues to be subject to the control of the Collateral Agent pursuant to a Blocked Account Control Agreement.

Section 6.23.   Debt Service Reserve Account.

(a)           Within 60 days from the Second Amendment and Restatement Effective Date, the Borrower shall establish the Debt Service Reserve Account and shall immediately deposit therein cash in an amount equal to or greater than the Minimum DSRA Amount.

(b)           The Debt Service Reserve Account shall be used solely to pay scheduled interest due and payable at any time on the Revolving Loans and the Convertible Notes when there is insufficient cash available at the Borrower to make such scheduled interest payment.

(c)           If at any time, the balance in the Debt Service Reserve Account is less than the Minimum DSRA Amount, Borrower’s shall, within five (5) Business Days, deposit such funds to eliminate such deficiency.

ARTICLE VII.
NEGATIVE COVENANTS

The Borrower covenants and agrees that, so long as any Obligation remains outstanding (including until all Letters of Credit shall have expired or been terminated and all LC Disbursements shall have been reimbursed), it will, and will cause each Group Member to comply with the following:

Section 7.1.   Indebtedness.  No Group Member shall, directly or indirectly, incur or otherwise remain liable with respect to or responsible for, any Indebtedness except for the following:

(a)           the Obligations;

(b)           Indebtedness existing on the date of the Original Credit Agreement and set forth on Schedule 7.1, together with any Permitted Refinancing thereof;

(c)           Indebtedness consisting of Capitalized Lease Obligations (other than with respect to a lease entered into as part of a Sale and Leaseback Transaction) and purchase money Indebtedness, in each case incurred by any Group Member to finance the acquisition, repair, improvement or construction of fixed or capital assets of such Group Member, together with any Permitted Refinancing thereof; provided, however, that (i) the aggregate increase in the outstanding principal amount of all such Indebtedness shown on Schedule 7.1 does not exceed $1,000,000 at any time and (ii) the principal amount of such Indebtedness does not exceed the lower of the cost or fair market value of the property so acquired or built or of such repairs or improvements financed, whether directly or through a Permitted Refinancing, with such Indebtedness (each measured at the time such acquisition, repair, improvement or construction is made);

(d)           intercompany loans made by a Group Member to any other Group Member so long as such loans constitute Permitted Investments of such Group Member;

(e)           Guaranty Obligations of any Group Member with respect to Permitted Indebtedness of any other Group Member (other than Indebtedness permitted hereunder in reliance upon clause (b) above, for which Guaranty Obligations may be permitted to the extent set forth in such clause);

(f)           to the extent constituting Indebtedness, endorsements for collection or deposit;

(g)           mezzanine Indebtedness in an aggregate principal amount not to exceed $5,000,000 for which the annual cash interest payable is no greater than $400,000; and

(h)           the Convertible Notes.

The Borrower shall not: (i) suffer to exist any event, circumstance or condition in respect of third-party guaranties that would permit or allow any holder thereof to demand payment of any sum in excess of $1,000,000 or (ii) permit any such guaranties to be: (x) renewed or extended or (y) amended, modified, supplemented or waived in any manner that is adverse to any Agent or Lender.

Section 7.2.   Liens.  No Group Member shall incur, maintain or otherwise suffer to exist any Lien upon or with respect to any of its property, whether now owned or hereafter acquired, or assign any right to receive income or profits, except for the following:

(a)           Liens created pursuant to any Loan Document;

(b)           With respect to each Group Member, Customary Permitted Liens;

(c)           Liens existing on the date of the Original Credit Agreement and set forth on Schedule 7.2;

(d)           Liens on the property of any Group Member securing Indebtedness (whether directly or through a Permitted Refinancing) permitted under Section 7.1(c); provided, however, that (i) such Liens exist prior to the acquisition of, or attach substantially simultaneously with, or within 90 days after, the acquisition, repair, improvement or construction of, such property financed by such Indebtedness (whether directly or through a Permitted Refinancing) and (ii) such Liens do not extend to any property of any Group Member other than the property (and proceeds thereof) acquired or built, or the improvements or repairs, financed by such Indebtedness (whether directly or through a Permitted Refinancing); and

(e)           Liens arising by operation of applicable Requirements of Law as a result of the non-payment of lawful claims; provided, that such Liens do not encumber property that, individually or in the aggregate, has a value greater than or equal to $500,000.

Section 7.3.            Investments.  No Group Member shall make or maintain, directly or indirectly, any Investment except for the following:

(a)           Investments existing on the date of the Original Credit Agreement and set forth on Schedule 7.3;

(b)           Investments in Cash Equivalents;

(c)           Investments consisting of loans to employees, officers and directors in the ordinary course of business in an aggregate amount not exceeding $1,000,000 at any one time outstanding;

(d)           Investments in additional Consolidated Net Content Advances for Distributed and Licensed Content, Owned Library Content, Investments described in clause (e) of the definition of Consolidated Net Content Advances, and other Investments consistent with Borrower’s business plan and past practices;

(e)           Investments in companies principally engaged in complimentary or similar business activities;

(f)           (i) endorsements for collection or deposit in the ordinary course of business consistent with past practice, (ii) extensions of trade credit (other than to Affiliates of the Borrower) arising or acquired in the ordinary course of business and (iii) Investments received in settlements in the ordinary course of business of past due receivables; and

(g)           Investments by any Group Member in any other Group Member.

Section 7.4.   Asset Sales; Stock Issuances.  No Loan Party shall, directly or indirectly, Sell, lease, charter, convey, transfer or otherwise dispose (including via any Sale and Leaseback Transaction) of any of its assets or property, whether now owned or hereafter acquired, except for the following:

(a)           Sales or licensing by the Loan Parties of inventory in the ordinary course of their businesses (excluding sales of inventory by any Loan Party, directly or indirectly, to another Loan Party);

(b)           Sales by the Loan Parties of damaged, worn or obsolete equipment in the ordinary course of their businesses for not less than fair market value;

(c)           (i) any Sale of any property (other than their own Stock or Stock Equivalents) by any Group Member to any other Group Member to the extent any resulting Investment constitutes a Permitted Investment and (ii) any Restricted Payment by any Group Member permitted pursuant to Section 7.5;

(d)           In each case to the extent entered into in the ordinary course of business and made to a Person that is not an Affiliate of the Borrower, Sales of Cash Equivalents if the proceeds of such sale or other disposition are retained as working capital with such Loan Party;

(e)           [reserved]; and

(f)            Sales or other dispositions by the Loan Parties of all or a portion of the assets included in the Library Value to a non-Affiliate third party for cash; provided that: (i) no Default has occurred and is continuing on the date of, or would result after giving effect to, any such sale or other disposition (actually and on a pro forma basis); (ii) the Revolving Borrowing Base reported in the most recently delivered Revolving Borrowing Base Certificate as of the date of any such sale or other disposition exceeds, and would exceed after giving effect to any such sale or other disposition, the aggregate amount of Revolving Exposures outstanding as of the date of any such sale or other disposition; and (iii) the Borrower notifies the Administrative Agent of any such sale or other disposition;

provided that, notwithstanding anything to the contrary herein, from and after the Second Amendment and Restatement Effective Date, no Loan Party shall, directly or indirectly, Sell, lease, charter, convey, transfer or otherwise dispose (including via any Sale and Leaseback Transaction) of any of its assets or property, whether now owned or hereafter acquired, that has generated, individually or in the aggregate, in excess of 25% of net cash revenues in the 12-month period most recently ended as of the date of any such Sale, lease, charter, conveyance, transfer or other disposition.

Section 7.5.   Restricted Payments.  No Group Member shall directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment except for the following:

(a)           Restricted Payments by any Group Member to any other Group Member;

(b)           dividends declared and paid on the common Stock of any Group Member ratably to the holders of such common Stock and payable only in common Stock of such Group Member;

(c)           cash dividends and distributions on the Stock paid and declared solely for the purpose of funding the redemption, purchase or other acquisition or retirement for value by the Borrower of its common Stock (or Stock Equivalents with respect to its common Stock) (i) from any present or former employee, director or officer (or the assigns, estate, heirs or current or former spouses thereof) of any Group Member upon the death, disability or termination of employment of such employee, director or officer or (ii) from any other Person; provided, however, that the amount of such cash dividends paid in any Fiscal Year in reliance upon this clause (ii) shall not exceed $1,000,000 in the aggregate; and

(d)           Restricted Payments in an aggregate amount not to exceed $14,200,000 in connection with the settlement, substantially concurrently with the issuance of the Convertible Notes, of the Forward Purchase Contract Agreement between the Borrower and SG pursuant to the form of 2002 ISDA Master Agreement and the Confirmation Dated April 24, 2015, as the same may be amended from time to time.

Section 7.6.            Prepayment of Indebtedness.  No Group Member shall (a) prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof any Indebtedness, (b) set apart any property for such purpose, whether directly or indirectly and whether to a sinking fund, a similar fund or otherwise, or (c) make any payment in violation of any subordination terms of any Indebtedness; provided, however, that each Group Member may, in accordance with and to the extent permitted by the Loan Documents, do each of the following:

(i)           (A) prepay the Obligations or (B) consummate a Permitted Refinancing;

(ii)          so long as no Event of Default has occurred and is continuing, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof (or set apart any property for such purpose) any Indebtedness permitted under Section 7.1(d) and owing to any other Group Member;

(iii)         make regularly scheduled or otherwise required repayments or redemptions of Indebtedness (other than Indebtedness owing to any Affiliate of the Borrower);

(iv)         prepay the Mezzanine Financing in an amount equal to (x) $5,000,000 plus (y) the amount of net cash proceeds received by the Borrower from any arbitration, mediation or legal proceeding with Gaiam, Inc. (or any of its affiliates), or any settlement thereof, prior to the date of any such prepayment in excess of $15,000,000; and

(v)          so long as Cumulative Excess Cash Flow is positive (as demonstrated in a certificate of the president or chief financial officer of the Borrower which sets forth in reasonable detail Excess Cash Flow as of, and after giving effect to, such prepayment), make such other prepayments, redemptions, or purchases of Indebtedness with the consent of the Lenders (such consent not to be unreasonably withheld or delayed).

Section 7.7.   Fundamental Changes.  No Group Member shall (a) merge, consolidate or amalgamate with any other Person, change its corporate structure or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or sell or otherwise transfer all or substantially all of its Property to any other Person or Persons, whether in one transaction or in a series of related transactions, (b) acquire all or substantially all of the Stock or Stock Equivalents of any other Person or (c) acquire all or substantially all of the assets of any other Person or all or substantially all of the assets constituting any line of business, division, branch, operating division or other unit operation of any other Person, in each case except for the following: (i) the merger, consolidation or amalgamation of any Group Member (other than the Borrower) into any other Group Member and (ii) the merger, consolidation or amalgamation of any Group Member for the sole purpose, and with the sole material effect, of changing its State of organization within the United States; provided, however, that (A) in the case of any merger, consolidation or amalgamation involving the Borrower, the Borrower shall be the surviving Person, (B) in the case of any merger, consolidation or amalgamation involving any Group Member (other than the Borrower), a Group Member shall be the surviving Person and (C) prior to or contemporaneously with the consummation of any action permitted under this Section 7.7, all actions required to maintain the perfection of the Liens of the Collateral Agent on the Stock or property of such Group Member shall have been made.

Section 7.8.            Change in Nature of Business.  No Group Member shall carry on any business, operations or activities (whether directly, through a joint venture, or otherwise)

substantially different from those carried on by the Group Members at the date of the Original Credit Agreement and business, operations and activities reasonably related thereto.

Section 7.9.            Transactions with Affiliates.  No Group Member shall, except as otherwise expressly permitted herein, enter into any other transaction directly or indirectly with, or for the benefit of, any Affiliate (including Guaranty Obligations with respect to any obligation of any such Affiliate), except for (a) transactions between or among the Group Members, (b) transactions in the ordinary course of business on a basis no less favorable to such Group Member as would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of such Group Member, (c) Restricted Payments permitted under Section 7.5, and (d) reasonable director compensation to directors of any Group Member to the extent such compensation is reflected in the Budget most recently delivered to the Administrative Agent.

Section 7.10.   Third-Party Restrictions on Indebtedness, Liens, Investments or Restricted Payments.  No Group Member shall incur or otherwise suffer to exist or become effective or remain liable on or be responsible for any Contractual Obligation limiting the ability of (a) any Group Member (other than the Borrower) to make Restricted Payments to, or Investments in, or repay Indebtedness or otherwise Sell property to, any other Group Member or (b) any Group Member to incur or suffer to exist any Lien upon its property, whether now owned or hereafter acquired, securing any of its Obligations (including any “equal and ratable” clause and any similar Contractual Obligation requiring, when a Lien is granted on any property, another Lien to be granted on such property or any other property), except, for each of clauses (a) and (b) above, (x) pursuant to the Loan Documents and (y) limitations on Liens (other than those securing any Obligation) on any property whose acquisition, repair, improvement or construction is financed by purchase money Indebtedness, Capitalized Lease Obligations or Permitted Refinancings permitted under Section 7.1(b) or (c) set forth in the Contractual Obligations governing such Indebtedness, Capitalized Lease Obligations or Permitted Refinancing or Guaranty Obligations with respect thereto.

Section 7.11.            Modification of Certain Documents.  No Group Member shall waive or otherwise modify any term (or permit or consent to the waiver or modification of any term) of, or otherwise consent to any departure from any requirement of its Constituent Documents, except, in each case, without not less than five Business Days’ notice to the Administrative Agent (or such shorter notice period acceptable to the Administrative Agent in its sole discretion).  No Group Member shall waive or otherwise modify in any material respect any term (or permit or consent to the material waiver or modification of any term) of, or otherwise consent to any departure in any material respect from any requirement of any Material DL OLC Agreement without the prior consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned and it being understood that the approval of Required Lenders shall be necessary for amendments that have a materially adverse impact on financial terms of any such Material DL OLC Agreement), including any change to the management services agreement with Cinedigm Digital Cinema Holdings, Inc. whereby any Liabilities of the Borrower thereunder would increase in any manner whatsoever. No Group Member shall waive or otherwise modify in any material respect any term (or permit or consent to the material waiver of modification of any term) of, the Convertible Notes Documents without the prior consent of the Administrative Agent  (such consent not to be unreasonably withheld, delayed or conditioned and it being understood that the approval of Required Lenders shall be necessary for amendments that are materially adverse to the interest of the Lenders).

Section 7.12.             Accounting Changes; Fiscal Year.  No Group Member shall change its (a) accounting treatment or reporting practices, except as required by GAAP or any Requirement of Law, or (b) its fiscal year or its method for determining fiscal quarters or fiscal months.

Section 7.13.              Margin Regulations.  No Group Member shall use all or any portion of the proceeds of any credit extended hereunder to purchase or carry margin stock (within the meaning of Regulation U of the Federal Reserve Board) in contravention of Regulation U of the Federal Reserve Board.

Section 7.14.              Compliance with ERISA.  No ERISA Affiliate shall cause or suffer to exist (a) any event that could result in the imposition of a Lien with respect to any Title IV Plan or Multiemployer Plan or (b) any other ERISA Event, that would, in the aggregate, have a Material Adverse Effect.  No Group Member shall cause or suffer to exist any event that could result in the imposition of a Lien with respect to any Benefit Plan.

Section 7.15.              Hazardous Materials.  Other than such violations, Environmental Liabilities and effects that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect, no Group Member shall cause or suffer to exist (a) the disposal, transportation, sale, reuse, recycle or Release of any Hazardous Materials from its property in violation of Environmental Laws or (b) the Release of any Hazardous Material at, to or from any real property owned, leased, subleased or otherwise operated or occupied by any Group Member that would violate any Environmental Law, form the basis for any Environmental Liabilities or otherwise adversely affect the value or marketability of any real property (whether or not owned by any Group Member).

Section 7.16.   [Reserved].

Section 7.17.            [Reserved].

Section 7.18.            Bank Accounts.  No Group Member shall create, own or otherwise have   an interest (whether ownership interest, an interest in deposited funds or otherwise) in any deposit or other bank account (including any securities account or any zero balance, payroll, withholding or other fiduciary account), other than the Concentration Account, the Cinedigm Lockbox Accounts, the Operating Accounts, the other accounts listed on Schedule 7.18 and accounts with a balance of less than $25,000 (it being understood that such accounts are not required to be set forth on Schedule 7.18 and the aggregate amount of funds standing to the credit of all such accounts does not at any time exceed $100,000) and with the consent  of the Collateral Agent (such consent not to be unreasonably withheld, conditioned or delayed), any bank accounts that replace, the Concentration Account or a Cinedigm Lockbox Account if necessary for the implementation of the cash management system of the Borrower; provided that such account is  subject to the Lien of the Security Agreement and the Borrower (contemporaneously with the creation of such account) enters into an account control agreement in form satisfactory to the Administrative Agent whereby control is granted to the Collateral

Agent in respect of such account; provided, further, that any replacement account for the Concentration Account shall be maintained with the Collateral Agent.

ARTICLE VIII.
EVENTS OF DEFAULT

Section 8.1.   Events of Default.  Each of the following shall be an Event of Default:

(a)           the Borrower shall fail to pay (i) any principal of any Revolving Loan or any reimbursement obligation in respect of any LC Disbursement when the same becomes due and payable (whether at stated maturity, upon prepayment or otherwise), (ii) any interest payable under any Loan Document and such non-payment continues for a period of three Business Days after the due date therefor (except in the case of prepayment required under Section 2.9(d) which for the avoidance of doubt shall be an immediate Event of Default after expiration of the time periods set forth therein) or (iii) any fee under any Loan Document or any other Obligation (other than those set forth in the immediately preceding clauses (i) and (ii) above) and such non-payment continues for a period of five Business Days after the due date therefor;

(b)           any representation, warranty or certification made or deemed made by or on behalf of any Loan Party in any Loan Document or by or on behalf of any Loan Party (or any Responsible Officer thereof) in connection with any Loan Document (including in any document delivered in connection with any Loan Document) shall prove to have been incorrect in any material respect (without duplication of any materiality qualifier contained therein) when made or deemed made;

(c)           any Loan Party or any Affiliate of a Loan Party shall fail to comply with (i) any provision of Article V, Sections 6.1(s), 6.2(a)(i), 6.9, 6.15(b), 6.17, 6.18, 6.21, 6.22, 6.23 or Article VII or (ii) any other provision of any Loan Document if, in the case of this clause (ii), if capable of remedy such failure shall remain unremedied for 30 days after the earlier of (A) the date on which a Responsible Officer of the Borrower becomes aware of such failure and (B) the date on which notice thereof shall have been given to the Borrower by the Administrative Agent or the Required Lenders, provided, that, with respect to any non-compliance with Section 6.1, the Borrower shall only be allowed one such 30-day grace period in any 12-month period and four such 30-day grace periods during the term of this Agreement;

(d)           (i) any Group Member shall fail to make any payment when due (whether due because of scheduled maturity, required prepayment provisions, acceleration, demand or otherwise) on any Indebtedness of any Group Member (other than the Obligations) and, in each case, such failure relates to Indebtedness having a principal amount of $1,000,000 or more, (ii) any other event shall occur or condition shall exist under any Contractual Obligation relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or (iii) any such Indebtedness shall become or be declared to be due and payable, or be required to be prepaid, redeemed, defeased or repurchased (other than by a regularly scheduled payment or required prepayment), prior to the stated maturity thereof;

(e)           (i) any Group Member shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors, (ii) any proceeding shall be instituted by or against any Group Member seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, composition of it or its debts or any similar order, in each case under any Requirement of Law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee, conservator, liquidating agent, liquidator, other similar official or other official with similar powers, in each case for it or for any substantial part of its property and, in the case of any such proceedings instituted against (but not by or with the consent of) any Group Member, either such proceedings shall remain undismissed or unstayed for a period of 60 days or more or any action sought in such proceedings shall occur or (iii) any Group Member shall take any corporate or similar action or any other action to authorize any action described in the immediately preceding clause (i) or (ii);

(f)           one or more judgments, orders or decrees (or other similar process) shall be rendered against any Group Member (i)(A) in the case of money judgments, orders and decrees, involving an aggregate amount (excluding amounts adequately covered by insurance payable to any Group Member, to the extent the relevant insurer has not denied coverage therefor) in excess of $1,000,000 or (B) otherwise, that would reasonably be expected to have, in the aggregate, a Material Adverse Effect and (ii)(A) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order or decree or (B) such judgment, order or decree shall not have been vacated or discharged for a period of 60 consecutive days and there shall not be in effect (by reason of a pending appeal or otherwise) any stay of enforcement thereof;

(g)           except pursuant to a valid, binding and enforceable termination or release permitted under the Loan Documents and executed by the Administrative Agent or the Collateral Agent, as applicable, or as otherwise expressly permitted under any Loan Document, (i) any provision of any Loan Document shall, at any time after the delivery of such Loan Document, fail to be valid and binding on, or enforceable against any Loan Party party thereto or (ii) any Loan Document purporting to grant a Lien to secure any Obligation shall, at any time after the delivery of such Loan Document, fail to create a valid and enforceable Lien on any Collateral purported to be covered thereby or such Lien shall fail or cease to be a perfected Lien with the priority required in the relevant Loan Document, or any Group Member shall state in writing that any of the events described in the immediately preceding clause (i) or (ii) shall have occurred;

(h)           there shall occur any Change of Control;

(i)           (i)  any Intercompany Agreement set forth on Schedule 8.1(i) shall cease to be valid, binding or enforceable in accordance with its terms and within 120 days thereafter such agreement is not replaced with a new agreement or (ii) any Group Member shall be in breach of any of the same and the effect of such breach is to permit the termination of such agreement, and within 180 days thereafter such breach is not cured;

(j)           (i) any Material DL OLC Agreement shall cease to be valid, binding or enforceable in accordance with its terms or (ii) any Group Member shall be in breach of any of the same and the effect of such breach is to permit the termination of such agreement, or such Material DL OLC Agreement is terminated as a result thereof, in each case where the individual agreements or cumulative agreements constitute the generation of in excess of $1,000,000 in net cash revenues in any 12-month period; or

(k)           the occurrence of an ERISA Event that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to subject a Group Member to liability in excess of $250,000.

Section 8.2.   Remedies.  General.  During the continuance of any Event of Default, (a) the Administrative Agent may, and, at the request of the Required Lenders, shall, in each case by notice to the Borrower, declare immediately due and payable all or part of any Obligation (including the Revolving Loans and any accrued but unpaid interest thereon any unreimbursed LC Disbursement), whereupon the same shall become immediately due and payable, without presentment, demand, protest or further notice or other requirements of any kind, all of which are hereby expressly waived by the Borrower (and, to the extent provided in any other Loan Document, other Loan Parties) and (b) the Administrative Agent and the Collateral Agent, as applicable, may and, at the request of the Required Lenders, shall, exercise any other right or remedy provided under any Loan Document or by any applicable Requirement of Law; provided, however, that effective immediately upon the occurrence of any Event of Default specified in Section 8.1(e), (all Obligations (including in each case all Loans and any accrued all accrued but unpaid interest thereon and any unreimbursed LC Disbursement) shall automatically become and be due and payable, without presentment, demand, protest or further notice or other requirement of any kind, all of which are hereby expressly waived by the Borrower (and, to the extent provided in any other Loan Document, any other Loan Party.

ARTICLE IX.
THE AGENTS

Section 9.1.            Appointment and Authorization of the Agents.  (a) Appointment and Duties of Administrative Agent.  Each of the Lenders and each of the Issuing Banks hereby irrevocably appoints SG (and any successors pursuant to Section 9.11) to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents, and each of the Lenders and each of the Issuing Banks authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(b)           Appointment and Duties of Collateral Agent.  Each Lender and each Issuing Bank hereby appoints OneWest Bank, FSB (together with any successor Collateral Agent pursuant to Section 9.10) as the Collateral Agent hereunder and authorizes the Collateral Agent to (i) execute and deliver the Loan Documents to which it is a party and accept delivery thereof on its behalf from any Group Member, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to the Collateral Agent under such Loan Documents, (iii) act as collateral agent for each Secured Party for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (vi) except as may be otherwise specified in any Loan Document, exercise all remedies given to the Collateral Agent and the other Secured Parties with respect to the Collateral, whether under the Loan Documents, applicable Requirements of Law or otherwise, (vii) execute any amendment, consent or waiver under the Loan Documents to which the Collateral Agent is a party on behalf of any Lender that has consented in writing to such amendment, consent or waiver, and (viii) exercise such powers as are reasonably incidental thereto; provided, however, that the Collateral Agent hereby appoints, authorizes and directs each Lender and each Issuing Bank to act as collateral sub-agent for the Collateral Agent, the Lenders and the Issuing Banks for purposes of the perfection of all Liens with respect to the Collateral, including any deposit account maintained by a Loan Party with, and cash and Cash Equivalents held by, such Lender and such Issuing Bank, and may further authorize and direct the Lenders and the Issuing Banks to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to the Collateral Agent, and each Lender and each Issuing Bank hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.

(c)           Limited Duties.  Under the Loan Documents, the Agents (i) are acting solely on behalf of the Lenders and the Issuing Banks (except to the limited extent provided in Section 2.15 with respect to the Register), with duties that are entirely administrative in nature, notwithstanding the use of the defined term “ Administrative Agent”, “Collateral Agent” or the terms “agent,” “administrative agent” and “collateral agent” and similar terms in any Loan Document to refer to the Administrative Agent or the Collateral Agent, which terms are used for title purposes only, (ii) are not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender, or any Issuing Bank or any other Secured Party and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Lender and each Issuing Bank hereby waives and agrees not to assert any claim against any Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above.  None of the Persons identified on the facing page of this Agreement as a “syndication agent” or “documentation agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Persons that are also Lenders or Issuing Banks, those obligations applicable to Lenders and Issuing Banks.

Section 9.2.   Binding Effect.  Each Lender and each Issuing Bank agrees that (i) any action taken by any Agent or the Required Lenders (or, if expressly required hereby, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by such Agent in reliance upon the instructions of Required Lenders (or, where so required, such greater proportion) and (iii) the exercise by such Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Secured Parties.

Section 9.3.            Use of Discretion.  (a)  No Action without Instructions.  No Agent shall be required to exercise any discretion or take, or to omit to take, any action, including with respect to enforcement or collection, except any action it is required to take or omit to take (i) under any Loan Document or (ii) pursuant to instructions from the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders).

(b)           Right Not to Follow Certain Instructions.  Notwithstanding clause (a) above, no Agent shall be required to take, or to omit to take, any action (i) unless, upon demand, such Agent receives an indemnification satisfactory to it from the Lenders or the Issuing Banks (or, to the extent applicable and acceptable to such Agent, any other Secured Party) against all Liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against such Agent or any Related Person thereof or (ii) that is, in the opinion of such Agent or its counsel, contrary to any Loan Document or applicable Requirement of Law.

Section 9.4.   Delegation of Rights and Duties.  Each Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Secured Party).  Any such Person shall benefit from this Article IX to the extent provided by such Agent.

Section 9.5.   Reliance and Liability.  (a)  Each Agent may, without incurring any liability hereunder, (i) treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 10.2, (ii) rely on the Register to the extent set forth in Section 2.15, (iii) consult with any of its Related Persons and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Loan Party) and (iv) rely and act upon any document and information (including those transmitted by Electronic Transmission) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties.

(b)           None of the Agents or any of their Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Lender, each Issuing Bank and the Borrower hereby waive and shall not assert (and the Borrower shall cause each other Loan Party to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the gross negligence or willful misconduct of such Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein.  Without limiting the foregoing, no Agent:

(i)           shall be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Required Lenders or for the actions or omissions of any of its Related Persons selected with reasonable care (other than employees, officers and directors of such Agent, when acting on behalf of such Agent);

(ii)          shall be responsible to any Secured Party for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document;

(iii)         makes any warranty or representation, or shall be responsible, to any Secured Party for any statement, document, information, representation or warranty made or furnished by or on behalf of any Related Person or any Loan Party in connection with any Loan Document or any transaction contemplated therein or any other document or information with respect to any Loan Party, whether or not transmitted or (except for documents expressly required under any Loan Document to be transmitted to the Lenders or the Issuing Banks) omitted to be transmitted by such Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by such Agent in connection with the Loan Documents; and

(iv)         shall have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of any Loan Party or as to the existence or continuation or possible occurrence or continuation of any Event of Default or shall be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from the Borrower, any Lender, or any Issuing Bank describing such Event of Default clearly labeled “notice of default” (in which case such Agent shall promptly give notice of such receipt to all Lenders and Issuing Banks);

and, for each of the items set forth in clauses (i) through (iv) above, each Lender, Issuing Bank and the Borrower hereby waives and agrees not to assert (and the Borrower shall cause each other Loan Party to waive and agree not to assert) any right, claim or cause of action it might have against such Agent based thereon.

Section 9.6.   Agents Individually.  Each Agent and its Affiliates may make loans and other extensions of credit to, acquire Stock and Stock Equivalents of, engage in any kind of business with, any Loan Party or Affiliate thereof as though it were not acting as such Agent and may receive separate fees and other payments therefor.  To the extent an Agent or any of its Affiliates makes any Loan or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender” and “Required Lender” and any similar terms shall, except where otherwise expressly provided in any Loan Document, include such Agent or such Affiliate, as the case may be, in its individual capacity as Lender or as one of the Required Lenders, respectively.

Section 9.7.            Lender Credit Decision.  Each Lender and each Issuing Bank acknowledges that it shall, independently and without reliance upon any Agent or any Lender or any of their Related Persons or upon any document (including the Disclosure Documents) solely or in part because such document was transmitted by such Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of each Loan Party and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate.  Except for documents expressly required by any Loan Document to be transmitted by a specific Agent to the Lenders or the Issuing Banks, no Agent shall have any duty or responsibility to provide any Lender or the Issuing Banks with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Party or any Affiliate of any Loan Party that may come in to the possession of such Agent or any of its Related Persons.

Section 9.8.            Expenses; Indemnities.  (a) Each Lender and each Issuing Bank agrees to reimburse each Agent and each of their respective Related Persons (to the extent not reimbursed by any Loan Party) promptly upon demand for such Lender’s or such Issuing Bank’s pro rata share of any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and Other Taxes paid in the name of, or on behalf of, any Loan Party) that may be incurred by such Agent or any of its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding or otherwise) of, or legal advice in respect of its rights or responsibilities under, any Loan Document.

(b)           Each Lender and each Issuing Bank further agrees to indemnify each Agent and each of their respective Related Persons (to the extent not reimbursed by any Loan Party), from and against such Lender’s or such Issuing Bank’s aggregate pro rata share of the Liabilities (including Taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to on or for the account of any Lender or any Issuing Bank) that may be imposed on, incurred by or asserted against such Agent or any of its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Loan Document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by such Agent or any of its Related Persons under or with respect to any of the foregoing; provided, however, that no Lender or Issuing Bank shall be liable to such Agent or any of its Related Persons to the extent such liability has resulted primarily from the gross negligence or willful misconduct of such Agent or, as the case may be, such Related Person, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

Section 9.9.   No Other Duties.  Anything herein to the contrary notwithstanding, the Syndication Agent or Documentation Agent listed on the cover page hereof shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity as a Lender or an Issuing Bank hereunder.

Section 9.10.           Resignation of Collateral Agent.  (a) The Collateral Agent may resign at any time by delivering notice of such resignation to the Lenders, the Issuing Banks and the Borrower, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date that is 30 days after such notice is given, but only if at such time a successor Collateral Agent shall have been appointed in accordance herewith. If the Collateral Agent delivers any such notice, the Required Lenders shall have the right to appoint a successor Collateral Agent.  If, within 30 days after the retiring Collateral Agent having given notice of resignation, no successor Collateral Agent has been appointed by the Required Lenders that has accepted such appointment, then the retiring Collateral Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Collateral Agent from among the Lenders.  Each appointment under this clause (a) shall be subject to the prior consent of the Borrower, which may not be unreasonably withheld but shall not be required during the continuance of a Default.

(b)           Effective immediately upon its resignation and the assignment of Liens in favor of the successor Collateral Agent or otherwise for the benefit of the Secured Parties, (i) the retiring Collateral Agent shall be discharged from its duties and obligations under the Loan Documents, (ii) the Lenders shall assume and perform all of the rights and duties of the Collateral Agent until a successor Collateral Agent shall have accepted a valid appointment hereunder, (iii) the retiring Collateral Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Collateral Agent was, or because such Collateral Agent had been, validly acting as Collateral Agent under the Loan Documents and (iv) subject to its rights under Section 9.3, the retiring Collateral Agent shall take such action as may be reasonably necessary to assign to the successor Collateral Agent its rights and Liens as Collateral Agent under the Loan Documents.  Effective immediately upon its acceptance of a valid appointment as Collateral Agent and the assignment of Liens from the retiring Collateral Agent, a successor Collateral Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Collateral Agent under the Loan Documents.

Section 9.11.   Resignation of Administrative Agent or Issuing Bank.  (a) The Administrative Agent may resign at any time by delivering notice of such resignation to the Lenders, the Issuing Banks and the Borrower, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date that is 30 days after such notice is given.  If the Administrative Agent delivers any such notice, then the Required Lenders shall have the right to appoint a successor Administrative Agent.  If, within 30 days after the retiring Administrative Agent having given notice of resignation, no successor Administrative Agent has been appointed by the Required Lenders that has accepted such appointment, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent from among the Lenders.  Each appointment under this clause (a) shall be subject to the prior consent of the Borrower, which may not be unreasonably withheld but shall not be required during the continuance of a Default.

(b)           Effective immediately upon its resignation, (i) the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents, (ii) the Lenders shall assume and perform all of the duties of the Administrative Agent until a successor Administrative Agent shall have accepted a valid appointment hereunder, (iii) the retiring Administrative Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Administrative Agent was, or because such Administrative Agent had been, validly acting as Administrative Agent under the Loan Documents and (iv) subject to its rights under Section 9.3, and if applicable under clause (a) above, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.  Effective immediately upon its acceptance of a valid appointment as Administrative Agent, a successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent under the Loan Documents.

(c)           Any Issuing Bank may resign at any time by delivering notice of such resignation to the Administrative Agent, effective on the date set forth in such notice, or if no such date is set forth therein, on the date such notice shall be effective. Upon such resignation, the Issuing Bank shall remain an Issuing Bank and shall retain its rights and obligations in its capacity as such (other than any obligation to issue new Letters of Credit but including the right to receive fees or to have Lenders participate in any Letter of Credit obligation thereof) with respect to Letters of Credit issued by such Issuing Bank prior to the date of such resignation.

Section 9.12.   Release of Collateral or Guarantors.  Each Lender and each Issuing Bank hereby consents to the release and hereby directs the Collateral Agent to release (or, in the case of clause (b)(ii) below, release or subordinate) the following:

(a)           any Subsidiary Guarantor from its guaranty of any Obligation of any Loan Party if all of the Securities of such Subsidiary Guarantor owned by any Group Member are Sold in a Sale permitted under the Loan Documents (including pursuant to a waiver or consent), to the extent that, after giving effect to such Sale, such Subsidiary Guarantor would not be required to guaranty any Obligations pursuant to Section 6.18; and

(b)           any Lien held by the Collateral Agent for the benefit of the Secured Parties against (i) any Collateral that is Sold by a Loan Party in a Sale permitted by the Loan Documents (including pursuant to a valid waiver or consent), to the extent all Liens required to be granted in such Collateral pursuant to Section 6.18 after giving effect to such Sale have been granted, (ii) any property subject to a Lien permitted hereunder in reliance upon Section 7.2(d) or (e) and (iii) all of the Collateral and all Loan Parties, upon (A) payment and satisfaction in full of all Loans, Letters of Credit and all other Obligations that the Administrative Agent has been notified in writing are then due and payable, (B) deposit of cash collateral with respect to all contingent Obligations (including Secured Hedging Obligations), in amounts and on terms and conditions and with parties satisfactory to the Administrative Agent and each Indemnitee that is owed such Obligations (and, in the case of any contingent amounts due in respect of Letters of Credit and unreimbursed participations in LC Disbursements, a back-up letter of credit has been issued or cash collateral has been deposited), and (C) to the extent requested by the Administrative Agent, receipt by the Secured Parties of liability releases from the Loan Parties each in form and substance acceptable to the Administrative Agent.

Each Lender and each Issuing Bank hereby directs the Collateral Agent, and the Collateral Agent hereby agrees, upon receipt of reasonable advance notice from the Borrower, to execute and deliver or file such documents and to perform other actions reasonably necessary to release the guaranties and Liens when and as directed in this Section 9.12.

Section 9.13.            Additional Secured Parties.  The benefit of the provisions of the Loan Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not a Lender or an Issuing Bank as long as, by accepting such benefits, such Secured Party agrees, as among the Collateral Agent and all other Secured Parties, that such Secured Party is bound by (and, if requested by the Collateral Agent, shall confirm such agreement in a writing in form and substance acceptable to the Collateral Agent) this Article IX, Section 10.8, Section 10.9 and Section 10.20 and the decisions and actions of the Collateral Agent and the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders) to the same extent a Lender is bound; provided, however, that, notwithstanding the foregoing, (a) such Secured Party shall be bound by Section 9.8 only to the extent of Liabilities, costs and expenses with respect to or otherwise relating to the Collateral held for the benefit of such Secured Party, in which case the obligations of such Secured Party thereunder shall not be limited by any concept of pro rata share or similar concept and (b) except as set forth herein specifically for such Secured Party, (i) each of the Collateral Agent, the Issuing Banks and the Lenders shall be entitled to act at its sole discretion, without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (ii) such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document.

Section 9.14.   Removal of Agents.  Anything herein to the contrary notwithstanding, if at any time the Required Lenders determine that a Person serving as an Agent is (without taking into account any provision in the definition of “Defaulting Lender” or “Potential Defaulting Lender” requiring notice from the Administrative Agent or any other party) a Defaulting Lender, the Required Lenders (determined after giving effect to Section 10.1(c)) may by notice to the Borrower and such Person remove such Person as such Agent (subject to any cure effected in accordance with Section 2.3(d)) and appoint an applicable replacement Agent hereunder.  Such removal will, to the fullest extent permitted by applicable law, be effective on the earlier of (i) the date a replacement Agent is appointed and (ii) the date 30 days after the giving of such notice by the Required Lenders (regardless of whether a replacement Agent has been appointed).  Each appointment under this Section 9.14 shall be subject to the prior written consent of the Borrower, which may not be unreasonably withheld but shall not be required during the continuance of a Default.

ARTICLE X.
MISCELLANEOUS

Section 10.1.            Amendments, Waivers, Etc.  (a) No amendment or waiver of any provision of any Loan Document and no consent to any departure by any Loan Party therefrom shall be effective unless the same shall be in writing and signed (i) in the case of an amendment, consent or waiver to cure any ambiguity, omission, defect or inconsistency, by the Administrative Agent, the Borrower and any other Loan Party which is a party to the Loan Document in question, (ii) in the case of granting a new Lien for the benefit of the Secured Parties or extending an existing Lien over additional property, by the Collateral Agent, the Borrower and any other Loan Party which is a party to the Loan Document in question, and (iii) in the case of any other amendment, consent or waiver by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders), the Borrower and any other Loan Party which is a party to the Loan Document in question; provided, however, that no amendment, consent or waiver described in clauses (i), (ii), or (iii) above shall, unless in writing and signed by each Lender directly affected thereby (or by the Administrative Agent with the consent of such Lender), in addition to any other Person the signature of which is otherwise required pursuant to any Loan Document, do any of the following:

(i)           waive any condition specified in Section 3.1, except any condition referring to any other provision of any Loan Document;

(ii)          subject such Lender to any additional obligation;

(iii)         reduce (including through release, forgiveness, assignment or otherwise) (A) the principal amount of, the interest rate on, or any obligation of the Borrower to repay (whether or not on a fixed date), any outstanding Loan owing to such Lender, (B) any fee or accrued interest payable to such Lender, or (C) any obligation of the Borrower to reimburse any LC Disbursements (whether or not on a fixed date); provided, however, that this clause (iii) does not apply to any change to any provision increasing any interest rate or fee during the continuance of an Event of Default or to any payment of any such increase;

(iv)         waive or postpone any scheduled maturity date or other scheduled date fixed for the payment, in whole or in part, of principal of or interest on any Revolving Loan or fee owing to such Lender or the reimbursement date with respect to any LC Disbursement;

(v)          except as provided in Section 9.12, release all or substantially all of the Collateral or any Subsidiary Guarantor from its guaranty of any Obligation of the Borrower;

(vi)           reduce or increase the proportion of Lenders required for the Lenders (or any subset thereof) to take any action hereunder or change the definition of the term “Required Lenders” or “Supermajority Lenders”; or

(vii)           amend Section 2.9, Section 2.13(b), Section 2.13(c), Section 2.13(d), Section 9.12, Section 10.9 or this Section 10.1;

and provided, further, that (x) no amendment, waiver or consent shall affect the rights or duties under any Loan Document of, or any payment to, any Agent (or otherwise modify any provision of Article IX or the application thereof) or any SPV that has been granted an option pursuant to Section 10.2(f) unless in writing and signed by such Agent or, as the case may be, such SPV in addition to any signature otherwise required, (y) the consent of the Borrower shall not be required to change any order of priority set forth in Section 2.13(c), and (z) the consent of the Supermajority Lenders will be required with respect to amendments and modifications that either (A) change the advance rates in respect of the Loan Documents (including the conditions to the calculation of the Revolving Borrowing Base), (b) alter the definition of Collateral in a manner that is less favorable to the Lenders; or (c) alter Section 2.7 or Revolving Borrowing Base in a manner that is less favorable to the Lenders or affects the amount of Revolving Loans to be made thereunder.

(b)           Each waiver or consent under any Loan Document shall be effective only in the specific instance and for the specific purpose for which it was given.  No notice to or demand on any Loan Party shall entitle any Loan Party to any notice or demand in the same, similar or other circumstances.  No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

(c)           Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by applicable law, such Lender will not be entitled to vote in respect of amendments, consents and waivers hereunder and the outstanding Loans of such Lender hereunder will not be taken into account in determining whether the Required Lenders, Supermajority Lenders or all of the Lenders, as required, have approved any such amendment, consent or waiver (and the definition of “Required Lenders” and “Supermajority Lenders” will automatically be deemed modified accordingly for the duration of such period); provided, that any such amendment, consent or waiver that would increase or extend the term of such Loans of such Defaulting Lender, extend the date fixed for the payment of principal or interest owing to such Defaulting Lender hereunder, reduce the principal amount of any obligation owing to such Defaulting Lender, reduce the amount of or the rate or amount of interest on any amount owing to such Defaulting Lender or of any fee payable to such Defaulting Lender hereunder, or alter the terms of this proviso, will require the consent of such Defaulting Lender.

(d)           No such amendment, waiver or consent with respect to this Agreement or any other Loan Document shall (i) alter the ratable treatment of the Secured Hedging Obligations in right of payment to principal on the Revolving Loans or (ii) result in the Secured Hedging Obligations becoming unsecured, in each case, in a manner adverse to such Secured Hedging Counterparty unless such amendment waiver or consent has been consented to in writing by (A) in the case of a Hedging Arrangement between the Borrower and a Secured Hedging Counterparty provided or arranged by a Lender or an Affiliate of a Lender, (x) such Lender or Affiliate (but only if such Lender is a “Lender” as of the date of such amendment, waiver or consent) or (y) if such Lender is not a “Lender” as of such date, the affected Secured Hedging Counterparty party thereto and (B) in the case of all other Hedging Arrangements evidencing Secured Hedging Obligations, the affected Secured Hedging Counterparty party thereto.

Section 10.2.   Assignments and Participations; Binding Effect.  (a) Binding Effect.  This Agreement shall become effective when it shall have been executed by the Borrower and each Agent and when the Administrative Agent shall have been notified by each Lender that such Lender has executed it.  Thereafter, it shall be binding upon and inure to the benefit of, but only to the benefit of, the Borrower (except for Article IX), each Agent, each Issuing Bank and each Lender and, to the extent provided in Section 9.13, each other Indemnitee and Secured Party and, in each case, their respective successors and permitted assigns.  Except as expressly provided in any Loan Document (including in Section 9.9, 9.10 and 9.11), none of the Loan Parties, the Lenders, the Issuing Banks or the Agents shall have the right to assign any rights or obligations hereunder or any interest herein.

(b)           Right to Assign.  Each Lender may sell, transfer, negotiate or assign all or a portion of its rights and obligations hereunder (including all or a portion of its rights and obligations with respect to Loans and Letters of Credit) to (i) any existing Lender, (ii) any Affiliate or Approved Fund of any existing Lender or (iii) any Eligible Assignee consented to in writing by the Administrative Agent and the Issuing Bank (which consent shall not be unreasonably withheld or delayed) and the Borrower (which consent shall not be unreasonably withheld or delayed, and the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by notice to the Administrative Agent within five Business Days after having received notice thereof) unless a Default has occurred and is continuing, in which case, no such consent is required; provided, however, that (x) such Sales must be ratable among the obligations owing to and owed by such Lender and (y) the aggregate outstanding principal amount (determined as of the effective date of the applicable Assignment) of the Revolving Loans and Letters of Credit subject to any such Sale shall be an integral multiple of $1,000,000, unless such Sale is made to an existing Lender or an Affiliate or Approved Fund of any existing Lender, is of the assignor’s (together with its Affiliates’ and Approved Funds’) entire interest in the Revolving Loans or is made with the prior written consent of the Borrower and the Administrative Agent.

(c)           Procedure.  The parties to each Sale made in reliance on clause (b) above (other than those described in clause (e) or (f) below) shall execute and deliver to the Administrative Agent (which shall keep a copy thereof) an Assignment, together with any Note issued pursuant to Section 2.2(c), any existing Note subject to such Sale (or any affidavit of loss therefor acceptable to the Administrative Agent), any tax forms required to be delivered pursuant to Section 2.18(f) and payment by the assignee of an assignment fee in the amount of $3,500; provided, that (i) no assignment fee shall be due and payable with respect to assignments (x) between Lenders and their respective Affiliates or Approved Funds or (y) involving either of the Agents and/or the Syndication Agent or Documentation Agent, as applicable, (ii) in the case of multiple assignments occurring on the same Business Day to any permitted assignee referenced in clause (b) above and its respective Affiliates or Approved Funds, only one assignment fee shall be due and payable and (iii) unless a Default has occurred and is continuing or as required pursuant to Section 2.19, the costs and expenses associated with the preparation and consummation of the Assignment shall be for the account of the assignor and assignee.  Upon receipt of all the foregoing, and conditioned upon such receipt, from and after the effective date specified in such Assignment, the Administrative Agent shall record or cause to be recorded in the Register the information contained in such Assignment.

(d)           Effectiveness.  Effective upon the entry of such record in the Register, (i) such assignee shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment, shall have the rights and obligations of a Lender, (ii) any applicable Note shall be transferred to such assignee through such entry and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment, relinquish its rights (except for those surviving the termination of the Commitments and the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment covering all or the remaining portion of an assigning Lender’s rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto except that each Lender agrees to remain bound by Article IX, Section 10.8 and Section 10.9 to the extent provided in Section 9.13).

(e)           Grant of Security Interests.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and any other Loan Document to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)           Participants and SPVs.  In addition to the other rights provided in this Section 10.2, each Lender may, (i) with notice to the Administrative Agent, grant to an SPV the option to make all or any part of any Revolving Loan that such Lender would otherwise be required to make hereunder (and the exercise of such option by such SPV and the making of Loans pursuant thereto shall satisfy the obligation of such Lender to make such Loans hereunder) and such SPV may assign to such Lender the right to receive payment with respect to any Obligation and (ii) without notice to or consent from the Administrative Agent or the Borrower, sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Revolving Loans and the Letters of Credit; provided, however, that, whether as a result of any term of any Loan Document or of such grant or participation, (A) no such SPV or participant shall have a commitment, or be deemed to have made an offer to commit, to make Loans hereunder, and, except as provided in the applicable option agreement, none shall be liable for any obligation of such Lender hereunder; (B) such Lender’s rights and obligations, and the rights and obligations of the Loan Parties and the Secured Parties towards such Lender, under any Loan Document shall remain unchanged and each other party hereto shall continue to deal solely with such Lender, which shall remain the holder of the Obligations in the Register, except that (x) each such participant and SPV shall be entitled to the benefit of Sections 2.17 and 2.18, but only to the extent such participant or SPV delivers the tax forms such Lender is required to collect pursuant to Section 2.18(f) to the selling Lender and then only to the extent of any amount to which such Lender would be entitled in the absence of any such grant or participation and (y) each such SPV may receive other payments that would otherwise be made to such Lender with respect to Loans funded by such SPV to the extent provided in the applicable option agreement and set forth in a notice provided to the Administrative Agent by such SPV and such Lender, provided, however, that in no case (including pursuant to clause (x) or (y) above) shall an SPV or participant have the right to enforce any of the terms of any Loan Document; and (C) the consent of such SPV or participant shall not be required (either directly, as a restraint on such Lender's ability to consent hereunder or otherwise) for any amendments, waivers or consents with respect to any Loan Document or to exercise or refrain from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce or direct enforcement of the Obligations), except for those described in clauses (C) and (D) of Section 10.1(a) with respect to amounts, or dates fixed for payment of amounts, to which such participant or SPV would otherwise be entitled and, in the case of participants, except for those described in Section 10.1(a)(v) (or amendments, consents and waivers with respect to Section 9.12 to release all or substantially all of the Collateral).  No party hereto shall institute (and the Borrower shall cause each other Loan Party not to institute) against any SPV grantee of an option pursuant to this clause (f) any bankruptcy, reorganization, insolvency, liquidation or similar proceeding, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper of such SPV; provided, however, that each Lender having designated an SPV as such agrees to indemnify each Indemnitee against any Liability that may be incurred by, or asserted against, such Indemnitee as a result of failing to institute such proceeding (including a failure to get reimbursed by such SPV for any such Liability).  The agreement in the preceding sentence shall survive the payment in full of the Obligations.

Section 10.3.   Costs and Expenses.  Except as otherwise expressly set forth in the Loan Documents, any action taken by any Loan Party under or with respect to any Loan Document, even if required under any Loan Document or at the request of any Secured Party, shall be at the expense of such Loan Party, and no Secured Party shall be required under any Loan Document to reimburse any Loan Party or Group Member therefor.  In addition, the Borrower agrees to pay or reimburse upon demand (a) the Agents and the Joint Lead Arrangers for all reasonable out-of-pocket costs and expenses incurred by any of them or any of their Related Persons in connection with the investigation, development, preparation, negotiation, syndication, execution, interpretation or administration of, any modification of any term of or termination of, any Loan Document, any commitment or proposal letter therefor, any other document prepared in connection therewith or the consummation and administration of any transaction contemplated therein (including periodic audits in connection therewith and environmental audits and assessments), in each case including the reasonable fees, charges and disbursements of legal counsel to the Administrative Agent or such Related Persons, fees, costs and expenses incurred in connection with Intralinks® or any other E-System and allocated to the Revolving Loans by the Administrative Agent in its sole discretion, (b) the Administrative Agent and Collateral Agent for all reasonable costs and expenses incurred by any of them or any of their Related Persons in connection with internal audit reviews, field examinations and Collateral examinations (which shall be reimbursed, in addition to the out-of-pocket costs and expenses of such examiners, at the per diem rate per individual charged by the Administrative Agent or the Collateral Agent for its examiners), (c) any Acceptable Appraiser in connection with all reports and work related to the Loan Documents and (d) each of the Joint Lead Arrangers, Agents, their Related Persons, each Lender and each Issuing Bank for all costs and expenses incurred in connection with (i) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out,” (ii) the enforcement or preservation of any right or remedy under any Loan Document, any Obligation, with respect to the Collateral or any other related right or remedy or (iii) the commencement, defense, conduct of, intervention in, or the taking of any other action with respect to, any proceeding (including any bankruptcy or insolvency proceeding) related to any Loan Party, Loan Document or Obligation (or the response to and preparation for any subpoena or request for document production relating thereto), including fees and disbursements of counsel (including allocated costs of internal counsel).

Section 10.4.   Indemnities.  (a) The Borrower agrees to indemnify, hold harmless and defend each Joint Lead Arranger, each Agent, each Lender, each Issuing Bank, each Person that an Issuing Bank causes to issue Letters of Credit hereunder, each Person (other than the Borrower) party to a Secured Hedging Document and each of their respective Related Persons (each such Person being an “Indemnitee”) from and against all Liabilities (including brokerage commissions, fees and other compensation) that may be imposed on, incurred by or asserted against any such Indemnitee in any matter relating to or arising out of, in connection with or as a result of (i) any Loan Document, any Disclosure Document, any Obligation (or the repayment thereof), any Letter of Credit, the use or intended use of the proceeds of any Revolving Loan or Letter of Credit, or any securities filing of, or with respect to, any Loan Party, (ii) any commitment letter, proposal letter or term sheet with any Person or any Contractual Obligation, arrangement or understanding with any broker, finder or consultant, in each case entered into by or on behalf of any Loan Party or any Affiliate of any of them in connection with any of the foregoing and any Contractual Obligation entered into in connection with any E-Systems or other Electronic Transmissions and this Agreement or the transactions contemplated hereby, (iii) any actual or prospective investigation, litigation or other proceeding relating to any of the matters described in clause (i) or (ii) of this Section 10.4, whether or not brought by any such Indemnitee or any of its Related Persons, any holders of Securities or creditors (and including reasonable attorneys’ fees in any case), whether or not any such Indemnitee, Related Person, holder or creditor is a party thereto, and whether or not based on any securities or commercial law or regulation or any other Requirement of Law or theory thereof, including common law, equity, contract, tort or otherwise, or (iv) any other act, event or transaction related, contemplated in or attendant to any of the foregoing (collectively, the “Indemnified Matters”); provided, however, that the Borrower shall not have any liability under this Section 10.4 to any Indemnitee with respect to any Indemnified Matter, and no Indemnitee shall have any liability with respect to any Indemnified Matter (to the extent such Indemnitee would otherwise be liable) other than, to the extent such liability has resulted solely from the gross negligence or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.  Furthermore, the Borrower waives and agrees not to assert against any Indemnitee, and shall cause each other Loan Party to waive and not assert against any Indemnitee, any right of contribution with respect to any Liabilities that may be imposed on, incurred by or asserted against any Related Person.

(ab           Without limiting the foregoing, “Indemnified Matters” includes all Environmental Liabilities, including those arising from, or otherwise involving, any property of any Related Person or any actual, alleged or prospective damage to property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property or natural resource or any property on or contiguous to any real property of any Related Person, whether or not, with respect to any such Environmental Liabilities, any Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor-in-interest to any Related Person or the owner, lessee or operator of any property of any Related Person through any foreclosure action, in each case except to the extent such Environmental Liabilities (i) are incurred solely following foreclosure by any Secured Party or following any Secured Party having become the successor-in-interest to any Loan Party and (ii) are attributable solely to acts of such Indemnitee.

Section 10.5.   Survival.  Any indemnification or other protection provided to any Indemnitee pursuant to any Loan Document (including pursuant to Section 2.17, Section 2.18, Article IX, Section 10.3, Section 10.4 or this Section 10.5) and all representations and warranties made in any Loan Document shall (a) survive the termination of the Commitments, issuance of any Letters of Credit and the payment in full of other Obligations and (b) inure to the benefit of any Person that at any time held a right thereunder (as an Indemnitee or otherwise) and, thereafter, its successors and permitted assigns.

Section 10.6.            Limitation of Liability for Certain Damages.  In no event shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings).  The Borrower hereby waives, releases and agrees (and shall cause each other Loan Party to waive, release and agree) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 10.7.            Lender-Creditor Relationship.  The relationship between the Lenders, the Issuing Banks and the Agents, on the one hand, and the Loan Parties, on the other hand, is solely that of lender and creditor.  No Secured Party has any fiduciary relationship or duty to any Loan Party arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between the Secured Parties and the Loan Parties by virtue of, any Loan Document or any transaction contemplated therein.

Section 10.8.            Right of Setoff.  Each of the Administrative Agent, the Collateral Agent, each Issuing Bank each Lender and each Affiliate (including each branch office thereof) of any of them are hereby authorized, without notice or demand (each of which is hereby waived by the Borrower), at any time and from time to time during the continuance of any Event of Default and to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other Indebtedness, claims or other obligations at any time owing by the Administrative Agent, the Collateral Agent, such Issuing Bank, such Lender or any of their respective Affiliates to or for the credit or the account of the Borrower against any Obligation of any Loan Party now or hereafter existing, whether or not any demand was made under any Loan Document with respect to such Obligation and even though such Obligation may be unmatured.  Each of the Administrative Agent, the Collateral Agent, each Issuing Bank and each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, Issuing Bank or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application.  The rights under this Section 10.8 are in addition to any other rights and remedies (including other rights of setoff) that the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders and their Affiliates and other Secured Parties may have.

Section 10.9.            Sharing of Payments, Etc.  If any Lender, directly or through an Affiliate or branch office thereof, obtains any payment of any Obligation of any Loan Party (whether voluntary, involuntary or through the exercise of any right of setoff or the receipt of any Collateral or “proceeds” (as defined under the applicable UCC) of Collateral) other than pursuant to Sections 2.17, 2.18 and 2.19 and such payment exceeds the amount such Lender would have been entitled to receive if all payments had gone to, and been distributed by, the Administrative Agent in accordance with the provisions of the Loan Documents, such Lender shall purchase for cash from other Secured Parties such participations in their Obligations as necessary for such Lender to share such excess payment with such Secured Parties to ensure such payment is applied as though it had been received by the Administrative Agent and applied in accordance with this Agreement (or, if such application would then be at the discretion of the Borrower, applied to repay the Obligations in accordance herewith); provided, however, that (a) if such payment is rescinded or otherwise recovered from such Lender or Issuing Bank in whole or in part, such purchase shall be rescinded and the purchase price therefor shall be returned to such Lender or Issuing Bank without interest and (b) such Lender or Issuing Bank shall, to the fullest extent permitted by applicable Requirements of Law, be able to exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender or Issuing Bank were the direct creditor of the Borrower in the amount of such participation.

Section 10.10.          Marshaling; Payments Set Aside.  No Secured Party shall be under any obligation to marshal any property in favor of any Loan Party or any other party or against or in payment of any Obligation.  To the extent that any Secured Party receives a payment from the Borrower, from the proceeds of the Collateral, from the exercise of its rights of setoff, any enforcement action or otherwise, and such payment is subsequently, in whole or in part, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not occurred.

Section 10.11.   Notices.  (a) Addresses.  All notices, demands, requests, directions and other communications required or expressly authorized to be made by this Agreement shall, whether or not specified to be in writing but unless otherwise expressly specified to be given by any other means, be given in writing and (i) addressed to, with respect to any party, the Persons and addresses specified under such party’s name on Schedule II or on the signature page of any applicable Assignment, (ii) except as provided in Section 10.11(b), or in the case of reporting required to be delivered to Moody’s hereunder (which shall be delivered electronically to the address specified in Schedule II), posted to Intralinks® (to the extent such system is available and set up by or at the direction of the Administrative Agent prior to posting) in an appropriate location by uploading such notice, demand, request, direction or other communication to www.intralinks.com, faxing it to 866-545-6600 with an appropriate bar-coded fax coversheet or using such other means of posting to Intralinks® as may be available and reasonably acceptable to the Administrative Agent prior to such posting, (iii) except as provided in Section 10.11(b), posted to any other E-System set up by or at the direction of the Administrative Agent in an appropriate location or (iv) addressed to such other address as shall be notified in writing (A) in the case of the Borrower and the Administrative Agent, to the other parties hereto and (B) in the case of all other parties, to the Borrower and the Administrative Agent.  Transmission by electronic mail (including E-Fax, even if transmitted to the fax numbers set forth in clause (i) above) shall not be sufficient or effective to transmit any such notice under this clause (a) unless such transmission is an available means to post to any E-System.

(b)           Effectiveness.  All communications described in clause (a) above and all other notices, demands, requests and other communications made in connection with this Agreement shall be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by overnight courier service, one Business Day after delivery to such courier service, (iii) if delivered by mail, when received, (iv) if delivered by facsimile, including E-Fax (other than the posting to an E-System pursuant to clause (a)(ii) or (a)(iii) above), upon sender’s receipt of confirmation of proper transmission, and (iv) if delivered by posting to any E-System, on the later of the date of such posting in an appropriate location and the date access to such posting is given to the recipient thereof in accordance with the standard procedures applicable to such E-System; provided, however, that no communications to the Administrative Agent pursuant to Article II or Article IX shall be effective until received by the Administrative Agent and no notice, demand, request, direction or other communication to any Loan Party pursuant to Section 9.1 shall be effective unless given in accordance with the methods described in clauses (i) through (iv) (other than by E-Fax) of this Section 10.11(b).

Section 10.12.   Electronic Transmissions.  (a) Authorization.  Subject to the provisions of Section 10.11, each of the Administrative Agent, the Borrower, the Lenders, the Issuing Banks and each of their Related Persons is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Loan Document and the transactions contemplated therein.  The Borrower and each Secured Party hereby acknowledges and agrees, and the Borrower shall cause each other Group Member to acknowledge and agree, that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions.

(b)           Signatures.  Subject to the provisions of Section 10.11, (i)(A) no posting to any E-System shall be denied legal effect merely because it is made electronically, (B) each E-Signature on any such posting shall be deemed sufficient to satisfy any requirement for a “signature” and (C) each such posting shall be deemed sufficient to satisfy any requirement for a “writing,” in each case including pursuant to any Loan Document, any applicable provision of any UCC, the federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural Requirement of Law governing such subject matter, (ii) each such posting that is not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to, or logically associating with such posting, an E-Signature, upon which each Secured Party and Loan Party may rely and assume the authenticity thereof, (iii) each such posting containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original and (iv) each party hereto or beneficiary hereto agrees not to contest the validity or enforceability of any posting on any E-System or E-Signature on any such posting under the provisions of any applicable Requirement of Law requiring certain documents to be in writing or signed; provided, however, that nothing herein shall limit such party’s or beneficiary’s right to contest whether any posting to any E-System or E-Signature has been altered after transmission.

(c)           Separate Agreements.  All uses of an E-System shall be governed by and subject to, in addition to Section 10.11 and this Section 10.12, separate terms and conditions posted or referenced in such E-System and related Contractual Obligations executed by Secured Parties and Group Members in connection with the use of such E-System.

(d)           LIMITATION OF LIABILITY.  ALL E-SYSTEMS AND ELECTRONIC TRANSMISSIONS SHALL BE PROVIDED “AS IS” AND “AS AVAILABLE”.  NONE OF AGENTS, ANY LOAN PARTY OR ANY OF THEIR RESPECTIVE RELATED PERSONS WARRANTS THE ACCURACY, ADEQUACY OR COMPLETENESS OF ANY E-SYSTEMS OR ELECTRONIC TRANSMISSION, AND EACH DISCLAIMS ALL LIABILITY FOR ERRORS OR OMISSIONS THEREIN.  NO WARRANTY OF ANY KIND IS MADE BY THE AGENTS, ANY LOAN PARTY OR ANY OF THEIR RESPECTIVE RELATED PERSONS IN CONNECTION WITH ANY E-SYSTEMS OR ELECTRONIC COMMUNICATION, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS.  The Borrower and each Secured Party agree (and the Borrower shall cause each other Loan Party to agree) that neither the Agents nor any Loan Party has any responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System.

Section 10.13.   Governing Law.  This Agreement, each other Loan Document that does not expressly set forth its applicable law, and the rights and obligations of the parties hereto and thereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Section 10.14.   Jurisdiction.  (a) Submission to Jurisdiction.  Any legal action or proceeding with respect to any Loan Document may be brought in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States for the Southern District of New York and, by execution and delivery of this Agreement, each party hereto hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  The parties hereto (and, to the extent set forth in any other Loan Document, each other Loan Party) hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

(b)           Service of Process.  Each party hereto (and, to the extent set forth in any other Loan Document, each other Loan Party) hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States with respect to or otherwise arising out of or in connection with any Loan Document by any means permitted by applicable Requirements of Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of each party hereto specified in Section 10.11 (and shall be effective when such mailing shall be effective, as provided therein).  Each party hereto (and, to the extent set forth in any other Loan Document, each other Loan Party) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)           Non-Exclusive Jurisdiction.  Nothing contained in this Section 10.14 shall affect the right of the Agents, any Lender or any Loan Party to serve process in any other manner permitted by applicable Requirements of Law or the right of any party hereto to commence legal proceedings or otherwise proceed against any party hereto, any Loan Party or any of the Collateral in any other jurisdiction.

Section 10.15.   WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO, OR DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREIN OR RELATED THERETO (WHETHER FOUNDED IN CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO OTHER PARTY AND NO RELATED PERSON OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THE LOAN DOCUMENTS, AS APPLICABLE, BY THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.15.

Section 10.16.            Severability.  Any provision of any Loan Document being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of any Loan Document or any part of such provision in any other jurisdiction.

Section 10.17.            Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.  Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 10.18.            Entire Agreement.  The Loan Documents embody the entire agreement of the parties and supersede all prior agreements and understandings relating to the subject matter thereof and any prior letter of interest, commitment letter, fee letter, confidentiality and similar agreements involving any Loan Party and any of the Agent, any Lender, any Issuing Bank or any of their respective Affiliates relating to a financing of substantially similar form, purpose or effect.  In the event of any conflict between the terms of this Agreement and any other Loan Document, the terms of this Agreement shall govern (unless such terms of such other Loan Documents are necessary to comply with applicable Requirements of Law, in which case such terms shall govern to the extent necessary to comply therewith).

Section 10.19.            Use of Name.  The Borrower agrees, and shall cause each other Loan Party to agree, that it shall not, and none of its Affiliates shall, issue any press release or other public disclosure (other than any document filed with any Governmental Authority relating to a public offering of the Securities of any Loan Party) using the name, logo or otherwise referring to SG, OneWest Bank, FSB or of any of their Affiliates, the Loan Documents or any transaction contemplated therein to which the Secured Parties are party without at least two Business Days’ prior notice to SG and OneWest Bank, FSB and without the prior consent of SG and OneWest Bank, FSB except to the extent required to do so under applicable Requirements of Law and then, only after consulting with SG and OneWest Bank, FSB prior thereto.

Section 10.20.            Non-Public Information; Confidentiality.  (a) Each Lender and each Issuing Bank acknowledges and agrees that it may receive material non-public information hereunder concerning the Loan Parties and their Affiliates and Securities and agrees to use such information in compliance with all relevant policies, procedures and Contractual Obligations and applicable Requirements of Laws (including United States federal and state security laws and regulations).

(b)           Each Lender, each Issuing Bank and each Agent agrees to use all reasonable efforts to maintain, in accordance with its customary practices, the confidentiality of information obtained by it pursuant to any Loan Document and designated in writing by any Loan Party as confidential, except that such information may be disclosed (i) with the Borrower’s prior written consent, (ii) to Related Persons of such Lender, each Issuing Bank or Agent, as the case may be, or to any Person that any Issuing Bank causes to issue Letters of Credit hereunder, that are advised of the confidential nature of such information and are instructed to keep such information confidential, (iii) to the extent such information presently is or hereafter becomes available to such Lender, Issuing Bank or Agent, as the case may be, on a non-confidential basis from a source other than any Loan Party, (iv) to the extent disclosure is required by applicable Requirements of Law or other legal process or requested or demanded by any Governmental Authority, (v) to the extent necessary or customary for inclusion in league table measurements or in any tombstone or other advertising materials (provided that disclosure in any tombstone or other advertising materials shall be limited to matters previously disclosed in any press release made by or on behalf of a Loan Party or otherwise consented to in writing by the Borrower), (vi) to the National Association of Insurance Commissioners or any similar organization, any examiner or any nationally recognized rating agency or otherwise to the extent consisting of general portfolio information that does not identify the Borrower or any other Loan Party, (vii) to current or prospective assignees, SPVs grantees of any option described in Section 10.2(f) or participants, direct or contractual counterparties to any Secured Hedging Document or any Hedging Agreement permitted hereunder and to their respective Related Persons, in each case to the extent such assignees, participants, counterparties or Related Persons agree to be bound by provisions substantially similar to the provisions of this Section 10.20 and (viii) in connection with the exercise of any remedy under any Loan Document.  In the event of any conflict between the terms of this Section 10.20 and those of any other Contractual Obligation entered into with any Loan Party (whether or not a Loan Document), the terms of this Section 10.20 shall govern.

Section 10.21.   USA Patriot Act; OFAC.  Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, each other Group Member and each shareholder of the Borrower holding 10% or more of the outstanding common shares, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.  In addition, Borrower agrees to (a) ensure that no Person who owns a controlling interest in or otherwise controls Borrower or any Subsidiary of Borrower is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by OFAC, the Department of the Treasury or included in any Executive Order of the President of the United States, (b) not to use or permit the use of proceeds of the Obligations to violate any of the foreign asset control regulations of the OFAC or any enabling statute or Executive Order of the President of the United States relating thereto, and (c) comply, or cause its Subsidiaries to comply, with the applicable laws.

Section 10.22.   Effect of Amendment and Restatement.  As of the Second Amendment and Restatement Effective Date, this Agreement shall amend, and restate as amended, the First Amended and Restated Credit Agreement, but shall not constitute a novation thereof or in any way impair or otherwise affect the rights or obligations of the parties thereunder (including with respect to Revolving Loans and Revolving Commitments and representations and warranties made thereunder) except as such rights or obligations are amended or modified hereby.  The First Amended and Restated Credit Agreement as amended and restated hereby shall be deemed to be a continuing agreement among the parties, and all documents, instruments and agreements delivered pursuant to or in connection with the First Amended and Restated Credit Agreement not amended and restated in connection with the entry of the parties into this Agreement shall remain in full force and effect, each in accordance with its terms, as of the date of delivery or such other date as contemplated by such document, instrument or agreement to the same extent as if the modifications to the First Amended and Restated Credit Agreement contained herein were set forth in an amendment to the First Amended and Restated Credit Agreement in a customary form, unless such document, instrument or agreement has otherwise been terminated or has expired in accordance with or pursuant to the terms of this Agreement, the First Amended and Restated Credit Agreement or such document, instrument or agreement or as otherwise agreed by the required parties hereto or thereto.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CINEDIGM CORP.,
as Borrower

By: /s/ Adam Mizel
Name: Adam Mizel
Title:   Chief Operating Officer

Signature Page to Second Amended and Restated Credit Agreement

SOCIÉTÉ GÉNÉRALE, as Administrative Agent

By: /s/ Elaine Khalil
Name: Elaine Khalil
Title:   Managing Director

ONEWEST BANK, FSB, as Collateral Agent

By: /s/John Farrace
Name:  John Farrace
Title:    EVP

Signature Page to Second Amended and Restated Credit Agreement

SOCIÉTÉ GÉNÉRALE, as Lender

By: /s/ Elaine Khalil
Name: Elaine Khalil
Title:   Managing Director

ONEWEST BANK, FSB, as Lender

By: /s/ John Farrace
Name: John Farrace
Title:   EVP

SUNTRUST BANK, as Lender

By: /s/ Michael Vegh
Name: Michael Vegh
Title:   Director

Signature Page to Second Amended and Restated Credit Agreement

Schedule I – Revolving Commitments and Current Revolving Utilization

Lender	Revolving Commitments and Current Revolving Utilization			Total
	Société Générale	OneWest Bank, FSB	SunTrust Bank
Revolving Loan Commitment*	$12,272,727.27	$9,545,454.55	$8,181,818.18	$30,000,000.00
Current Revolving Utilization	$9,488,313.41	$7,379,799.32	$6,325,542.27	$23,193,655.00
* including Current Revolving Utilization

Schedule I to Credit Agreement - Commitments

Schedule II – Addresses for Notices

If to the Borrower:

Cinedigm Corp.
902 Broadway, 9th Floor
New York, NY 10010.
Attention: Adam M. Mizel
Email: amizel@cinedigm.com

If to the Administrative Agent:

Société Générale
245 Park Avenue, 10th Floor
New York, NY 10167
Attention: Elaine Khalil
Tel: 212 – 278 – 6852
Email: Elaine.khalil@sgcib.com

If to the Collateral Agent:

OneWest Bank, FSB
888 E. Walnut St.
Pasadena, CA 91101
Attention: Olga Fomina
Tel: 626 – 535 – 4878
Email: OWB-BBG-NoteDepartment@owb.com

If to the Lenders:

Société Générale
245 Park Avenue, 10th Floor
New York, NY 10167
Attention: Elaine Khalil
Tel: 212 – 278 – 6852
Email: Elaine.khalil@sgcib.com

OneWest Bank, FSB
2450 Broadway Ave, Suite 400
Santa Monica, CA 90404
Attention: Alphonse Lordo
Tel: 310 – 449 – 2338
Email: Alphonse.Lordo@owb.com

Schedule II to Credit Agreement - Addresses for Notices

SunTrust Bank
303 Peachtree Street NE
Atlanta, CA 30308
Attention: Michael Vegh
Tel: 404 – 658 – 4224
Email: Michael.vegh@suntrust.com

 Schedule II to Credit Agreement - Addresses for Notices

Schedule III – Cinedigm Lockbox Account Details

Holder	Account Name	Bank Name	Address	Company Name	Acct Number	Routing Number	Relationship Mgr	Phone #
Cinedigm Corp.	Deposit Acct	OneWest Bank, N.A.	888 E. Walnut St. Pasadena, CA 91101	Cinedigm Entertain- ment Corp		1312011660	Olga Fomina	626-535-4878
Cinedigm Corp.	Deposit Acct	OneWest Bank, N.A.	888 E. Walnut St. Pasadena, CA 91101	Cinedigm Theatrical		1312011660	Olga Fomina	626-535-4878
Cinedigm Corp.	Deposit Acct	OneWest Bank, N.A.	888 E. Walnut St. Pasadena, CA 91101	Cinedigm Home Enternain- ment		1312011660	Olga Fomina	626-535-4878
Cinedigm Entertain-ment Corp.	Operat-ing Acct	OneWest Bank, N.A.	888 E. Walnut St. Pasadena, CA 91101			1312011660	Olga Fomina	626-535-4878
Cinedigm Corp.	Operat-ing Acct	OneWest Bank, N.A.	888 E. Walnut St. Pasadena, CA 91101			1312011660	Olga Fomina	626-535-4878

Schedule III to Credit Agreement - Central Lockbox Account Details

Cinedigm Corp.	Concentration Acct	OneWest Bank, N.A.	888 E. Walnut St. Pasadena, CA 91101			1312011660	Olga Fomina	626-535-4878
Holder	Account Name	Bank Name	Address	Company Name	Acct Number	Routing Number	Relationship Mgr	Phone #
Cinedigm Corp.	Concentration	Societe Generale, New York Branch	245 Park Avenue, New York, NY 10167 USA	Cinedigm Corp.		026004226	Elaine Khalil	212-278-6852

Schedule III to Credit Agreement - Central Lockbox Account Details

Schedule 1.1 – Excess Cash Flow Scheduled Payment Exceptions

Shout Factory Payment: $1,000,000, due January 3, 2014, payable pursuant to paragraph 5 of the Shout Factory Term Sheet (payable by the Borrower on behalf of the Seller pursuant to the Purchase Agreement).

Schedule 1.1 to Credit Agreement - Excess Cash Flow Scheduled Payment Expenses

Schedule 4.2 – Governmental Permits

None.

Schedule 4.2 to Credit Agreement - Government Permits

Schedule 4.3 – Ownership of Group Members and Subsidiaries

	Full Legal Name	Jurisdiction of Organization	Organizational Number	Tax Number	Location of Chief Executive Office	Number of Shares of each Class of Stock	Number of Shares Outstanding	Percentage of Outstanding Shares for Each Class Owned
1	ADM Cinema Corporation d/b/a the Pavilion Theatre	Delaware	3900739	20-2260904	902 Broadway, 9th Floor New York, NY 10010	1,000	1,000	100% by Cinedigm Corp.
2	Vistachiara Productions Inc., d/b/a The Bigger Picture	Delaware	4265961	20-8085399	902 Broadway, 9th Floor New York, NY 10010	1,000	100	100% by Cinedigm Corp.
3	Vistachiara Entertainment, Inc.	Delaware	4456723	N/A	902 Broadway, 9th Floor New York, NY 10010	1000	100	100% by Cinedigm Corp.
4	Cinedigm Entertainment Corp.	New York	1463956	13-3578656	902 Broadway, 9th Floor New York, NY 10010	100	100	100% by Cinedigm Corp.
5	Cinedigm Entertainment Holdings, LLC	Delaware	5411880	46-3866070	902 Broadway, 9th Floor New York, NY 10010	N/A	N/A	100% by Cinedigm Corp.
6	Access Digital Media, Inc.	Delaware	3621753	20-0037764	902 Broadway, 9th Floor New York, NY 10010	50,000,000	24,586,169	100% by Cinedigm DC Holdings, LLC

Schedule 4.3 to Credit Agreement - Ownership of Group Members and Subsidiaries

Full Legal Name	Jurisdiction of Organization	Organizational Number	Tax Number	Location of Chief Executive Office	Number of Shares of each Class of Stock	Number of Shares Outstanding	Percentage of Outstanding Shares for Each Class Owned
7	Christie/AIX, Inc.	Delaware	3980067	20-3133713	902 Broadway, 9th Floor New York, NY 10010	4,000,000	755,861	100% by Access Digital Media, Inc.
8	Access Digital Cinema Phase 2, Corp.	Delaware	4443030	26-1444888	902 Broadway, 9th Floor New York, NY 10010	1,000	100	100% by Cinedigm Corp.
9	Access Digital Cinema Phase 2 B/AIX Corp.	Delaware	4619834	26-4372242	902 Broadway, 9th Floor New York, NY 10010	1,000	100	100% by Access Digital Cinema Phase 2, Corp.
10	Cinedigm Digital Funding I, LLC	Delaware	4809809	27-2336070	902 Broadway, 9th Floor New York, NY 10010	N/A	N/A	100% by Christie/AIX, Inc.
11	CDF2 Holdings, LLC	Delaware	4889179	27-3843120	902 Broadway, 9th Floor New York, NY 10010	N/A	N/A	100% by Access Digital Cinema Phase 2, Corp.
12	Cinedigm Digital Funding 2, LLC	Delaware	5023164	27-3843120	902 Broadway, 9th Floor New York, NY 10010	N/A	N/A	100% by CDF2 Holdings, LLC
13	Cinedigm Digital Cinema Australia Pty Ltd	Australia	N/A	N/A	902 Broadway, 9th Floor New York, NY 10010	100	100	100% by Cinedigm Corp.

Schedule 4.3 to Credit Agreement - Ownership of Group Members and Subsidiaries

Full Legal Name	Jurisdiction of Organization	Organizational Number	Tax Number	Location of Chief Executive Office	Number of Shares of each Class of Stock	Number of Shares Outstanding	Percentage of Outstanding Shares for Each Class Owned
14	Cinedigm DC Holdings, LLC	Delaware	5290958	46-2100494	902 Broadway, 9th Floor New York, NY 10010	N/A	N/A	100% by Cinedigm Corp.
15	Cinedigm Home Entertainment, LLC	Delaware	5416861	46-3906168	Cinedigm Corp. 902 Broadway, 9th Floor New York, NY 10010	N/A	N/A	100% by Cinedigm Entertainment Holdings, LLC

Schedule 4.3 to Credit Agreement - Ownership of Group Members and Subsidiaries

Schedule 4.13 – ERISA

1.           401(k) Plan.
Cinedigm Digital Cinema Corp.

2.           Health Plans:
Cinedigm Corp.: Oxford Health Plans, SunLife Dental Plan;

Schedule 4.13 to Credit Agreement - ERISA

Schedule 4.14 – Environmental Matters

None.

Schedule 4.14 to Credit Agreement - Environmental Matters

Schedule 4.16 – Real Property

Leased Property*
Address				Owner

188 Prospect Park W	Brooklyn	NY	11215	Pavilion on the Park LLC c/o Hidrock Realty Inc.

902 Broadway, 9th Floor	New York	NY	10010	902 Associates c/o Newmark & Co. Real Estate. Inc.

1901 Avenue of the Stars, 12th Floor	Los Angeles	CA	90067	Douglass Emmett 2011, LLC

*  No Real Property owned

Schedule 4.16 to Credit Agreement  - Real Property

Schedule 4.18 – Material Cinedigm Home Entertainment, LLC Agreements, Distribution Agreements and OLC Agreements

1.	4K Media Inc.

a.	Standard Form Video License, “Yu-Gi-Oh!”, dated as of August 23, 2012

2.	Artina Film Fund, LLC

a.	Short Form Distribution Agreement dated as of December 12, 2012, “The English Teacher”

b.	Distribution Agreement (with Tribeca Enterprises) for the film entitled “The English Teacher” dated as of December 12, 2012

3.	Bejuba! Entertainment LLC

a.	Standard Form Video License dated as of August 6, 2013, “Stella and Sam” (not executed)

b.	Amendment anticipated for the expansion of rights for “Stella and Sam” to add international SVOD; 15% distribution fee for digital (in negotiations)

4.	Bl!nder Films Limited and Citadel Films Limited

a.	Distribution Agreement dated as of March 20, 2012, as amended, “Citadel”

5.	CCI Releasing, Inc.

a.	Standard Form Video License dated as of April 10, 2013, “Harry and His Bucket Full of Dinosaurs”

6.	Childs Play Limited (Malta)

a.	Distribution Agreement dated as of November 14, 2012, “Come Out and Play”

7.	Corus Entertainment Inc.

a.	Standard Form Video License dated as of September 10, 2013, “Hot Wheels Battle Force 5” (not executed)

b.	Standard Form Video License dated as of October 3, 2013, “Beyblade” (not executed)

8.	Dentsu Inc.

a.	License Agreement dated as of December 15, 2012, “Deltora Quest” (not executed)

9.	Dipper Films, LLC

a.	License Agreement dated as of April 4, 2013, “Our Nixon”

10.	Drafthouse Films, LLC

a.	Standard Form Distribution Agreement dated as of August 1, 2013 (not executed)

11.	EuropaCorp (a French limited liability company)

a.	“22 Bullets” License Agreement dated as of February 12, 2013

12.	Everyman’s Journey, LLC

a.	Distribution Agreement dated as of July 2, 2012, “Don’t Stop Believin’: Everyman’s Journey”

Schedule 4.18 to Credit Agreement - Material Cinedigm Home Entertainment, LLC Agreements, Distribution Agreements and OLC Agreements

13.	The Film Arcade, LLC

a.	Cinedigm-Film Arcade Co-Acquisition Agreement effective as of March 22, 2013, “Afternoon Delight” (not executed)

b.	Motion Picture Distribution Agreement between The Film Arcade, LLC and Afternoon Delight, LLC dated as of March 22, 2013

14.	GKIDS Inc.

a.	Standard Form Video License dated as of February 13, 2012, “Chico & Rita”

b.	Standard Form Video License dated as of February 13, 2012, “A Cat in Paris”

c.	Standard Form Video License, dated as of September 26, 2012, multiple Pictures

d.	Standard Form Video License dated as of February 22, 2013, “From Up on Poppy Hill”

e.	Standard Form Video License to be dated as of September 23, 2013, “Ernest & Celestine” (not executed)

f.	Standard Form Video License, “Patema Inverted,” “La Nocturna,” “Welcome To the Space Show,” “Eleanor's Secret” (in negotiations)

15.	Great Barrington, LLC

a.	License Agreement dated as of May 15, 2012, “In Our Nature”

16.	Haunted, LLC

a.	Short Form Distribution Agreement dated as of October 1, 2013, “Dark House” (not executed)

17.	The Hive Enterprises, Ltd.

a.	Standard Form Video License dated as of May 31, 2012, “The Hive”

b.	Amendment anticipated for the expansion of rights for “The Hive” to add international SVOD; $50,000 advance, 50% royalty for digital (in negotiations)

18.	Jim Henson Henson Company

a.	Standard Form Video License dated as of February 19, 2013, as amended

19.	Lindy Hop Pictures, LLC

a.	Distribution Agreement dated September 24, 2012, “Call Me Kuchu”

20.	McCurry Homestead LLC

a.	Distribution Agreement dated as of October 11, 2012, “Dead Man’s Burden”

21.	MV Nepenthes LLC

a.	Short Form Distribution Agreement dated as of October 15, 2012, “Violet and Daisy”

22.	Namco Bandai Games America

a.	Standard Form Video License dated as of June 3, 3013, “Tekken: Blood Vengeance” (not executed)

23.	Narco Cultura, LLC

a.	Distribution Agreement dated as of February [__], 2013, “Narco Cultura” (not executed)

Schedule 4.18 to Credit Agreement - Material Cinedigm Home Entertainment, LLC Agreements, Distribution Agreements and OLC Agreements

24.	Nerd Corps International Distribution Inc.

a.	Standard Form Video License dated as of May 10, 2013, “League of Super Evil”

25.	Nippon Television Corp.

a.	“Hunter X Hunter;” $75,000 advance, 25% royalty for home entertainment, 50% for digital (in negotiations)

b.	“Berserk;” $50,000 advance, 25% royalty for home entertainment, 50% for digital (in negotiations)

26.	Parthenon Entertainment Limited, trading as Sky Vision

a.	Standard Form Video License dated as of December 19, 2012, as amended, “Jakers The Wibbly Pig”

27.	Passion Distribution Ltd.

a.	Standard Form Distribution Agreement dated as of September 20, 2013, “An Idiot Abroad” (not executed)

b.	Standard Form Distribution Agreement dated as of September 20, 2013, “My Politician's Husband” (not executed)

c.	Standard Form Video License dated as of September 15, 2013, “Derek” (not executed)

28.	Production I.G, Inc.

a.	“Ghost in the Machine 2: Innocence;” $50,000 advance, 25% royalty for home entertainment, 50% for digital (in negotiations)

29.	Radcliffe Pictures, LLC

a.	Distribution Agreement dated as of January 23, 2013, “Absence”

30.	Red Arrow International GmbH

a.	Standard Form Video License dated as of June 17, 2013, “Lilyhammer” (not executed)

31.	Rooster Teeth Productions LLC

a.	Standard Form Video License dated as of December 7, 2009, as amended

32.	Scholastic

a.	Distribution Agreement Deal Terms dated as of January 1, 2012, “The Magic School Bus”

b.	Letter Agreement dated as of June 27, 2002, as amended

33.	Serengeti Entertainment Limited

a.	Short Form Distribution Agreement dated as of May 7, 2013, “Penguin King 3D” a.k.a. “Adventures of the Penguin King”

34.	Short Term Holdings, LLC

a.	Short Form Distribution Agreement dated as of March 25, 2012, “Short Term 12”

35.	Show of Force, LLC

a.	Standard Form Video License dated as of June 28, 2012, “Half the Sky”

36.	Tele München Group

a.	“Flashpoint;” 15% distribution fee for digital (in negotiations)

Schedule 4.18 to Credit Agreement - Material Cinedigm Home Entertainment, LLC Agreements, Distribution Agreements and OLC Agreements

37.	Third Eye Motion Picture Co., Inc.

a.	Video License Agreement dated as of March 22, 2005, as amended, “Paradise Lost: The Child Murders at Robin Hood Hills”

b.	Video License Agreement dated as of February 12, 2001, as amended, “Paradise Lost 2: Revelations”

c.	Standard Form Video License dated as of January 12, 2012, “Paradise Lost 3: Purgatory”

38.	Tipping Point Productions, LLC

a.	Short Form Distribution Agreement dated as of September 24, 2013, “Night Moves” (not executed)

39.	Toei Animation Inc.

a.	License Agreement dated April 1, 2012, as amended

b.	Exercise of Option to Acquire Rights dated December 17, 2012

c.	License Agreement, Videogram and Digital Distribution Rights, dated as of March 1, 2013, “Zatchbell!!”

d.	License Agreement, Videogram and Digital Distribution Rights dated as of March 1, 2013, “Saint Seiya, The Hades, Omega, The Heavens”

e.	License Agreement, Videogram and Digital Distribution Rights, “Magical Doremi” (in negotiations)

f.	License Agreement, Videogram and Digital Distribution Rights, “Slam Dunk” (in negotiations)

40.	Toho Co., Ltd.

a.	“Godzilla versus Mechagodzilla” and “Son of Godzilla;” $60,000 advance, 25% royalty for home entertainment, 50% for digital (in negotiations)

41.	Tohokushinsha Film Company

a.	“Space Battleship Yamato;” $100,000 advance, 25% royalty for home entertainment, 50% for digital (in negotiations)

b.	“Reideen;” $75,000 advance, 25% royalty for home entertainment, 50% for digital (in negotiations)

42.	Tribeca Enterprises LLC

a.	Tribeca Film DVD and Digital Distribution agreement dated June 1, 2010, as amended

43.	TrustNordisk ApS (a Danish private limited company)

a.	Short Form Distribution Agreement dated as of September 25, 2013, “Easy Money 2” and “Easy Money 3” (not executed)

44.	Vertebra Newman Film Company, LLC

a.	Short Form Distribution Agreement dated as of November 15, 2012, as amended, “Arthur Newman”

45.	The Vivid Unknown, LLC

a.	License Agreement dated as of February 22, 2013, “Visitors”

Schedule 4.18 to Credit Agreement - Material Cinedigm Home Entertainment, LLC Agreements, Distribution Agreements and OLC Agreements

46.	ZDF Enterprises GmbH

a.	Standard Form Distribution Agreement dated as of July 1, 2010, as amended, “H2O: Just Add Water”

b.	Standard Form Video License dated as of April 29, 2013, “Wolfblood” and “Wolfblood Files” (not executed)

c.	Standard Form Video License dated as of May 30, 2013, “Mako Mermaids” (not executed)

47.	Zodiak Rights Limited

a.	Programme License Agreement dated as of September 24, 2012, as amended, “Being Human”

b.	License Agreement dated as of December 27, 2012, “My Big Fat Gypsy Wedding”

c.	Standard Form Video License dated as of January 11, 2013, as amended, “Totally Spies”

d.	Standard Form Video License dated as of January 11, 2013, “The Secret World of Santa Claus”

e.	Programme License Agreement dated as of June 27, 2013, “Dani’s House” and “Let’s Play”

Schedule 4.18 to Credit Agreement - Material Cinedigm Home Entertainment, LLC Agreements, Distribution Agreements and OLC Agreements

Schedule 6.13 – Insurance

Cinedigm Corp.
902 Broadway, 9th Floor
New York, NY 10010
Schedule of Insurance 2014 - 2015

USI Insurance Services LLC

USI PROTECT. MANAGE. GROW.

Coverage	Effective Date	Expiration Date	Carrier	Policy Number	Limits	Retention / Deducitbles	Annual Premium
Employed Lawyers Liability							
	7/12/2014	7/12/2015	Illinois National Ins.	13756274	$ 500,000 Aggregate Limit	$10,000	$ 6,426
					$ 500,000 Each Claim		
Cyber E&O							
	7/12/2014	7/12/2015	Illinois National Ins.	14160166	$5,000,000 Aggregate Limit	$100,000	$ 57,251
Commercial Package							
Bldg, Pers. Prop. EDP	6/1/2014	6/1/2015	Federal Insurance	35763744	$5,422,000 Blanket Limit Personal Property	$2,500	$ 57,737
Special Causes of Loss Form							
Locations# 6-11							
Location# 10					$5,000,000 Location Limit BI/EE		
Locations# 6-9, & 11					$ 500,000 Blanket Limit BI/EE		
Equipment Breakdown Included							
EarthQuake- all loc. Except CA							
					$1,000,000 Policy Annual Aggregate Limit	$50,000	
					$1,000,000 Premise Annual Aggregate Limit		
Flood					$1,000,000 Per Occurrence Limit		
Locations 6,7,8,9					Waiting period per premises/per occurrence	24 Hrs	
<u>Locations List</u>							
#6 2049 Century Park, CA					$1,000,000 Policy Annual Aggregate Limit	$50,000	
#7 30077 Agoura CT, CA					$1,000,000 Premise Annual Aggregate Limit		
#8 5550 Topanga Canyon Blvd, CA					$1,000,000 Per Occurrence Limit		
#9 902 Broadway, NY					Waiting period per premises/per occurrence	24 Hrs	
#10 400 Sandiford Road, TN							
#11 1840 Century Park E., LA, CA							
					$2,000,000 General Aggregate Limit		
					$2,000,000 Products/Completed Aggregate Limit		
General Liability					$1,000,000 Advertising Injury and Person Injury		
Gross Sales Premises/Product					$1,000,000 Each Occurrence Limit		
Completed Operations					$ 10,000 Medical Expenses Limit		
140,416,00					$1,000,000 Damage to Premises Rented to you		
					General Aggregate applies separately to each loc.		
Employee Benefits E&O					$1,000,000 Aggregate Limit	$1,000	
Claims made					$1,000,000 Each Claim

Schedule 6.13 to Credit Agreement - Insurance

Commercial Auto								
Hired/Non-owned Autos Only	6/1/2014	6/1/2015	Chubb Ins. NJ	73523139	$1,000,000 General Liability	$500 Comprehensive	$	1,622
						$500 Collision		
					Physical Damage limit	ACV		
Commercial Umbrella								
	6/1/2014	6/1/2015	Continental Casualty	L4018268925	$15,000,000 General Aggregate Limit		$	33,938
					$15,000,000 Each Occurrencce Limit			
Workers Compensation								
	6/1/2014	6/1/2015	Federal Insurance	71710493	Statutory		$	110,039
					$1,000,000 Each Accident			
					$1,000,000 Disease per Employee			
					$1,000,000 Disease Policy Limit			
Crime								
	2/18/2014	2/18/2015	National Union Fire	17010781	$2,000,000 Employee Theft	$20,000	$	10,172.00
					$2,000,000 Forgery & Alterations	$20,000		
					$2,000,000 Inside Money & Securiteis	$20,000		
					$2,000,000 Inside Robbery or burglary	$20,000		
					$2,000,000 Outside Premises	$20,000		
					$2,000,000 Computer Fraud	$20,000		
					$2,000,000 Funds Transfer Fraud	$20,000		
					$2,000,000 Money Orders and Counterfeit Paper	$0		
Employment Practices Liability								
	12/17/2014	12/17/2015	Admiral Insurance Co	1330885	$5,000,000 Aggregate Limit	$50,000	$	32,423.00
Directors & Officers								
1st $5mm	11/17/2014	11/17/2015	Argonaut	ML7601163	$5,000,000 Liability Limit	$150,000 other than a Secuirites Claim		$75,000.00
Excess Directors & Officers								
$5mm x $5mm	11/17/2014	11/17/2015	Allied World Nat.	3050858	$5,000,000 Liability Limit			$43,860.00
Excess Directors & Officers								
$5mm x $10mm	11/17/2014	11/17/2015	XL Specialty	ELU13690614	$5,000,000 Liability Limit			$38,500.00
Excess Directors & Officers								
$5mm x $15mm	11/17/2014	11/17/2015	Berkley Insurance	18012337	$5,000,000 Liability Limit		$	35,310.00
Excess Directors & Officers								
$5mm x $20mm	11/17/2014	11/17/2015	Westchester Fire Ins.	G24337807003	$5,000,000 Liability Limit		$	31,190.00

*The policy descriptions and details contained herein are in the nature of summaries and should be considered neither as interpretations of insuring agreements nor as a full detail presentation.
For full details, terms, conditions, exclusions, and insuring agreements, reference should be made to the specific policies involved. USI Northeast, Inc does not profess or guarantee the adequacy of the amount(s) of insurance contained hereon.

Schedule 6.13 to Credit Agreement - Insurance

Schedule 7.1 – Existing Indebtedness

Capital Lease dated August 9, 2002 as modified between Pavillion On The Park, LLC and ADM Cinema Corporation;

Capital Lease dated as of June 13, 2013 between Cisco Systems Capital Corporation and Cinedigm Digital Cinema Corp. in the amount financed of $86,182;

Capital Lease received for acceptance as of September 30, 2013 between Cisco Systems Capital Corporation and Cinedigm Digital Cinema Corp. in the amount financed of $1,393,291;

Capital Lease received for acceptance as of September 20, 2013 between Cisco Systems Capital Corporation and Cinedigm Digital Cinema Corp. in the amount financed of $408,416.

Limited Recourse Guaranty Agreement, dated as February 28, 2013 between the Borrower and Prospect Capital Corporation.

Schedule 7.1 to Credit Agreement - Existing Indebtedness

Schedule 7.2 – Existing Liens

None.

Schedule 7.2 to Credit Agreement - Existing Liens

Schedule 7.3 – Existing Investments

None.

Schedule 7.3 to Credit Agreement - Existing Investments

Schedule 7.18 – Bank Accounts

Cinedigm Corp.	Account Name	Bank Name	Address	Company Name	Acct Number	Routing Number	Relationship Mgr	Phone #
1	JPMorgan Chase CIDM	JPMorgan Chase	270 Park Avenue, New York, NY 10017	Cinedigm Digital Cinema Corp.		021000021	Debra Williams	646 582-7253
2	JPMorgan Chase Indie Direct	JPMorgan Chase	270 Park Avenue, New York, NY 10017	Vistachiara Productions Inc. dba The Bigger Picture		021000021	Debra Williams	646 582-7253
3	JPMorgan Chase ADM	JPMorgan Chase	270 Park Avenue, New York, NY 10017	ADM Cinema Corp		021000021	Debra Williams	646 582-7253
Cinedigm Entertainment Corp.	Account Name	Bank Name	Address	Company Name	Acct Number	Routing Number	Relationship Mgr	Phone #
4	Citibusiness Checking	Citibank	Citibank NA BR 24 79 5th Ave., NY, NY 10003	New Video Group, Inc.		21000089	Patricia Keyser	212-559-5645
5	Citibank CD	Citibank	Citibank NA BR 24 79 5th Ave., NY, NY 10003	New Video Group, Inc.		21000089	Patricia Keyser	212-559-5645
6	Citibank Payroll - Checking	Citibank	Citibank NA BR 24 79 5th Ave., NY, NY 10003	New Video Group, Inc.		21000089	Patricia Keyser	212-559-5645
7	Citibank Payroll - Savings	Citibank	Citibank NA BR 24 79 5th Ave., NY, NY 10003	New Video Group, Inc.		21000089	Patricia Keyser	212-559-5645
8	rrill Lynch WCMA	Mrrill Lynch	61 Lexington Avenue 47th Floor, New York, NY 10022	New Video Group, Inc.		ABA for wires: 026009593 / Routing for ACH 084301767	Pizzutello Group	800-333-9701
8	Merrill Lynch WCMA	errill Lynch	601 Lexington Avenue 47th Floor, New York, NY 10022	New Video Group, Inc.		ABA for wires: 026009593 / Routing for ACH	Pizzutello Group	800-333-9701

Schedule 7.18 to Credit Agreement - Bank Accounts

084301767

Schedule 7.18 to Credit Agreement - Bank Accounts

Schedule 8.1(i) – Intercompany Agreements

Amended and Restated Management Services Agreement, dated February 28, 2013 by and between Cinedigm Digital Funding I, LLC and Cinedigm Digital Cinema Corp.

Assignment of Phase I MSA made as of February 28, 2013, by Cinedigm Digital Cinema Corp. in favor of Cinedigm DC Holdings, LLC.

Assignment of Phase II SocGen MSA made as of February 28, 2013, by Cinedigm Digital Cinema Corp. in favor of Cinedigm DC Holdings, LLC.

Sale and Contribution Agreement, dated May 6, 2010, by and between Cinedigm Digital Funding I, LLC and Christie/AIX, Inc.

Amended and Restated Software License Agreement, dated February 28, 2013, by and between Cinedigm Digital Funding I, LLC and Access Digital Media, Inc.

Assignment and Assumption Agreement dated as of May 6, 2010, by and between Cinedigm Digital Funding I, LLC and Christie/AIX, Inc.

Management Services Agreement, dated as of October 18, 2011, by and among Cinedigm Digital Funding 2, LLC, CDF2 Holdings, LLC and Cinedigm Digital Cinema Corp.

Sale and Contribution Agreement, dated as of October 18, 2011, by and among Access Digital Cinema Phase 2, Corp., Cinedigm Digital Funding 2, LLC and CDF2 Holdings, LLC.

Software License Agreement dated as of October 18, 2011, by and among Access Digital Media, Inc., Cinedigm Digital Funding 2, LLC, and CDF2 Holdings, LLC.

Management Services Agreement, dated as of February 28, 2013 between Cinedigm Digital Cinema Australia PTY LTD. and Cinedigm DC Holdings, LLC.

Management Services Agreement, dated as of February 28, 2013 between Access Digital Cinema Phase 2, Corp. and Cinedigm DC Holdings, LLC (Caribbean).

Management Services Agreement, dated as of February 28, 2013 between Access Digital Cinema Phase 2, Corp. and Cinedigm DC Holdings, LLC (Exhibitor Buyer).

Assignment and Assumption Agreement, dated as of October 18, 2011, among Cinedigm Digital Cinema Corp., Access Digital Cinema Phase 2, Corp. and CDF2 Holdings, LLC.

Assignment and Assumption Agreement, dated as of October 18, 2011, between CDF2 Holdings, LLC, and Cinedigm Digital Funding 2, LLC.

Amended and Restated Management Services Agreement, dated as of February 28, 2013 between B/AIX Corp. and Cinedigm DC Holdings, LLC.

Schedule 8.1(i) to Credit Agreement - Intercompany Agreements

Exhibit A – Form of Assignment

ASSIGNMENT AGREEMENT

Dated: ______ __, 20__

Reference is made to the Second Amended and Restated Credit Agreement, dated as of [______], 2015 (as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the “Credit Agreement”), among Cinedigm Corp. (the “Borrower”), certain Lenders party thereto (the “Lenders”), Société Générale, as Administrative Agent, and OneWest Bank, FSB, as Collateral Agent.  Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Credit Agreement.

[____________] (the “Assignor”) and [_____________] (the “Assignee”) agree as follows:

The Assignor acknowledges that upon receipt from Assignee of the sum of $[____________], the Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, an undivided [-]% interest in and to all the Assignor’s interests, rights and obligations under the Credit Agreement, effective as of the Effective Date (such term being used herein as hereinafter defined), including its Commitments as follows; provided, however, it is expressly understood and agreed that (x) the Assignor is not assigning to the Assignee and the Assignor shall retain (i) all of the Assignor’s rights under Sections 2.16, 2.17 and 2.18 of the Credit Agreement with respect to any cost, reduction or payment incurred or made prior to the Effective Date and (ii) any and all amounts paid to the Assignor prior to the Effective Date and (y) both Assignor and Assignee shall be entitled to the benefits of Sections 10.3 and 10.4 of the Credit Agreement.

	Aggregate Amount of Revolving Commitment/ Letters of Credit/ Revolving Loans for all Lenders*	Amount of Revolving Commitment/ Letters of Credit/ Revolving Loans Assigned*	Percentage Assigned of Revolving Commitment/ Letters of Credit/Revolving Loans1
Revolving Commitment	$	$	%
Revolving Loans	$	$	%
Letters of Credit	$	$	%
	$	$	%

*Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the date of trade and the Effective Date.
1Set forth, to at least 9 decimals, as a percentage of the Revolving Commitment/ Revolving Loans/Letters of Credit of all Lenders thereunder.

Exhibit A to Credit Agreement - Form of Assignment

The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereby and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (iii) shall attach the Notes, if any, held by it and if requested by the Assignee, shall request that the Administrative Agent exchange the existing Notes for new Notes payable to the Assignee, in the respective amount(s) which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment Agreement; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof (if such statements shall have theretofore been delivered) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (iii) agrees that it will, independently and without reliance upon the Assignor, any Agent, the Issuing Bank or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other Loan Document; (iv) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to the Administrative Agent and the Collateral Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (v) agrees that it will be bound by the provisions of the Loan Documents and will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

The effective date for this Assignment Agreement shall be [________ ___], 20__ (the “Effective Date”).  Following the execution of this Assignment Agreement by the Assignee and the Assignor, it will be delivered [(together with the processing and recording fee of $3,500 to be paid to the Administrative Agent pursuant to Section 10.2(c) of the Credit Agreement) to the Administrative Agent for the consent of the Administrative Agent (and the consent of the Borrower as provided in the Credit Agreement)]2 and for acceptance and recording by the Administrative Agent.

Upon receipt of the consents required by the Credit Agreement and acceptance and recording by the Administrative Agent, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment Agreement, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (ii) the Assignor shall, to the extent provided in this Assignment Agreement, relinquish its rights and be released from its obligations under the Loan Documents

2 Insert Borrower consent and recording fee, if applicable

Exhibit A to Credit Agreement - Form of Assignment

(and if this Assignment Agreement covers all or the remaining portion of the Assignor’s rights and obligations under the Loan Documents, the Assignor shall cease to be a party thereto).

Upon the acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date.  The Assignor and Assignee shall make all appropriate adjustments in payments made by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

THIS ASSIGNMENT AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

This Assignment Agreement may be executed in counterparts, each of which shall be deemed to constitute an original, but all of which when taken together shall constitute one and the same instrument.

[Remainder of page left intentionally blank]

Exhibit A to Credit Agreement - Form of Assignment

IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be duly executed by their respective duly authorized officers.

[ASSIGNOR]

By:
Name:
Title:

[ASSIGNEE]

By:
Name:
Title:

CONSENTED TO:
[SOCIÉTÉ GÉNÉRALE, as Administrative Agent

By:
Name:
Title:
[-], as Issuing Bank

By:
Name:
Title:
CINEDIGM CORP., as Borrower

By:
Name:
Title:]

Exhibit A to Credit Agreement - Form of Assignment

Exhibit B – Form of Revolving Note

PROMISSORY NOTE

Lender: [NAME OF LENDER] Principal Amount: $	New York, New York ____________,_____ 3

FOR VALUE RECEIVED, the undersigned, Cinedigm Corp. (the “Borrower”), hereby promises to pay to the Lender set forth above (the “Lender”) the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of all Revolving Loans (as defined in the Credit Agreement referred to below) of the Lender to the Borrower, payable at such times and in such amounts as are specified in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of the Revolving Loans from the date made until such principal amount is paid in full, payable at such times and at [insert applicable Eurodollar Rate or Base Rate].  [The Interest Period for such Revolving Loan shall be [one month][two months][three months] and interest shall be payable on the last day of each Interest Period]4[Interest accrued on such principal amount shall be payable on the last Business Day of each Fiscal Quarter]5.  Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.

Both principal and interest are payable in Dollars to the Administrative Agent to such account or by such other means to such other address as the Administrative Agent shall have notified the Borrower in writing in immediately available funds.

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Second Amended and Restated Credit Agreement, dated as of [______], 2015 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, certain Lenders party thereto, Société Générale, as Administrative Agent, and OneWest Bank, FSB, as Collateral Agent. Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Credit Agreement, among other things, (a) provides for the making of Revolving Loans by the Lender to the Borrower in an aggregate amount equal to the Principal Amount set forth above, the indebtedness of the Borrower resulting from such Revolving Loans being evidenced by this Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein.

This Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to certain provisions of the Credit Agreement, including Sections 1.5 (Interpretation), 10.14(a) (Submission to Jurisdiction) and 10.15 (Waiver of Jury Trial) thereof.

This Note is a registered obligation, transferable only upon notation in the Register, and no assignment hereof shall be effective until recorded therein.  This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[Remainder of page left intentionally blank]

3 In the case of an assignment, such date should be the effective date thereof.
4 Insert for Eurodollar Rate Loans.
5 Insert for Base Rate Loans.

Exhibit B to Credit Agreement - Form of Revolving Note

IN  WITNESS  WHEREOF,  the  Borrower  has  caused  this  Note  to  be  executed  and delivered by its duly authorized officer as of the day and year and at the place set forth above.

CINEDIGM CORP., as Borrower

By:
Name:
Title:

Exhibit B to Credit Agreement - Form of Revolving Note

Exhibit C – Form of Notice of Borrowing

NOTICE OF BORROWING
[Date]

Société Générale,
as Administrative Agent for the Lenders parties to the Credit Agreement referred to below

Ladies and Gentlemen:

1.           Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of [______], 2015 (as amended, supplemented or otherwise modified, the “Credit Agreement”), among the Borrower, certain Lenders parties thereto, Société Générale, as Administrative Agent, and OneWest Bank, FSB, as Collateral Agent.  Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

2.           Pursuant to Section 2.3(a) of the Credit Agreement, the Borrower hereby irrevocably requests a Borrowing on the following terms:

(i)	The Business Day of the Borrowing is _________ __, 20[-].

(ii)	The aggregate amount of the Borrowing is $_________.

(iii)	The Revolving Loans are requested as [Base Rate Loans][Eurodollar Rate Loans]. [The initial Interest Period shall be [-] months.]6

(iv)	[With regards to the Revolving Loans:

a.	The Revolving Borrowing Base effective as of the date hereof is: $[-].

b.	Before giving effect to the Borrowing, the aggregate outstanding amount of the Revolving Loans as of the date hereof is: $[-].

c.	The pro forma aggregate outstanding amount of the Revolving Loans after giving effect to the Borrowing shall be: $[-].]7

6 Insert for Eurodollar Rate Loans.
7 Insert for Revolving Loans.

Exhibit C to Credit Agreement - Form of Notice of Borrowing

(v)	The account into which each Loan is to be made is: _________________ maintained at _________.

3.           The Borrower hereby certifies that:

(i)
The representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects (or, in the case of any such representations and warranties qualified as to materiality, in all respects) on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(ii)	No Default shall have occurred and be continuing or would occur after giving effect to such Borrowing.

Very truly yours,

CINEDIGM CORP.

By___________________________
Name:
Title:

Exhibit C to Credit Agreement - Form of Notice of Borrowing

Exhibit D – Form of Notice of Conversion or Continuation

NOTICE OF CONVERSION OR CONTINUATION
[Date]

Société Générale,
as Administrative Agent for the Lenders parties to the Credit Agreement referred to below

Ladies and Gentlemen:

1.           Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of [______], 2015 (as amended, supplemented or otherwise modified, the “Credit Agreement”), among the Borrower, certain Lenders parties thereto and Société Générale, as Administrative Agent, and OneWest Bank, FSB, as Collateral Agent.  Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

2.           The Borrower hereby gives you irrevocable notice, pursuant to Section 2.11 of the Credit Agreement of its request for the following:

(i)
a continuation, on [-]8, as Eurodollar Rate Loans having an Interest Period of [-] months of Eurodollar Rate Revolving Loans in an aggregate outstanding principal amount of $[-] having an Interest Period ending on the proposed date for such continuation;

(ii)	a conversion, on [-]9, to Base Rate Loans of Eurodollar Rate Revolving Loans in an aggregate principal amount of $[-]; and

(iii)	a conversion, on [-]10, to Eurodollar Rate Loans having an Interest Period of [-] months of Base Rate Revolving Loans in an aggregate principal amount of $[-].

3.           In connection herewith, the Borrower hereby certifies that no Default shall have occurred and be continuing on the date hereof, both before and after giving effect to any Loan to be made or Letter of Credit to be issued on or before any date for any proposed conversion or continuation set forth above.

8 Insert date of continuation or conversion.
9 Insert date of continuation or conversion.
10 Insert date of continuation or conversion.

Exhibit D to Credit Agreement - Form of Notice of Conversion or Continuation

Very truly yours,

CINEDIGM CORP.

By___________________________
Name:
Title:

Exhibit D to Credit Agreement - Form of Notice of Conversion or Continuation

Exhibit E – Form of Compliance Certificate

CERTIFICATE

This certificate is delivered pursuant to Section 6.1(d) of the Second Amended and Restated Credit Agreement, dated as of [______], 2015 (the “Loan Agreement”) among Cinedigm Corp. (the “Borrower”), certain Lenders party thereto, Société Générale, as Administrative Agent, and OneWest Bank, FSB, as Collateral Agent.  Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

The undersigned, being the __________________ of the Borrower and being authorized to issue this certificate, hereby certifies pursuant to Section 6.1(d) of the Credit Agreement that such Responsible Officer of the Borrower is familiar with the Credit Agreement and that, in accordance with each of the following sections of the Credit Agreement, each of the following is true on the date hereof:

(A)           In accordance with Section 6.1(d) of the Credit Agreement, Minimum Liquidity has been at all times, from and after the Second Amendment and Restatement Effective Date, at least $5,000,000, demonstrating compliance with the financial covenant contained in Section 5.1 of the Credit Agreement.

(B)           In accordance with Section 6.1(d) of the Credit Agreement, attached hereto as Annex I are the ratios for and calculations used to determine the [Consolidated Debt Service Coverage Ratio] 11  with respect to the trailing [-]-month period ending [-], 20[-]], demonstrating compliance with the financial covenant contained in Section 5.2 of the Credit Agreement.

(C)           In accordance with Section 6.1(d) of the Credit Agreement, attached hereto as Annex II are: (i) the most recently delivered Accounts Report, (ii) the most recently delivered Inventory Log; and (iii) the detailed calculations demonstrating compliance with the Revolving Borrowing Base.

(D)           [In accordance with Section 6.1(r) of the Credit Agreement, the amount of Consolidated Net Outstanding Content Advances for the two Fiscal Quarters most recently ended is $[-], and since the Initial Closing Date, the aggregate amount of Consolidated Net Outstanding Content Advances is $[-], and attached hereto as Annex III are the details computing such amounts.]12

(F)           In accordance with Section 6.1(d) of the Credit Agreement, no Default is continuing as of the date hereof[, except as provided for on Annex IV attached hereto, with respect to each of which the Borrower proposes to take the actions set forth on Annex VI]13.

11 Commencing with the Fiscal Quarter ended June 30, 2016.
12 To be included commencing with the Fiscal Quarter ended September 30, 2015 and in each Compliance Certificate delivered on each 6-month anniversary thereafter.
13 To insert only if a Default is continuing.

Exhibit E to Credit Agreement - Form of Compliance Certificate

IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed as of [-].

CINEDIGM CORP.

By___________________________
Name:
Title:

Exhibit E to Credit Agreement - Form of Compliance Certificate

Annex I to Compliance Certificate

[Cinedigm to set forth ratios and calculations for Consolidated Debt Service Coverage Ratio]

Exhibit E to Credit Agreement - Form of Compliance Certificate

Annex II to Compliance Certificate

[Cinedigm to attach the Accounts Report, Inventory Log and calculations for the  Revolving Borrowing Base]

Exhibit E to Credit Agreement - Form of Compliance Certificate

Annex III to Compliance Certificate

[Cinedigm to set forth report on Consolidated Net Outstanding Content Advances]

Exhibit E to Credit Agreement - Form of Compliance Certificate

Annex IV to Compliance Certificate

[Cinedigm to set forth details for proposed actions with respect to Default]

Exhibit E to Credit Agreement - Form of Compliance Certificate

Exhibit F – Form of Guaranty Agreement

[to be inserted]

Exhibt F to Credit Agreement  - Form of Guaranty Agreement

Exhibit G – Form of Tax Forms

TAX FORM

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement, dated as of [______], 2015 (as amended, modified and supplemented and in effect from time to time, the “Credit Agreement”), among Cinedigm Corp. (the “Borrower”), certain Lenders party thereto, Société Générale, as Administrative Agent, and OneWest Bank, FSB, as Collateral Agent.

Pursuant to the provisions of Section 2.18(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed as of [-].

[-]

By___________________________
     Name:
     Title:

Exhibit G to Credit Agreement - Form of Tax Forms

TAX FORM

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement, dated as of [______], 2015 (as amended, modified and supplemented and in effect from time to time, the “Credit Agreement”), among Cinedigm Corp. (the “Borrower”), certain Lenders party thereto, Société Générale, as Administrative Agent, and OneWest Bank, FSB, as Collateral Agent.

Pursuant to the provisions of Section 2.18(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed as of [-].

[-]

By___________________________
     Name:
     Title:

Exhibit G to Credit Agreement - Form of Tax Forms

TAX FORM

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement, dated as of [______], 2015 (as amended, modified and supplemented and in effect from time to time, the “Credit Agreement”), among Cinedigm Corp. (the “Borrower”), certain Lenders party thereto, Société Générale, as Administrative Agent, and OneWest Bank, FSB, as Collateral Agent.

Pursuant to the provisions of Section 2.18(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed as of [-].

[-]

By___________________________
     Name:
     Title:

Exhibit G to Credit Agreement - Form of Tax Forms

TAX FORM

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement, dated as of [______], 2015 (as amended, modified and supplemented and in effect from time to time, the “Credit Agreement”), among Cinedigm Corp. (the “Borrower”), certain Lenders party thereto, Société Générale, as Administrative Agent, and OneWest Bank, FSB, as Collateral Agent.

Pursuant to the provisions of Section 2.18(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)) [and such Letter(s) of Credit], (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned  shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed as of [-].

[-]

By___________________________
     Name:
     Title:

Exhibit G to Credit Agreement - Form of Tax Forms

Exhibit H – Form of Revolving Borrowing Base Certificate

CERTIFICATE

This certificate is delivered pursuant to Section 6.1(k) of the Second Amended and Restated Credit Agreement, dated as of [______], 2015 (the “Loan Agreement”) among Cinedigm Corp. (the “Borrower”), certain Lenders party thereto, Société Générale, as Administrative Agent, and OneWest Bank, FSB, as Collateral Agent.  Unless otherwise defined herein, terms defined in the Loan Agreement shall have the meaning set forth therein.

The undersigned, being the chief financial officer of the Borrower and being authorized to issue this certificate, hereby certifies that the following statements are true and correct:

(A)	Revolving Borrowing Base. As of the date hereof, the Revolving Borrowing Base is $[-], based on the product of 80% and the sum of:

(i)
$[-], constituting the aggregate amount of Eligible Receivables as of the date hereof as set forth on the most recently delivered Accounts Report delivered pursuant to Section 6.1(n) of the Credit Agreement and attached hereto as Annex I; plus

(ii)
$[-], constituting the aggregate amount of accrued Receivables meeting the criteria set forth in the definition of “Eligible Receivables” due from Netflix and Amazon within 120 days of the date hereof and not included on the Accounts Report; plus

(iii)
$[-], constituting 30% of the aggregate value of Eligible Inventory as of the date hereof as set forth on the most recently delivered Inventory Log delivered pursuant to Section 6.1(o) of the Credit Agreement and attached hereto as Annex II, but not more than $2,500,000 in any event; less

(iv)
$[-], constituting the reserve for mandatory payments on licensed content pursuant to the definition of Distributed and Licensed Content or Owned Library Content, including accrued royalties payable, participations and residuals payable, and financing corridors payable, calculating by multiplying (x) the Applicable Reserve Percentage14, (y) the percentage of the Group Members’

14 “Applicable Reserve Percentage” means (1) 35%, from March 31, 2015 to June 30, 2015 and (2) thereafter a percentage, determined by the Administrative Agent (which shall provide notice of such percentage to the Borrower) on a quarterly basis for the next succeeding

Exhibit H to Credit Agreement - Form of Revolving Borrowing Base Certificate

revenues represented by revenues received from Distributed and Licensed Content and Owned Library Content and (z) 75%; less

(v)
$[-], constituting the reserve for expected returns of entertainment content sales by the Loan Parties (other than any Loan Party that is a Foreign Subsidiary) equal to the Applicable Reserve Percentage of the amount shown as Eligible Receivables on the Accounts Report from sale of entertainment content at such date of determination.

(B)           Revolving Exposure.  As of the date hereof, the Revolving Exposure is $[-], such amount constituting the sum of $[-], the aggregate outstanding principal amount of the Revolving Loans, and $[-], the LC Exposure.

(C)           VMI Accounts.  The names of each account debtor and amounts owing for each VMI account are set forth in Annex III hereto.

(D)           Project Cash Flows. Pursuant to 6.1(l), (x) a ninety (90) day cash flow forecast as of the end of the immediately preceding month or (y) if minimum liquidity as set forth in clause (E) below is less than $10,000,000, a detailed statement of the Group Members’ projected cash flows for the next 13 weeks succeeding the date hereof, in each case, is attached as Annex IV hereto.

(E)           Actual Cash Flows. Pursuant to 6.1(l), a report setting forth actual cash flows for such calendar month and each of the two immediately preceding calendar months (in each case, to the extent a cash flow forecast has been delivered in respect of any such month), in each case, setting forth all the variances in excess of $500,000, on a line-item basis, from the amount set forth for such month in the cash flow forecast delivered, including explanations for all such variances, is attached as Annex V hereto.

(F)           Minimum Liquidity.  As of the date hereof, the amount of (x)  the Borrower’s unrestricted cash not subject to any Lien (other than the Liens granted pursuant to the Security Documents) on deposit in a demand deposit account with the Collateral Agent in the United States, plus (y) the difference between the Revolving Borrowing Base and the current utilizations of the Revolving Loan Commitments (counting as utilized amounts requested in any then-effective Notice of Borrowing or request of a Letter of Credit under Section 2.4(b) of the Credit Agreement) is equal to $[____]

Exhibit H to Credit Agreement - Form of Revolving Borrowing Base Certificate

IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed as of [-].

CINEDIGM CORP.

By___________________________
     Name:
     Title:

Fiscal Quarter that is supported by computations reasonably acceptable to the Lenders, equal to the quotient obtained by dividing (x) the average actual returns of entertainment content sales by (y) gross sales, in each case during the 12 months immediately preceding such computation.

Exhibit H to Credit Agreement - Form of Revolving Borrowing Base Certificate

Annex I to Borrowing Base Certificate

[Cinedigm to attach most recent Accounts Report]

Exhibit H to Credit Agreement - Form of Revolving Borrowing Base Certificate

Annex II to Borrowing Base Certificate

[Cinedigm to attach most recent Inventory Log]

Exhibit H to Credit Agreement - Form of Revolving Borrowing Base Certificate

Annex III to Borrowing Base Certificate

[Cinedigm to provide account debtor and amounts for each VMI account]

Exhibit H to Credit Agreement - Form of Revolving Borrowing Base Certificate

Annex IV to Borrowing Base Certificate

[Cinedigm to provide a  statement of the projected cash flows for the next 13 weeks]

Exhibit H to Credit Agreement - Form of Revolving Borrowing Base Certificate

Annex V to Borrowing Base Certificate

[Cinedigm to provide an actual cash flows report for the previous 3 months]

Exhibit H to Credit Agreement - Form of Revolving Borrowing Base Certificate

Exhibit I – Form of Request for Issuance, Amendment, Renewal or Extension

REQUEST FOR ISSUANCE

Pursuant to the Second Amended and Restated Credit Agreement, dated as of [______], 2015 (as the same may be amended, restated, supplemented or otherwise modified to the date hereof in accordance with its terms, the “Credit Agreement”; all capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement), by and among Cinedigm Corp., certain Lenders party thereto (“Lenders”), Société Générale, as Administrative, OneWest Bank, FSB, as Collateral Agent, and the other parties party thereto, this notice represents the Borrower’s request for the issuance of a Letter of Credit by the Issuing Bank as follows:

1.	Name of Borrower: CINEDIGM CORP.

2.	Issuing Bank:	[SOCIÉTÉ GÉNÉRALE] [__________________]15

3.	Date of issuance of Letter of Credit: ___________________

4.	Type of Letter of Credit:

[  ] a.             Commercial Letter of Credit
[  ] b.             Standby Letter of Credit

5.	Face amount of Letter of Credit: $_______________

6.	Expiration date of Letter of Credit: ___________________

7.	Name and address of beneficiary:

___________________________________________
___________________________________________
___________________________________________
_______________________________________

8.	Attached hereto is:

[  ]             the verbatim text of such proposed Letter of Credit.
[  ]             a description of the terms and conditions of such Letter of Credit, including a precise description of any documents to be

15 Insert name of Issuing Bank if not SG.

Exhibit I to Credit Agreement - Form of Request for Issuance

presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of such Letter of Credit, would require the Issuing Bank to make payment under such Letter of Credit.

The undersigned officer of Borrower (to the best of his or her knowledge and in his or her capacity as an officer, and not individually) on behalf of Borrower certifies that:

9.
The representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects (or, in the case of any such representations and warranties qualified as to materiality, in all respects) on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

10.	No Default shall have occurred and be continuing or would result from the issuance of the Letter of Credit contemplated hereby.

Very truly yours,

CINEDIGM CORP.

By___________________________
Name:
Title:

Exhibit I to Credit Agreement - Form of Request for Issuance

Exhibit J – Form of Blocked Account Control Agreement

[FORM OF BLOCKED ACCOUNT CONTROL AGREEMENT]

This Blocked Account Control Agreement (“Agreement”), dated as of ______, 20__, is made by and among CINEDIGM CORP., a Delaware corporation (the “Customer”), ONEWEST BANK, FSB, as Collateral Agent for the Secured Parties (in such capacity, the “Collateral Agent”) and SOCIÉTÉ GÉNÉRALE (the “Bank”).

RECITALS

A.    Pursuant to that certain Second Amended and Restated Credit Agreement, dated as April 29, 2015 (the “Credit Agreement”), among the Customer, the lenders thereunder from time to time (the “Lenders”), Société Générale, as Administrative Agent, and OneWest Bank, FSB, as Collateral Agent, the Lenders have agreed to extend certain senior secured credit facilities to the Customer upon the terms and subject to the conditions set forth therein.

B.   The Lenders’ obligations to extend the senior secured credit facilities to the Borrower under the Credit Agreement are subject to the terms of the Amended and Restated Security Agreement, dated as of April 29, 2015 (the “Security Agreement”), among the Customer, the other Loan Parties signatory thereto, certain Subsidiaries of the Customer that may become party thereto from time to time, and the Collateral Agent, which Security Agreement grants a Lien in, among other things, the deposit accounts set forth on Exhibit A attached hereto, which are maintained in the name of the Customer at the Bank (each such account and all collected funds at any time on deposit therein are collectively referred to herein as the “Deposit Accounts”).

C.   The parties desire to enter into this Agreement to perfect each Secured Party’s security interest in the Deposit Accounts and to describe the parties’ respective rights and duties with respect to the Deposit Accounts.

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.
SECTION 1.   Interpretation.  Capitalized terms not otherwise defined herein shall have the respective meanings given to those terms in the Credit Agreement or the Security Agreement, as applicable.  The rules of interpretation set forth in Article I of the Credit Agreement shall apply to this Agreement and are hereby incorporated mutatis mutandis. References in this Agreement to “Sections” are to sections herein unless otherwise indicated.

2.
SECTION 2.   Control of Deposit Accounts.  The Customer hereby grants control of each Deposit Account to the Collateral Agent, and the Bank hereby acknowledges the grant of control subject to the terms of this Agreement.  Each Deposit Account shall be titled in the Customer’s name and designated as a “Deposit Account” pledged pursuant to Section 2(c) of the Security Agreement.  The Customer shall not change the name or account number of any Deposit Account without the prior consent of each Secured Party.

3.	SECTION 3. Notice of Blockage; Notice to Direct Funds; Etc.

1
Exhibit J to Credit Agreement - Form of Blocked Account Control Agreement

a.
Except for those times that the Bank is in receipt of a notice from the Collateral Agent to block each Deposit Account (such notice, a “Notice of Blockage”) in substantially the form of Exhibit B and such Notice of Blockage is in full force and effect, it is intended that the Customer, in its discretion, may deposit funds in and withdraw funds from each Deposit Account, and, in the case of any withdrawal of funds from any Deposit Account, solely via a transfer of funds to the Concentration Account set forth in Exhibit D, and the Bank shall only permit withdrawal of funds from such Deposit Account via a transfer of funds to the Concentration Account based on the Customer’s instructions to the Bank.

b.
After the Bank’s receipt of a Notice of Blockage, the Customer will have no rights of withdrawal (but will have the right to deposit) with respect to each Deposit Account until the occurrence of any of the following:  (i) the Bank is in receipt of a notice executed by the Collateral Agent that all Notices of Blockage are withdrawn or rescinded (such notice, a “Rescission Notice”); (ii) the Bank is in receipt of a final order of a court of competent jurisdiction ordering the disposition of the collected funds in the Deposit Accounts to or at the direction of the Customer; or (iii) this Agreement is terminated as hereinafter provided.

c.
Within a reasonable time, but in any event no more than two Business Days after the Bank’s receipt of a notice executed by the Collateral Agent, in substantially the form of Exhibit C (such notice, a “Notice to Direct Funds”), instructing the Bank to direct the disposition of the collected funds in any Deposit Account, the Bank will comply with the Notice to Direct Funds (i) without further consent from or notice to the Customer, and (ii) without regard to any inconsistent or conflicting orders given to the Bank by the Customer, even if acting on the Notice to Direct Funds results in the dishonoring by the Bank of items presented for payment from the Deposit Accounts.

d.	[The Collateral Agent may only give a Notice of Blockage or a Notice to Direct Funds upon the occurrence and continuation of an Event of Default.]

e.
The Customer acknowledges and agrees that the Bank shall have no obligation to inquire or investigate as to whether any Loan Document or Secured Hedging Document gives the Collateral Agent the right to issue a Notice of Blockage or a Notice to Direct Funds.  The Customer further acknowledges and agrees that the Bank will not be liable to the Customer for complying with the direction of the Collateral Agent under a Notice of Blockage or a Notice to Direct Funds after the Bank’s receipt of such a Notice of Blockage or Notice to Direct Funds, even if the Customer notifies the Bank that the Collateral Agent was not justified in issuing a Notice of Blockage or a Notice to Direct Funds.

4.	SECTION 4. No Lien. No other pledge or control agreement is presently in effect for the benefit of any other creditor or party (except the Secured Parties) with respect to the Deposit Accounts.

2
Exhibit J to Credit Agreement - Form of Blocked Account Control Agreement

5.
SECTION 5.   Right of Set-off.  Nothing in this Agreement shall affect any right of setoff, deduction or other claim or charge by the Bank against the Deposit Accounts for customary fees and expenses chargeable by the Bank in respect of the Deposit Accounts.  The Bank is authorized to charge the Deposit Accounts for customary service charges and fees associated with the Deposit Accounts and to follow its usual procedures in the event the Deposit Accounts should be or become the subject of any writ, levy, order or other similar judicial or regulatory order or process.

6.
SECTION 6.            Notices.  In order for any Notice of Blockage, Notice to Direct Funds, Rescission Notice or any other notice to be binding, such notice must be in writing and shall be delivered by hand, mailed by United States registered or certified first class mail, postage prepaid and return receipt requested, or sent by overnight courier, addressed to the intended recipient at its address and to the attention of the person or persons set forth on the signature page hereto or to such other address for notices as the intended recipient shall last have furnished in writing to the other parties hereto.  Any such notice or communication shall be deemed to have been duly given or made and to have become effective at the time of the receipt thereof by the recipient.

7.
SECTION 7.            Applicability.  This Agreement shall apply only to each Deposit Account and any replacement thereof to which the Collateral Agent has given its prior consent and otherwise satisfied the provisions of Sections 3(a) and 3(b) with respect to notification to the Bank.  Except as otherwise provided in this Section 7, this Agreement shall not apply to any other accounts of the Customer now existing or hereafter created at the Bank.

8.
SECTION 8.            Bank’s Obligations.  Except with respect to the obligations and duties expressly provided in this Agreement, this Agreement shall not impose or create any obligations or duties upon the Bank that are greater than or in addition to the usual and customary obligations and duties, if any, of the Bank with respect to the Deposit Accounts or the Customer.  Except for this Agreement, the Bank shall have no obligation or duty whatsoever to interpret the terms of any Loan Document or Secured Hedging Document or to determine whether the Collateral Agent has the right to issue a Notice of Blockage or a Notice to Direct Funds.

9.	SECTION 9. Bank’s Liability.

a.
The Bank may act upon any instrument or other writing believed by it in good faith and upon reasonable investigation to be genuine and to have been signed or presented by a person purporting to be the Collateral Agent or the Customer (or any agent thereof).  The Bank shall have no liability in the event that at the time it receives and has an opportunity to act on a Notice of Blockage or a Notice to Direct Funds, the Customer has made withdrawals of collected funds in any Deposit Account so that the amount of collected funds in such Deposit Account is less than the amount of collected funds on the date hereof or is zero.  The Bank’s duties shall be determined only with reference to this Agreement and any applicable Requirement of Law, and the Bank shall not be charged with knowledge of, or any duties or responsibilities in connection with, any other document or agreement.  If in doubt as to its duties and responsibilities hereunder,

3
Exhibit J to Credit Agreement - Form of Blocked Account Control Agreement

the Bank may consult with counsel of its choice and shall be protected in any action taken or omitted to be taken in connection with the advice or opinion of such counsel, except if arising from the gross negligence or willful misconduct of the Bank (to the extent determined by a court of competent jurisdiction in a final and non-appealable judgment).

b.
The Bank shall not be liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by instructions, action, or omission of the Customer or the Collateral Agent.  The Bank will be excused from failing to act or delay in acting if (i) such failure or delay is caused by circumstances beyond the Bank’s control, including legal constraint, emergency conditions, action or inaction of government, civil or military authority, fire, strike, lockout or other labor dispute, war, riot, theft, flood, earthquake or other natural disaster, breakdown of public, private or common carrier communications or transmission facilities, equipment failure, or act, negligence or default of the Customer or the Collateral Agent or (ii) such failure or delay would result in the violation any applicable Requirement of Law.  In no event shall the Bank be liable for special, incidental, punitive or consequential damages, or lost profits or loss of business, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages and regardless of the form of action.

10.
SECTION 10.   Conflict of Terms.  The Customer hereby irrevocably authorizes and instructs the Bank to perform and comply with the terms of this Agreement and to the extent there is any conflict between this Agreement and the relevant account agreement that governs any Deposit Account, the provisions of this Agreement will control.

11.
SECTION 11.   Indemnification.  The Customer shall indemnify and hold harmless the Bank and its officers, directors, employees and agents from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including reasonable attorney’s fees) and liabilities of every nature and character arising out of or related to this Agreement or the transactions contemplated hereby or any act or omission by the Bank except for those arising from the Bank’s willful misconduct or gross negligence (to the extent determined by a court of competent jurisdiction in a final and non-appealable judgment).  The foregoing indemnifications shall survive any termination of this Agreement.

12.	SECTION 12. Amendments, Termination, Etc.

a.
Subject to Section 10.1 of the Credit Agreement, no amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement may in any event be effective unless signed by the Bank, the Customer and the Collateral Agent with the approval or upon the instructions of the required number of Lenders or the relevant affected Secured Hedging Counterparty, as applicable, and then only in the specific instance and for the specific purpose given and any such amendment, modification, supplement, extension,

4
Exhibit J to Credit Agreement - Form of Blocked Account Control Agreement

termination, waiver, approval or consent shall be binding upon the Bank, the Customer and the Collateral Agent.

b.
Notwithstanding the foregoing, the Customer may not terminate this Agreement.  The Collateral Agent may terminate this Agreement at any time upon notice to the Bank.    The Bank may terminate this Agreement upon notice within 10 Business Days to the Collateral Agent and the Customer.  In the event that the Bank does not receive instruction regarding the disposition of the collected funds in the Deposit Accounts within 20 Business Days from the date of the Bank’s notice of termination, the Bank shall transfer the collected funds to an account designated by the Collateral Agent.

c.	Upon the termination of this Agreement, the Bank may take such steps as the Customer may request to vest full ownership and control of the Deposit Accounts in the Customer.

13.
SECTION 13.   Counterparts.  This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.  Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

14.
SECTION 14.   Governing Law.  This Agreement shall be governed by, construed and enforced in accordance with, the internal law of the State of New York, except that matters concerning the validity and perfection of a security interest shall be governed by the UCC.

15.	SECTION 15. Complete Agreement. This Agreement constitutes the entire agreement of the parties and supersede all prior agreements and understandings relating to the subject matter hereof.

16.	SECTION 16. Jurisdiction.

a.
Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States for the Southern District of New York and, by execution and delivery of this Agreement, each party hereto hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

b.
Each party hereto hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the

5
Exhibit J to Credit Agreement - Form of Blocked Account Control Agreement

the United States with respect to or otherwise arising out of or in connection with this Agreement by any means permitted by applicable Requirements of Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of each party hereto specified in Exhibit E (and shall be effective when such mailing shall be effective, as provided therein). Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

c.
Nothing contained in this Section 16 shall affect the right to serve process in any other manner permitted by applicable Requirements of Law or the right of any party hereto to commence legal proceedings or otherwise proceed against any party hereto in any other jurisdiction.

17.
SECTION 17.   Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO, OR DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREUNDER OR RELATED HERETO (WHETHER FOUNDED IN CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO OTHER PARTY AND NO RELATED PERSON OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 17.

 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

6
Exhibit J to Credit Agreement - Form of Blocked Account Control Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CINEDIGM CORP.,
as Customer

By: ____________________________
Name: __________________________
Title: ___________________________

Signature Page to Blocked Account Control Agreement

Exhibit J to Credit Agreement - Form of Blocked Account Control Agreement

ONEWEST BANK, FSB,
as Collateral Agent

By: ____________________________
Name: __________________________
Title: ___________________________

Signature Page to Blocked Account Control Agreement

Exhibit J to Credit Agreement - Form of Blocked Account Control Agreement

ONEWEST BANK, N.A.,
as Bank

By: ____________________________
Name: __________________________
Title: ___________________________

Signature Page to Blocked Account Control Agreement

Exhibit J to Credit Agreement - Form of Blocked Account Control Agreement

EXHIBIT A

LIST OF DEPOSIT ACCOUNTS1

TYPE OF ACCOUNT	ACCOUNT NUMBER
1. [-]	[-]

1 Cinedigm to fill out.

Exhibit A to Blocked Account Control Agreement

Exhibit J to Credit Agreement - Form of Blocked Account Control Agreement

EXHIBIT B

FORM OF NOTICE OF BLOCKAGE

Date:

To:	[-]2

Re:           [-]3

Ladies and Gentlemen:

Reference is made to the Blocked Account Control Agreement, dated as of ______, 20__ (the “Agreement”), among Cinedigm Corp., OneWest Bank, FSB, and you regarding the above-captioned account[s] (the “Deposit Account[s]”).

In accordance with Section 3(a) of the Agreement, please be advised that the Customer shall have no rights of withdrawal (but will have the right to deposit) with respect to the Deposit Account[s].

Sincerely,

ONEWEST BANK, FSB,

As Collateral Agent

By: ____________________________
Name: __________________________
Title: ___________________________

2 Insert Bank’s relevant notice information.
3 Insert relevant Deposit Account Number.

Exhibit B to Blocked Account Control Agreement

Exhibit J to Credit Agreement - Form of Blocked Account Control Agreement

EXHIBIT C

FORM OF NOTICE TO DIRECT FUNDS

Date;

To:	[-]4

Re:           [-]5

Ladies and Gentlemen:

Reference is made to the Blocked Account Control Agreement, dated as of ______, 20__ (the “Agreement”), among Cinedigm Corp., OneWest Bank, FSB, and you regarding the above-captioned account[s] (the “Deposit Account[s]”).

In accordance with Section 3(c) of the Agreement, we hereby instruct you to transfer all collected funds in the Deposit Account[s] as instructed below:

To:	Bank Name: Location: ABA Routing Number: Credit Account Number: Reference Information:

Sincerely,

ONEWEST BANK, FSB,

As Collateral Agent

By: ____________________________
Name: __________________________
Title: ___________________________

4 Insert Bank’s relevant notice information.
5 Insert relevant Deposit Account Number.

Exhibit C to Blocked Account Control Agreement

Exhibit J to Credit Agreement - Form of Blocked Account Control Agreement

EXHIBIT D

CONCENTRATION ACCOUNT

[-]6

6 Details to be added.

Exhibit D to Blocked Account Control Agreement

Exhibit J to Credit Agreement - Form of Blocked Account Control Agreement

EXHIBIT E

NOTICES

If to the Bank:

OneWest Bank, N.A.
888 E. Walnut St.
Pasadena, CA 91101
Attention: Olga Fomina
Tel: 626 – 535 – 4878

If to the Collateral Agent:

OneWest Bank, FSB
888 E. Walnut St.
Pasadena, CA 91101
Attention: Olga Fomina
Tel: 626 – 535 – 4878
Email: OWB-BBG-NoteDepartment@owb.com

If to the Customer:

Cinedigm Corp.
902 Broadway, 9th Floor
New York, NY 10010.
Attention: Adam M. Mizel
Email: amizel@cinedigm.com

Exhibit E to Blocked Account Control Agreement

Exhibit J to Credit Agreement - Form of Blocked Account Control Agreement

Exhibit K – Form of Lockbox Control Agreement

[FORM OF LOCKBOX ACCOUNTS CONTROL AGREEMENT]

This Lockbox Accounts Control Agreement (“Agreement”), dated as of ______, 20__, is made by and among CINEDIGM CORP., a Delaware corporation (the “Customer”), OneWest Bank, FSB, as Collateral Agent, for the Secured Parties (in such capacity, the “Collateral Agent”) and OneWest Bank, N.A. (in such capacity, the “Bank”).

RECITALS

A.           Pursuant to that certain Second Amended and Restated Credit Agreement, dated as April 29, 2015 (the “Credit Agreement”), among the Customer, the lenders thereunder from time to time (the “Lenders”), and Société Générale, as Administrative Agent and OneWest Bank, FSB, as Collateral Agent, the Lenders have agreed to extend certain senior secured credit facilities to the Customer upon the terms and subject to the conditions set forth therein.

B.           The Customer, as [-], has also entered into the [agreement] dated as of [-], [-] (as the same may be amended, restated, supplemented or otherwise modified, renewed or replaced from time to time, the “[-]”), by and between the Customer and [-], as [-], pursuant to which [-].

C.           The Lenders’ obligations to extend the senior secured credit facilities to the Borrower under the Credit Agreement are subject to the terms of the Amended and Restated Security Agreement, dated as of April 29, 2015 (the “Security Agreement”), among the Customer, the other Loan Parties signatory thereto, certain Subsidiaries of the Customer that may become party thereto from time to time, and the Collateral Agent, which Security Agreement grants a Lien in, among other things, the lock box accounts set forth on Exhibit A attached hereto, which are maintained in the name of the Customer at the Bank (each such account and all collected funds at any time on deposit therein are collectively referred to herein as the “Deposit Accounts”).

D.           The parties desire to enter into this Agreement to perfect each Secured Party’s security interest in the Deposit Accounts and to describe the parties’ respective rights and duties with respect to the Deposit Accounts.

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	SECTION 1.
Interpretation.  Unless otherwise defined herein, all other capitalized terms used herein and defined in the Security Agreement shall have the respective meanings given to those terms in the Security Agreement.  The rules of interpretation set forth in Article I of the Credit Agreement shall apply to this Agreement and are hereby incorporated mutatis mutandis. References in this Agreement to “Sections” are to sections herein unless otherwise indicated.

2.	SECTION 2.
Control of Deposit Accounts.  The Customer hereby grants control of each Deposit Account to the Secured Parties and the Bank hereby acknowledges the grant of joint control subject to the terms of this Agreement.  Each Deposit Account shall be titled in the Customer’s name and designated as a “Deposit Account” pledged pursuant to

1
Exhibit K to Credit Agreement - Form of Lockbox Accounts Control Agreement

Section 2(c) of the Security Agreement. The Customer shall not change the name or account number of any Deposit Account without the prior consent of each Secured Party.

3.	SECTION 3.	Notice of Blockage; Notice to Direct Funds; Etc.

a.
Except for those times that the Bank is in receipt of a notice from the Collateral Agent to block each Deposit Account (such notice, a “Notice of Blockage”) in substantially the form of Exhibit B and such Notice of Blockage is in full force and effect, it is intended that the Customer, in its discretion, may deposit funds in and withdraw funds from each Deposit Account, and, in the case of any withdrawal of funds from any Deposit Account, solely via a transfer of funds to the Concentration Account set forth in Exhibit D, and the Bank shall only permit withdrawal of funds from such Deposit Account via a transfer of funds to the Concentration Account based on the Customer’s instructions to the Bank.

b.
After the Bank’s receipt of a Notice of Blockage, the Customer will have no rights of withdrawal (but will have the right to deposit) with respect to each Deposit Account until the occurrence of any of the following:  (i) the Bank is in receipt of a notice executed by the Collateral Agent that all Notices of Blockage are withdrawn or rescinded (such notice, a “Rescission Notice”); (ii) the Bank is in receipt of a final order of a court of competent jurisdiction ordering the disposition of the collected funds in the Deposit Accounts to or at the direction of the Customer; or (iii) this Agreement is terminated as hereinafter provided.

c.
Within a reasonable time, but in any event no more than two Business Days after the Bank’s receipt of a notice executed by the Collateral Agent, in substantially the form of Exhibit C (such notice, a “Notice to Direct Funds”), instructing the Bank to direct the disposition of the collected funds in any Deposit Account, the Bank will comply with the Notice to Direct Funds (i) without further consent from or notice to the Customer, and (ii) without regard to any inconsistent or conflicting orders given to the Bank by the Customer, even if acting on the Notice to Direct Funds results in the dishonoring by the Bank of items presented for payment from the Deposit Accounts.

d.
The Customer acknowledges and agrees that the Bank shall have no obligation to inquire or investigate as to whether any Loan Document or Secured Hedging Document gives the Collateral Agent the right to issue a Notice of Blockage or a Notice to Direct Funds.  The Customer further acknowledges and agrees that the Bank will not be liable to the Customer for complying with the direction of the Collateral Agent under a Notice of Blockage or a Notice to Direct Funds after the Bank’s receipt of such a Notice of Blockage or Notice to Direct Funds, even if the Customer notifies the Bank that the Collateral Agent was not justified in issuing a Notice of Blockage or a Notice to Direct Funds.

4.	SECTION 4.	No Lien. No other pledge or control agreement is presently in effect for the benefit of any other creditor or party (except the Secured Parties) with respect to the Deposit Accounts.

2
Exhibit K to Credit Agreement - Form of Lockbox Accounts Control Agreement

5.	SECTION 5.
Right of Set-off.  Nothing in this Agreement shall affect any right of setoff, deduction or other claim or charge by the Bank against the Deposit Accounts for customary fees and expenses chargeable by the Bank in respect of the Deposit Accounts.  The Bank is authorized to charge the Deposit Accounts for customary service charges and fees associated with the Deposit Accounts and to follow its usual procedures in the event the Deposit Accounts should be or become the subject of any writ, levy, order or other similar judicial or regulatory order or process.

6.	SECTION 6.
Notices.  Except as otherwise specified herein, all notices, requests, demands, consents, instructions or other communications to or upon any party to this Agreement shall be given as provided in Section 10.11 of the Credit Agreement.

7.	SECTION 7.
Applicability.  This Agreement shall apply only to each Deposit Account and any replacement thereof to which the Collateral Agent has given its prior consent and otherwise satisfied the provisions of Sections 3(a) and 3(b) with respect to notification to the Bank.  Except as otherwise provided in this Section 7, this Agreement shall not apply to any other accounts of the Customer now existing or hereafter created at the Bank.

8.	SECTION 8.
Bank’s Obligations.  Except with respect to the obligations and duties expressly provided in this Agreement, this Agreement shall not impose or create any obligations or duties upon the Bank that are greater than or in addition to the usual and customary obligations and duties, if any, of the Bank with respect to the Deposit Accounts or the Customer.  Except for this Agreement, the Bank shall have no obligation or duty whatsoever to interpret the terms of any Loan Document or Secured Hedging Document or to determine whether either Secured Party has the right to issue a Notice of Blockage or both Secured Parties have the right to issue a Notice to Direct Funds.

9.	SECTION 9.	Bank’s Liability.

a.
The Bank may act upon any instrument or other writing believed by it in good faith and upon reasonable investigation to be genuine and to have been signed or presented by a person purporting to be the Collateral Agent, a Secured Party or the Customer (or any agent thereof).  The Bank shall have no liability in the event that at the time it receives and has an opportunity to act on a Notice of Blockage or a Notice to Direct Funds, the Customer has made withdrawals of collected funds in any Deposit Account so that the amount of collected funds in such Deposit Account is less than the amount of collected funds on the date hereof or is zero.  The Bank’s duties shall be determined only with reference to this Agreement and any applicable Requirement of Law, and the Bank shall not be charged with knowledge of, or any duties or responsibilities in connection with, any other document or agreement.  If in doubt as to its duties and responsibilities hereunder, the Bank may consult with counsel of its choice and shall be protected in any action taken or omitted to be taken in connection with the advice or opinion of such counsel, except if arising from the gross negligence or willful misconduct of the Bank (to the extent determined by a court of competent jurisdiction in a final and non-appealable judgment).

3
Exhibit K to Credit Agreement - Form of Lockbox Accounts Control Agreement

b.
The Bank shall not be liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by instructions, action, or omission of the Customer, the Collateral Agent or any Secured Party.  The Bank will be excused from failing to act or delay in acting if (i) such failure or delay is caused by circumstances beyond the Bank’s control, including but not limited to legal constraint, emergency conditions, action or inaction of government, civil or military authority, fire, strike, lockout or other labor dispute, war, riot, theft, flood, earthquake or other natural disaster, breakdown of public, private or common carrier communications or transmission facilities, equipment failure, or act, negligence or default of the Customer, the Collateral Agent or any Secured Party or (ii) such failure or delay would result in the violation any applicable Requirement of Law.  In no event shall the Bank be liable for special, incidental, punitive or consequential damages, or lost profits or loss of business, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages and regardless of the form of action.

10.
SECTION 10.   Conflict of Terms.  The Customer hereby irrevocably authorizes and instructs the Bank to perform and comply with the terms of this Agreement and to the extent there is any conflict between this Agreement and the relevant account agreement that governs any Deposit Account, the provisions of this Agreement will control.

11.
SECTION 11.   Indemnification.  The Customer shall indemnify and hold harmless the Bank and its officers, directors, employees and agents from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including reasonable attorney’s fees) and liabilities of every nature and character arising out of or related to this Agreement or the transactions contemplated hereby or any act or omission by the Bank except for those arising from the Bank’s willful misconduct or gross negligence (to the extent determined by a court of competent jurisdiction in a final and non-appealable judgment).  The foregoing indemnifications shall survive any termination of this Agreement.

12.	SECTION 12. Amendments, Termination, Etc.

a.
Subject to Section 10.1 of the Credit Agreement, no amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement applicable to the Customer and no approval or consent thereunder applicable to the Customer may in any event be effective unless signed by the Bank, the Customer and the Collateral Agent with the approval or upon the instructions of the required number of Lenders or the relevant affected Secured Hedging Counterparty, as applicable, and then only in the specific instance and for the specific purpose given and any such amendment, modification, supplement, extension, termination, waiver, approval or consent shall be binding upon the Bank, the Customer, the Collateral Agent and each Secured Party.

b.	Notwithstanding the foregoing, the Customer may not terminate this Agreement. The Secured Parties may terminate this Agreement at any time upon notice

4
Exhibit K to Credit Agreement - Form of Lockbox Accounts Control Agreement

executed by the Collateral Agent (on behalf of the Secured Parties) to the Bank. The Bank may terminate this Agreement upon notice within 10 Business Days to each Secured Party and the Customer. In the event that the Bank does not receive instruction regarding the disposition of the collected funds in the Deposit Accounts within 20 Business Days from the date of the Bank’s notice of termination, the Bank shall transfer the collected funds to an account designated by the Collateral Agent.

c.	Upon the termination of this Agreement, the Bank may take such steps as the Customer may request to vest full ownership and control of the Deposit Accounts in the Customer.

13.
SECTION 13.   Counterparts.  This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.  Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

14.
SECTION 14.   Governing Law.  This Agreement shall be governed by, construed and enforced in accordance with, the internal law of the State of New York, except that matters concerning the validity and perfection of a security interest shall be governed by the UCC.

15.	SECTION 15. Complete Agreement. This Agreement constitutes the entire agreement of the parties and supersede all prior agreements and understandings relating to the subject matter hereof.

16.	SECTION 16. Jurisdiction.

a.
Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States for the Southern District of New York and, by execution and delivery of this Agreement, each party hereto hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

b.
Each party hereto hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States with respect to or otherwise arising out of or in connection with this Agreement by any means permitted by applicable Requirements of Law, including by the mailing thereof (by registered or certified mail, postage prepaid)

5
Exhibit K to Credit Agreement - Form of Lockbox Accounts Control Agreement

to the address of each party hereto specified in Exhibit E (and shall be effective when such mailing shall be effective, as provided therein). Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

c.
Nothing contained in this Section 16 shall affect the right of the Agents, any Lender or any Loan Party to serve process in any other manner permitted by applicable Requirements of Law or the right of any party hereto to commence legal proceedings or otherwise proceed against any party hereto, any Loan Party or any of the Collateral in any other jurisdiction.

17.
SECTION 17.   Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO, OR DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREUNDER OR RELATED HERETO (WHETHER FOUNDED IN CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO OTHER PARTY AND NO RELATED PERSON OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 17.

 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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Exhibit K to Credit Agreement - Form of Lockbox Accounts Control Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CINEDIGM CORP.,
as Customer

By: ____________________________
Name: __________________________
Title: ___________________________

Signature Page to Lockbox Accounts Control Agreement

Exhibit K to Credit Agreement - Form of Lockbox Accounts Control Agreement

ONEWEST BANK, FSB
as Collateral Agent

By: ____________________________
Name: __________________________
Title: ___________________________

Signature Page to Lockbox Accounts Control Agreement

Exhibit K to Credit Agreement - Form of Lockbox Accounts Control Agreement

ONEWEST BANK, N.A.
as Bank

By: ____________________________
Name: __________________________
Title: ___________________________

Signature Page to Lockbox Accounts Control Agreement

Exhibit K to Credit Agreement - Form of Lockbox Accounts Control Agreement

EXHIBIT A

LIST OF DEPOSIT ACCOUNTS1

TYPE OF ACCOUNT	ACCOUNT NUMBER
1.[-] 2.[-]	[-] [-]

1 NTD: Cinedigm to supply account type and account numbers.

Exhibit A to Lockbox Accounts Control Agreement

Exhibit K to Credit Agreement - Form of Lockbox Accounts Control Agreement

EXHIBIT B

FORM OF NOTICE OF BLOCKAGE

Date:

To:	[-]2

Re:           [-]3

Ladies and Gentlemen:

Reference is made to the Lockbox Accounts Control Agreement, dated as of ______, 20__ (the “Agreement”), among Cinedigm Corp., OneWest Bank, FSB and you regarding the above-captioned lockbox account[s] (the “Deposit Account[s]”).

In accordance with Section 3(a) of the Agreement, please be advised that the Customer shall have no rights of withdrawal (but will have the right to deposit) with respect to the Deposit Account[s].

Sincerely,

ONEWEST BANK, FSB

By: ____________________________
Name: __________________________
Title: ___________________________

 2 NTD: Insert relevant notice information.
3 NTD: Insert relevant Deposit Account Number.

Exhibit B to Lockbox Accounts Control Agreement

Exhibit K to Credit Agreement - Form of Lockbox Accounts Control Agreement

EXHIBIT C

FORM OF NOTICE TO DIRECT FUNDS

Date;

To:	[-]4

Re:           [-]5

Ladies and Gentlemen:

Reference is made to the Lockbox Accounts Control Agreement, dated as of ______, 20__ (the “Agreement”), among Cinedigm Corp., OneWest Bank, FSB and you regarding the above-captioned lockbox account[s] (the “Deposit Account[s]”).

In accordance with Section 3(c) of the Agreement, we hereby instruct you to transfer all collected funds in the Deposit Account[s] as instructed below:

To:	Bank Name: Location: ABA Routing Number: Credit Account Number: Reference Information:

Sincerely,

ONEWEST BANK, FSB

By: ____________________________
Name: __________________________
Title: ___________________________

 4 NTD: Insert relevant notice information.
5 NTD: Insert relevant Deposit Account Number.

Exhibit C to Lockbox Accounts Control Agreement

Exhibit K to Credit Agreement - Form of Lockbox Accounts Control Agreement

EXHIBIT D

CONCENTRATION ACCOUNT

[-]6

 6 NTD: To be aligned with BACA.

Exhibit D to Lockbox Accounts Control Agreement

Exhibit K to Credit Agreement - Form of Lockbox Accounts Control Agreement

EXHIBIT E

NOTICES

If to the Bank:  [-]7

If to the Collateral Agent: [-]8

If to the Customer: [-]9

7 NTD: Insert relevant notice information.
8 NTD: To be aligned with Schedule II of the Credit Agreement.
9 NTD: To be aligned with Schedule II of the Credit Agreement.

Exhibit E to Lockbox Control Agreement

Exhibit K to Credit Agreement - Form of Lockbox Accounts Control Agreement

Exhibit L – Account Roll-Forward Computations

[pdf to be inserted]